SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement	[ ] Confidential, for Use of the
Commission only (as permitted
by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Under Rule 14a-12

Patriot National Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)           Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)           Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount Previously Paid:
(2)           Form, Schedule or Registration Statement No.:
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(4)           Date Filed:

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
(203) 324-7500

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on [___________ ___, 2010]

To the Shareholders of
Patriot National Bancorp, Inc.:

A Special Meeting of Shareholders of Patriot National Bancorp, Inc. (“Patriot” or the “Company”) will be held on [___________ ___, 2010], at 9:00 a.m. local time, at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, for the following purposes:

1.
To approve the amendments to Patriot’s Certificate of Incorporation to reduce the par value of a share of Company common stock from $2.00 per share to $0.01 per share and to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000 shares.

2.
To approve the Securities Purchase Agreement between Patriot, Patriot National Bank and PNBK Holdings LLC (“Holdings”) and the issuance and sale by Patriot of approximately 33,333,333 shares of Company common stock (as adjusted) to Holdings.

Shareholders of record at the close of business on [__________ ___, 2010] will be entitled to vote at the Special Meeting or at any adjournment of the Special Meeting.

Patriot's Board hopes that you will attend the meeting.  Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope.  Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors

Angelo De Caro Chairman and Chief Executive Officer

Stamford, Connecticut
________ ___, 2010

PATRIOT NATIONAL BANCORP, INC.

900 Bedford Street
Stamford, Connecticut 06901
(203) 324-7500
__________

PROXY STATEMENT

Patriot's Board of Directors is soliciting your proxy with the enclosed proxy card for use at a Special Meeting of Shareholders of Patriot National Bancorp, Inc. to be held on [___________ ___, 2010] at 9:00 a.m. at The Hyatt Regency, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870.  This proxy statement and accompanying proxy card are first being sent or given to shareholders on or about [_________], 2010.  Patriot National Bancorp, Inc. (“Patriot” or the “Company”) is the bank holding company of Patriot National Bank (the “Bank”).

        The Special Meeting has been called for the following purposes: (i) to approve the  amendments to Patriot’s Certificate of Incorporation to reduce the par value of a share of Company common stock from $2.00 per share to $0.01 per share and to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000 shares (Proposal 1) and (ii) to approve the Securities Purchase Agreement between Patriot, Patriot National Bank and PNBK Holdings, LLC and the issuance and sale to Holdings of approximately 33,333,333 shares of Company common stock (as adjusted) (collectively, the “issuance and sale to Holdings” or the “Holdings transaction”) (Proposal 2).

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

This Question and Answer Section is meant to facilitate the reader’s understanding of the proposals described in this proxy statement.  However, each reader should read the proxy statement in its entirety and this Section is not meant to provide full information on these topics.

Why am I receiving these materials?

Patriot has sent you these proxy materials because Patriot's Board of Directors is soliciting your proxy to vote at a special meeting of shareholders, including at any adjournments of the meeting.  You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

Who can vote at the Special Meeting?

You will be entitled to vote your shares of Company common stock at the Special Meeting if you were a shareholder of record at the close of business on [___________ __, 2010] (the “Record Date”).  As of the Record Date, 4,762,727 shares of common stock were outstanding and entitled to vote at the Special Meeting.

Each share of common stock outstanding as of the close of business on the Record Date, is entitled to one vote.  If you sign your proxy card with no further instructions, then proxies will be voted in favor of the proposals.

What am I voting on?

Patriot is asking you to approve (i) the amendments to Patriot’s Certificate of Incorporation to reduce the par value of a share of Company common stock from $2.00 per share to $0.01 per share and to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000 shares and (ii) the issuance and sale to Holdings of approximately 33,333,333 shares of Company common stock (as adjusted).

Why is Patriot proposing to issue additional shares of common stock?

Patriot and the Bank are in need of additional capital.  From 2008 through mid-2009, we had been actively engaged in soliciting interest from investors with the assistance of our advisors.  The Bank is subject to a formal agreement (the “OCC Agreement”) with its regulator, the Office of the Comptroller of the Currency (the “OCC”).  Among other things, the OCC Agreement requires the Bank to prepare and adhere to a capital plan and a profit plan.  This issuance and the capital raised by the issuance are expected to satisfy the OCC as to the adequacy of the Bank's capital.

Why is Patriot proposing to issue shares to Holdings?

On December 16, 2009, Patriot and Holdings entered into a securities purchase agreement (the “Securities Purchase Agreement”) providing for the sale and issuance by Patriot to Holdings and the purchase by Holdings of approximately 33,333,333 shares of Company common stock (as adjusted) at a price of $1.50 per share, subject to certain closing conditions, including the approval by Patriot’s shareholders and regulators.  The Holdings investment would infuse up to $50,000,000 of capital into Patriot.  Substantially all of the net proceeds of this issuance will be downstreamed from Patriot to the Bank as additional capital.

The Securities Purchase Agreement also provides for potential shareholder loan recovery dividends (“Shareholder Loan Recovery Dividends” or “SLRD”) that may be made to shareholders of Patriot as of certain record dates selected by Patriot (the “Eligible Shareholders”).  The SLRD is a vehicle to provide Eligible Shareholders with the benefit of a portion of the recoveries received by Patriot after June 30, 2009 with respect to the loans charged off on the Bank's books as of June 30, 2009.  See “PROPOSAL 2: APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON STOCK”.

Who is Holdings?

Holdings is a private investment company formed for the sole purpose of making this investment in Patriot.  The managing member of Holdings is PNBK Sponsor LLC, which in turn is controlled by Michael A. Carrazza.  For more information about Holdings and Mr. Carrazza, see “PROPOSAL 2: APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON STOCK - - Summary of Holdings Transaction - - Holdings”.

Why is Patriot proposing to amend its Certificate of Incorporation?

Patriot’s Certificate of Incorporation authorizes 61,000,000 shares, consisting of 60,000,000 shares of common stock, par value $2.00 per share, and 1,000,000 shares of serial preferred stock, without par value.  In connection with the proposed issuance to Holdings, Patriot has agreed to sell and Holdings has agreed to purchase approximately 33,333,333 shares of common stock (as adjusted) at a per share purchase price of $1.50.  A generally accepted principle in corporate law precludes the sale of common stock by a company for less than the stated par value of the stock. An amendment to reduce the stated par value of the Company’s common stock, is, therefore, necessary to proceed with the issuance to Holdings because the per share purchase price ($1.50) is below the stated par value per share of Company common stock ($2.00).  The reduction in par value will have no effect on the value of your Patriot shares.

Pursuant to the Securities Purchase Agreement, Holdings may, in its discretion, elect to increase or decrease the aggregate dollar amount of its investment in Patriot by increasing or decreasing the corresponding number of shares of Company common stock that Holdings will purchase, provided that Patriot will be "Well Capitalized" under applicable regulatory standards immediately following the closing of the Holdings transaction; provided further, however, in no event shall such adjustments result in Holdings owning more than 94.9% of the issued and outstanding shares of Patriot immediately following the consummation of the Holdings transaction.  In order to ensure that Patriot has a sufficient number of authorized shares to accommodate Holding’s right to increase its investment as well as to be able to issue shares under the proposed Shareholder Loan Recovery Dividend, an amendment to Patriot’s Certificate of Incorporation is necessary to increase the number of authorized shares of common stock.

What will be Holdings’ ownership interest in Patriot if the investment is consummated?

Pursuant to the Securities Purchase Agreement, it is anticipated that the Company will issue approximately 33,333,333 shares of Company common stock to Holdings.  Based on the current outstanding shares of common stock, Holdings would own approximately 87.5% of the total outstanding shares of Company common stock.  This ownership interest, however, may be increased or decreased, as described in this proxy statement.  Upon consummation of the closing, Holdings will have control in determining the outcome of any corporate transaction or other matter submitted to Patriot’s shareholders for approval, including the election of directors and approval of mergers, consolidations and the sale of all or substantially all of Patriot’s assets.  For more information on Holdings, see “PROPOSAL 2: APPROVAL OF ISSUANCE AND SALE TO

HOLDINGS OF PATRIOT COMMON STOCK - - Summary of Holdings Transaction - - Holdings.”

Why is Patriot seeking shareholder approval of the amendments to Patriot’s Certificate of Incorporation and the issuance and sale to Holdings in the proposals?

Amendments to Certificate of Incorporation

Under Connecticut law, shareholder approval is required for certain amendments to a Connecticut corporation’s certificate of incorporation.  The proposed amendments to reduce the stated par value of shares and to increase the number of authorized shares require shareholder approval.

Issuance and Sale to Holdings

Patriot’s shares are listed on the NASDAQ Global Market.  Issuances of Company common stock are subject to the NASDAQ Marketplace Rules.  Under NASDAQ Marketplace Rule 5635(d)(2), shareholder approval is required prior to Patriot's issuance of the shares of Company common stock because the aggregate number of shares being issued would exceed 20% of the total outstanding shares of common stock for less than the greater of book value or market value. Additionally, under NASDAQ Marketplace Rule 5635(b), shareholder approval is required prior to the issuance of the shares to Holdings because such issuance will result in a change of control of Patriot.   A change of control is generally deemed to have occurred, if after the issuance, the holder holds 20% or more of the issuer’s outstanding number of shares.  In the event Patriot does not receive shareholder approval, it reserves the right to apply to NASDAQ under the “financial viability exception” to the NASDAQ shareholder approval requirements requesting approval of the issuance described in this proxy statement by NASDAQ without shareholder approval.  Upon the issuance of approximately 33,333,333 shares of Company common stock to Holdings, and assuming no other issuances of shares of Company common stock and Holdings does not exercise its right to increase or decrease the aggregate number of shares purchased, based on the currently outstanding shares, Holdings would own approximately 87.5% of Patriot’s total outstanding shares.  See “PROPOSAL 2: APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON STOCK - Reasons for Soliciting Shareholder Approval”.

Why is Patriot’s Board of Directors recommending approval of the amendments to Patriot’s Certificate of Incorporation and the Holdings transaction?

The Board of Directors of Patriot considered many factors in developing its recommendations to the shareholders to vote in favor of the amendments to Patriot’s Certificate of Incorporation and the Holdings transaction, including the following:

•	The need to raise capital in the short term to satisfy the OCC and to allow for the Bank to operate with a level of capital that allows for reasonable growth.
•	The difficulties that Patriot and many other banks generally have experienced in accessing the capital markets.

•	The extensive due diligence conducted by Holdings and its early contacts with the OCC and the Federal Reserve Board ("FRB").
•	The results of prior extensive efforts by the Company and its advisors to identify either capital investors or merger partners on terms preferable to those offered by Holdings.
•
The terms of the Securities Purchase Agreement and other documents and agreements executed or to be executed in connection with the Holdings transaction and the consideration that would be payable to Patriot.

•	The potential benefits of the Shareholder Loan Recovery Dividends to shareholders of Patriot.
•	The consequences of failure to infuse sufficient additional capital into Patriot in a timely manner.

After considering these and other factors as discussed in more detail below, Patriot’s Board of Directors has concluded that the amendments to Patriot’s Certificate of Incorporation are necessary in order to proceed with the Holdings issuance and that the issuance and sale to Holdings of Company common stock is not only in the best interests of Patriot and its shareholders but also critical to the future of Patriot.  See “PROPOSAL 2: APPROVAL OF ISSUANCE AND SALE TO HOLDNGS OF PATRIOT COMMON STOCK - Patriot’s Board of Directors’ Recommendation”.  Accordingly, the Board of Directors recommends the approval of the proposals.

What happens if the amendments to Patriot’s Certificate of Incorporation and the Holdings transaction are approved?

If the amendments to Patriot’s Certificate of Incorporation are approved, the reduction in par value and the increase in the number of authorized shares will become effective upon the filing of an amendment to Patriot’s Certificate of Incorporation with the Secretary of State of the State of Connecticut.  If the amendments to Patriot’s Certificate of Incorporation and the Holdings transaction are approved and all other conditions to closing are satisfied or waived (e.g., consent of all applicable regulatory authorities), Patriot expects to close on the issuance and sale to Holdings on or around July 30, 2010 or as soon as practicable thereafter.

What happens if the amendments to Patriot’s Certificate of Incorporation are not approved?

If the proposal to approve the amendments to Patriot’s Certificate of Incorporation to reduce the par value of Company common stock and to increase the number of authorized shares is not approved, Patriot will not be able to complete the closing with Holdings.

What happens if the Holdings transaction is not approved?

If the Holdings transaction is not approved, Patriot will not be able to complete the closing with Holdings unless it seeks and obtains a "financial viability" determination by NASDAQ and Holdings waives the condition to closing that Patriot shareholders approve the Holdings transaction.  Patriot believes that Holdings would not elect to proceed with a purchase of Company common stock in an amount that would not require shareholder approval.  In the event Patriot shareholders do not approve the Holdings transaction at the Special Meeting, Holdings may elect to terminate the Securities Purchase Agreement and Patriot will be obligated to pay a termination fee (described in more detail below).  If Patriot is unable to raise significant capital in the near term without the Holdings investment, the Bank may fail to meet certain capital ratios required under applicable regulations and certain OCC benchmarks.  Patriot cannot predict with any certainty the consequences of such failure but such failure, and the Bank’s inability to raise capital from an alternative source, could potentially lead to the Bank being subject to additional enforcement proceedings, including, on a worst case basis, termination of the Bank’s federal deposit insurance and/or a closure of the Bank.   See “PROPOSAL 2: APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON STOCK - Consequences of Outcome of Shareholder Vote”.

Am I entitled to appraisal rights?

No.  Patriot’s shareholders do not have dissenters’ rights of appraisal with respect to the proposals to be considered at the Special Meeting under Connecticut law.

Did Patriot receive a fairness opinion in connection with the proposed issuance and sale?

Yes.  Patriot retained Ostrowski & Company, Inc. ("O&Co") in connection with a proposed capital raise and received a fairness opinion from O&Co in connection with the proposed issuance and sale.  See "PROPOSAL 2:  APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON STOCK  – Fairness Opinion & Analysis by Ostrowski & Company, Inc.”

How does Patriot’s Board of Directors recommend that I vote?

Patriot's Board recommends that you vote in favor of the proposals.  After careful consideration, Patriot’s Board of Directors has approved the proposed amendments to Patriot’s Certificate of Incorporation to reduce the stated par value of Company common stock and to increase the number of authorized shares of Company common stock and the Holdings transaction, and has determined that such actions are advisable and in the best interests of Patriot and its shareholders.

How can I find out the results of the voting at the meeting?

Preliminary voting results will be announced at the Special Meeting.  Final voting results will be published in a Form 8-K following the Special Meeting.

How do I vote?

You can vote your shares either by attending the Special Meeting and voting in person or by voting by proxy.  If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card.  The proxies named in the enclosed proxy card will vote your shares as you have instructed.

Even if you expect to attend the Special Meeting, please complete and mail your proxy card in order to assure representation of your shares.  If you attend the Special Meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

What is the quorum requirement?

A majority of the outstanding shares of common stock entitled to vote must be present at the Special Meeting, either in person or by proxy, to constitute a quorum.  Abstentions and broker non-votes received by Patriot will be counted for purposes of determining whether a quorum is present at the Special Meeting.  If a quorum is not present, the Special Meeting may be adjourned until a quorum is obtained.

How many votes are needed to approve the proposals?

The proposal to approve the amendments to Patriot’s Certificate of Incorporation to reduce the par value of a share of Company common stock from $2.00 per share to $0.01 per share and to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000 shares each must receive “For” votes from the holders of a majority of the total votes cast on the proposal by shares present either in person or by proxy at the Special Meeting.  Abstentions and broker-non votes will not be "cast" for these purposes and will have no effect on the outcome of these proposals.

The proposal to approve the Holdings transaction of shares of Company common stock also must receive “For” votes from the holders of a majority of the total votes cast on the proposal by shares present either in person or by proxy at the Special Meeting.  Abstentions and broker-non votes will not be "cast" for these purposes and will have no effect on the outcome of this proposal.

What are broker non-votes?

Broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine”.  Proposals 1 and 2 to be voted upon at the Special Meeting are considered to be “non-routine” matters.  Therefore, if your shares are held in street name, you must instruct your broker how you wish it to vote with respect to Proposals 1 and 2 or your vote will not be counted.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

Can I revoke my proxy?

Yes.  You may revoke the authority granted by your executed proxy card at any time before Patriot exercises it by notifying Patriot’s Corporate Secretary in writing (900 Bedford Street, Stamford, Connecticut 06901), by executing a new proxy card bearing a later date and delivering the new executed proxy card to Patriot’s Corporate Secretary, or by voting in person at the Special Meeting.

Who is paying for this proxy solicitation?

Patriot will bear all costs of soliciting proxies.  Patriot will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which Patriot will reimburse their out-of-pocket expenses.  In addition to solicitations by mail, Patriot's directors, officers and employees, without additional remuneration, may solicit proxies by telephone and/or personal interviews.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in  more than one name or in different accounts.  Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Who can help answer my questions?

If you would like additional copies of this document at no charge, of if you want to ask any questions about the proposals, you should contact:

Angelo De Caro, CEO or Charles F. Howell, President
Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, Connecticut 06901
(877) 356-2223

Will a representative of McGladrey & Pullen LLP, Patriot’s independent auditors be present at the Special Meeting?

A representative of McGladrey & Pullen, the Company’s independent auditors, is expected to be present at the Special Meeting and will respond to appropriate questions and have an opportunity to make a statement if he or she desires to do so.

PROPOSAL 1:

AMENDMENTS TO PATRIOT’S CERTIFICATE OF INCORPORATION TO REDUCE
THE PAR VALUE OF COMMON STOCK FROM $2.00 TO $0.01 AND TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Patriot’s Board of Directors approved, subject to shareholder approval, amendments to Section (a) of Article II of Patriot’s Certificate of Incorporation, as amended to date, reducing the par value of common stock from $2.00 per share to $0.01 per share and increasing the number of shares of common stock from 60,000,000 to 100,000,000 shares.  Patriot’s Board of Directors recommends that you consider and approve these proposed amendments.

Patriot’s Board of Directors considers the proposed amendments to be in the best interests of Patriot and its shareholders because it will allow for the issuance and sale to Holdings of shares of Company common stock and it will ensure that Patriot has a sufficient number of shares of Company common stock to consummate the issuance and sale to Holdings and be able to issue Shareholder Loan Recovery Dividends.  Patriot has agreed to issue and sell and Holdings has agreed to purchase shares of Company common stock at a per share purchase price of $1.50.  An amendment to reduce the stated par value of Company common stock is, therefore, necessary to proceed with the Holdings transaction because the per share purchase price ($1.50) is below the stated par value per share of Company common stock ($2.00).  Additionally, pursuant to the Securities Purchase Agreement, Holdings, may, in its discretion, elect to increase the aggregate dollar amount of its investment by increasing the corresponding number of Company common stock that Holdings will purchase, but in no event shall such adjustment result in Holdings owning more than 94.9% of the issued and outstanding shares of Patriot immediately following the consummation of the Holdings transaction (or 88,624,000 shares).  In order to ensure that Patriot has sufficient number of shares to accommodate this right and to be able to issue Shareholder Loan Recovery Dividends, an increase in the number of authorized Company common stock to 100,000,000 shares is necessary.

Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of stock.  Over time, the concept of par value has lost much of its significance.  Many companies that incorporate today use a nominal par value or have no par value.  The reduction in the par value of Company common stock will have no effect on the rights of holders of Company common stock except for the minimum amount per share Patriot may receive upon the issuance of authorized but unissued shares.  In addition, the reduction in par value will not have an effect on shareholders who receive Shareholder Loan Recovery Dividends.  See "PROPOSAL 2:  APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON STOCK – Shareholder Loan Recovery Dividends”.  The reduction in par value would not change the number of authorized shares of Company common stock.  The reduction in par value will not change the value of Patriot shares currently issued and outstanding.

Shareholder approval of the amendments will not assure that Patriot will be able to consummate the Holdings transaction; however, the approval of the amendments is necessary in order to proceed with the Holdings transaction.  Shareholder approval of the amendments will not cause Holdings to exercise its right to increase its ownership level but is necessary in order to ensure that Patriot has sufficient shares in such an event.

Patriot’s Certificate of Incorporation authorizes 61,000,000 shares, consisting of 60,000,000 shares of common stock, par value $2.00 per share, and 1,000,000 shares of serial preferred stock, without par value.  As of the Record Date, 4,762,727 shares of common stock were outstanding.  No shares of preferred stock have been issued.  Your shares do not carry preemptive rights to maintain your current ownership percentage by having the right to purchase additional stock if additional shares are issued later.  Therefore, as described in more detail below, the issuance and sale to Holdings of Company common stock will dilute the percentage ownership of existing shareholders and additional future issuances of common stock could further dilute the percentage ownership of existing shareholders.

The text of these proposed amendments to Patriot’s Certificate of Incorporation is set forth in Appendix A to this proxy statement.

If these amendments are approved, the reduction in par value and increase in the number of authorized shares will become effective upon the filing of an amendment to Patriot’s Certificate of Incorporation with the Secretary of State of the State of Connecticut.

Vote Required

The majority of votes cast must be cast “For” this proposal to approve the proposed amendments to Patriot’s Certificate of Incorporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 1.

PROPOSAL 2:

APPROVAL OF ISSUANCE AND SALE TO HOLDINGS OF PATRIOT COMMON
STOCK

Title and Amount of Securities to be Issued

If Patriot’s shareholders approve Proposals 1 and 2 and other conditions to closing are satisfied, Patriot will issue shares of Company common stock, par value $0.01 per share (assuming Proposal 1 is approved) to Holdings.  Shares of Company common stock do not have preemptive rights.

Pursuant to the Securities Purchase Agreement, it is anticipated that the Company will issue approximately 33,333,333 shares of Company common stock to Holdings.  This number, however, may be increased or decreased.  Pursuant to the Securities Purchase Agreement,

Holdings may, in its own discretion, elect to increase (subject to certain limitations) or decrease the aggregate dollar amount of its investment in Patriot by increasing or decreasing the corresponding number of shares of Company common stock that Holdings will purchase, provided that Patriot will be "Well Capitalized" under applicable regulatory standards immediately following the closing of the Holdings investment.  As of the date of this proxy statement, Holdings has not exercised this right.

Reasons for the Holdings transaction

In 2007, management and the Board began to explore raising capital by participating in the issuance of trust preferred securities through a pooled transaction in order to support the continued growth of the Company.  The trust preferred market became very weak due to increasing problems in the credit and capital markets in the second half of 2007.  As a result of these conditions, the Company did not proceed with a trust preferred transaction.

Beginning in the spring of 2008, the Board engaged in detailed and significant discussions regarding the effects, and possible further consequences to the Bank, resulting from the continued economic slowdown experienced throughout the country, in particular in the Bank’s market area of Fairfield County, Connecticut and the New York metropolitan area.  Beginning in 2007 and worsening through 2008 and 2009 and into 2010, the general economic conditions and specific business conditions in the United States deteriorated.   This has resulted in increases in loan delinquencies, problem assets and foreclosures and declines in the value and collateral associated with the Bank’s loans.  The Bank's difficulties resulted in a deteriorating capital position.  This was of concern to the Board and the OCC.

The Board and management pursued various paths to attempt to address the need to raise capital including capital-raising activities.  Various factors affected these alternate paths, including, the speed and level at which (1) the lower Fairfield County, Connecticut real estate market and metropolitan New York City economic environment was deteriorating; (2) the general banking market was deteriorating; and (3) Patriot’s loan portfolio was deteriorating as well as the composition of Patriot’s capital base.  Patriot suffered significant losses due to this general economic decline.  For example, during an unprecedented year of financial disruption and market volatility, the Company experienced a net loss of $23.9 million for the year ended December 31, 2009 compared to net loss of $7.1 million for the year ended December 31, 2008 and increased its provision for loan losses from $11.3 million for the year ended December 31, 2008 to $13.1 million for the year ended December 31, 2009.  Total assets decreased $47.0 million from $913.4 million at December 31, 2008 to $866.4 million at December 31, 2009.  Total loans decreased $143.4 million, or 18%, from $788.6 million at December 31, 2008 to $645.2 million at December 31, 2009.  During 2009 and continuing in 2010, Patriot has aggressively worked at lowering the risk profile within the portfolio.  During 2009, 251 loans totaling approximately $175.3 million were paid off.  Of the 251 loans, the Bank incurred losses on seven customers totaling approximately $2.9 million, or 1.59%, of the outstanding loan balance.

Various parties were approached in these capital raising efforts.  Two parties expressed an interest to merge with the Bank and conducted on-line due diligence reviews of Patriot,

however, they decided not to proceed.  One other party performed detailed due diligence but elected not to proceed.   Additionally, since the fall of 2008, Patriot and its advisors have been aggressively pursuing various strategic and capital alternatives, with over 25 potential investors approached.  During late 2008, Patriot entered into a term sheet with one potential investor who elected to postpone its investment pending the results of negotiations with additional potential investors.  This potential investor has since indicated that it does not wish to proceed with negotiations as the lead investor.  During the early summer of 2009, Patriot was actively engaged with two potential investors, including Holdings, with extensive due diligence being conducted by both parties.  The other investor chose not to continue discussions with Patriot.  In general, the potential partners expressed concern regarding the size of Patriot’s construction loan portfolio, the level of non-performing assets (NPAs) and the anticipated trajectory of its NPAs as well as the general economic and market decline experienced throughout the country and the Bank’s market area.

Holdings remained interested in pursuing the investment and Patriot and Holdings executed a letter of intent in July of 2009.  Following execution of the letter of intent and continuing into late September 2009, Holdings and Patriot entered into extensive negotiations and document drafting to memorialize Holdings' investment in Patriot.  Prior to signing a definitive agreement with Holdings, Patriot received an unsolicited offer from another investor for up to $50 million of additional capital in return for a significant, controlling interest in Patriot.  Patriot's Board of Directors determined that it should further analyze and evaluate the unsolicited offer.

Following these events, Holdings filed a complaint with the United States District Court of New York and a complaint in the State of Connecticut Superior Court – Stamford Judicial District alleging, among other things, that Patriot and Holdings had a binding and enforceable agreement for Holdings' investment in Patriot and that Patriot was in breach of the letter of intent, respectively.  Patriot vigorously defended against these actions and through settlement discussions Holdings again expressed its interest in Patriot for the same price as the offer that was extended in July.  In late November 2009, Holdings and Patriot resumed negotiations.  On December 4, 2009, Carrazza, Patriot and Holdings entered into a Standstill Agreement pursuant to which the parties agreed to stop, temporarily and subject to the terms of the Standstill Agreement the litigation commenced in the Connecticut Superior Court.  Pursuant to the Standstill Agreement, Patriot paid Carrazza $150,000 upon the execution of the Standstill Agreement, $250,000 upon execution of the Securities Purchase Agreement and $400,000 to be held in escrow pending the parties’ negotiations.  The Standstill Agreement was entered into as part of settlement discussions and in the event the Holdings transaction is consummated the monies paid over to Holdings as well as the money held in escrow will be considered pre-payments of transaction expenses by Patriot due Holdings.  On December 16, 2009, Patriot and Holdings executed the Securities Purchase Agreement.  As part of the execution of the Securities Purchase Agreement, the Holdings federal lawsuit was withdrawn with prejudice and the Holdings state court action is being held in abeyance.

The Bank is also subject to a formal agreement with the OCC entered into in February 2009 (the "OCC Agreement").  The OCC Agreement provides for, among other things, the enhancement of certain programs to reduce the Bank’s credit risk, commercial real estate loan concentration and level of criticized assets, along with the augmentation of a profit plan and a capital plan.  The Bank has been working aggressively to complete the action items identified in the OCC Agreement and has begun, and in some cases completed, implementation of certain of these programs and policies.  Patriot believes the completion of the Holdings transaction would constitute substantial progress in addressing the most significant concerns raised by the OCC, although the OCC has offered no assurance that the Holdings issuance and sale will be sufficient to address those concerns or that the OCC Agreement will be terminated.  The issuance and sale to Holdings is a critical component of Patriot’s compliance plan and Patriot needs shareholder approval to complete it.  If Patriot is unable to consummate the Holdings transaction, it will be substantially more likely to face negative regulatory consequences, as discussed in more detail below in “Consequences of Outcome of Shareholder Vote”.

The Board considered the Holdings’ offer and its other alternatives, including the results of its strategic plans discussed above and the likelihood of success related to additional efforts to raise capital or sell the Bank, the probability of success and timing in selling certain branches and loans, and the ability to work-out problem loans in its portfolio without raising additional capital and determined that the other options were not as viable as the Holdings transaction and that it is in the best interest of the shareholders and Patriot to proceed with the Holdings transaction.

Background of the Holdings Transaction

As discussed above, Patriot's Board of Directors considered various strategic and capital raising alternatives.  Holdings, as one of the possible capital investors, performed extensive due diligence and began discussions with management beginning in March of 2009 regarding a proposed investment.  Holdings offered to invest up to $50,000,000 in Patriot and to cause Patriot to issue Shareholder Loan Recovery Dividends to shareholders based on the value recovered from a pre-determined pool of charged-off loans to provide for 100% return to shareholders on the first $1,000,000 of loan recoveries and, thereafter, 50% return to shareholders up to $6,900,000 of loan recoveries.

The Proposed Transaction

The following discussion of the Holdings transaction is qualified by reference to the Securities Purchase Agreement, as amended by that certain First Amendment to Securities Purchase Agreement dated as of May 3, 2010.  A copy of the Securities Purchase Agreement was filed as an Exhibit to Form 8-K on December 17, 2009 and a copy of the First Amendment to the Securities Purchase Agreement was filed as an Exhibit to Form 8-K on May 4, 2010.  Shareholders may request a copy of the Securities Purchase Agreement and the First Amendment to Securities Purchase Agreement, without charge, by contacting Robert F. O’Connell, Senior Executive Vice President and Chief Financial Officer, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901, (877) 356-2223.

On December 16, 2009, the Company entered into the Securities Purchase Agreement with Holdings which contemplates the issuance and sale to Holdings of approximately 33,333,333 shares of Company common stock at a $1.50 per share, and a total purchase price of up to $50,000,000.  Pursuant to the Securities Purchase Agreement, Holdings may, in its own discretion, elect to increase (subject to certain limitations) or decrease the aggregate dollar amount of its investment in Patriot by increasing or decreasing the corresponding number of shares of Company common stock that Holdings will purchase, provided that Patriot will be considered "Well Capitalized" under applicable regulatory standards immediately following the closing of the Holdings investment. On May 3, 2010, the parties entered into a First Amendment to Securities Purchase Agreement to amend certain provisions of the Securities Purchase Agreement, including the outside closing date, as discussed in more detail below.  In connection with the Securities Purchase Agreement, other agreements including a registration rights agreement, will be executed in connection with the closing (collectively, the “Transaction Documents”).  Substantially all of the net proceeds of the issuance and sale to Holdings will be downstreamed from Patriot to the Bank as additional capital.

The aggregate number of shares that Patriot is requesting approval to issue under the Transaction Documents is approximately 33,333,333 shares of Company common stock, subject to upward or downward adjustment.  Assuming no other issuances of shares and Holdings does not exercise its right to increase or decrease the aggregate number of shares purchased, based on the currently outstanding shares of common stock, Holdings would own approximately 87.5% of the total outstanding shares of Company common stock.

Patriot's Board of Directors has unanimously approved the Holdings transaction and recommends that the Holdings transaction be presented to Patriot’s shareholders for approval in order to comply with the applicable shareholder approval requirements of the NASDAQ Marketplace Rules and the terms of the Securities Purchase Agreement.

Related Party Transactions

Pursuant to the Securities Purchase Agreement, Patriot has agreed to enter into a Management Agreement with PNBK Sponsor LLC, a Delaware limited liability company (the “Managing Member”) and sole managing member of Holdings pursuant to which the Managing Member will provide management and consulting services to Patriot.  Patriot and Holdings are currently negotiating the terms of this agreement and such agreement is subject to regulatory approval.  Additionally, pursuant to the Securities Purchase Agreement, Patriot has agreed to enter into a Registration Rights Agreement with Holdings.  The Registration Rights Agreement will provide for both demand and “piggy-back” registration rights for the shares being purchased by Holdings for a period of ten years.  Upon consummation of the closing, Patriot has also agreed to pay to Holdings all of its expenses incurred in connection with the Holdings transaction, including, without limitation, Holdings’ due diligence, legal, tax, consultant, and accounting expenses currently estimated to be ($1,150,000) (less any payments received pursuant to the Standstill Agreement described above), and a closing fee, payable to the Managing Member, equal to 3% of the aggregate purchase proceeds paid to Patriot ($1,500,000 based on the $50,000,000 investment).

Reasons for Soliciting Shareholder Approval

Pursuant to the Securities Purchase Agreement, shareholder approval of the Holdings transaction is a condition to closing the Holdings transaction. In addition, upon the issuance of approximately 33,333,333 shares of Company common stock, assuming no other issuances of shares and Holdings does not exercise its right to increase or decrease the aggregate number of shares purchased, based on the currently outstanding shares of common stock, Holdings would own approximately 87.5% of the total outstanding shares of Company common stock.  Under NASDAQ Marketplace Rule 5635, shareholder approval is required prior to the issuance of shares in certain circumstances.  Under NASDAQ Marketplace Rule 5365(d)(2), shareholder approval is required prior to Patriot's issuance of shares to Holdings because the aggregate number of shares being issued would exceed 20% of Patriot's total outstanding shares of common stock for less than the greater of book value or market value.  As discussed in more detail below, Patriot engaged Ostrowski & Company, Inc. (“O&Co”) to render a fairness opinion with respect to the proposed issuance and sale to Holdings.  A copy of that letter is attached as Exhibit A to this proxy statement.  Based on information available as of March 31, 2010, the book value of the common stock was equal to $6.94 per share and the market value was equal to $1.66 per share.  Consequently, the sale of Company common stock to Holdings at a purchase price of $1.50 per share is less than $6.94.  Additionally, under Marketplace Rule 5365(b), shareholder approval is required prior to Patriot's issuance of shares to Holdings because the number of shares being issued to Holdings will result in a change of control of Patriot.   Generally, a change of control is deemed to have occurred if after the issuance, the holder holds 20% or more of the outstanding shares of the issuer.   In the event Patriot does not receive shareholder approval, it reserves the right to apply to NASDAQ under the “financial viability exception” to the NASDAQ shareholder approval requirements requesting approval of the issuance and sale described in this proxy statement by NASDAQ without shareholder approval.

Expected Proceeds

The table below indicates the gross proceeds that are anticipated to be available to Patriot upon consummation of the Holdings transaction based on the purchase price of $50,000,000.  As of May 20, 2010, Holdings has supplied Patriot with subscription agreements pursuant to the Securities Purchase Agreement in excess of $45,000,000.  Holdings has advised Patriot that it is finalizing its capital raise efforts.  As mentioned above, Patriot has agreed to pay to Holdings all of its expenses incurred in the Holdings transaction, including due diligence, legal, tax, consultant, and accounting expenses (less any payments received pursuant to the Standstill Agreement described above), and a closing fee, payable to the Managing Member, equal to 3% of the aggregate purchase proceeds paid to Patriot.  Set forth below is an estimate of such fees.  In addition in connection with its capital raise efforts, Patriot engaged Sandler O’Neill & Partners, L.P. as a financial advisor.  It is anticipated that up to approximately $2,500,000 of the gross proceeds may be required to pay Sandler, O’Neill & Partners, L.P.’s fee incurred in connection with the Holdings transaction.

Gross Proceeds	$50,000,000
Transaction Expenses1	1,500,000
Financial Advisor Fee	up to 2,500,000
Closing Fee	1,500,000

Net Proceeds	$44,500,000

1 Equals the estimated total transaction expenses of Holdings and Patriot.  Pursuant to the Securities Purchase Agreement, Patriot agreed to pay to Holding its expenses incurred in connection with the transaction, currently estimated to be equal to $1,150,000 ($725,000 legal expenses; $400,000 due diligence expenses; $15,000 travel expenses; $10,000 miscellaneous);  $400,000 of such expenses have been paid pursuant to the Standstill Agreement and $400,000 of funds are being held in escrow under the Standstill Agreement and will be applied to pay such expenses at closing.

Summary of the Holdings Transaction

Transaction Documents

Securities Purchase Agreement

On December 16, 2009, Patriot and Holdings entered into the Securities Purchase Agreement pursuant to which Patriot agreed to issue and sell to Holdings and Holdings agreed to purchase approximately 33,333,333 shares of Company common stock (as adjusted) at a purchase price of $1.50 per share for a total purchase price of up to $50,000,000, subject to certain conditions to closing, including, the approval of Patriot’s shareholders of the issuance and sale to Holdings.  On May 3, 2010, Patriot and Holdings entered into a First Amendment to Securities Purchase Agreement pursuant to which the parties agreed to, among other things, extend the outside closing date of the transaction from May 31, 2010 to July 31, 2010, as the same may be further extended as discussed in more detail below (all references in this proxy statement to the Securities Purchase Agreement shall include the First Amendment).

The consummation of the Holdings transaction is subject to the fulfillment of a number of conditions, including:

•	Patriot obtaining the requisite shareholder approval of Proposals 1 and 2 at the Special Meeting;
•	Holdings obtaining the requisite regulatory approvals to consummate the Holdings transaction; and
•	Successful completion of Holdings’ capital raise.

The Securities Purchase Agreement contains a number of affirmative and negative covenants of the parties, including:

•
Subject to certain conditions and limitations, Patriot and the Bank agreed to an exclusivity provision.  In general, the exclusivity provision prevents Patriot and the Bank and their Representatives (as defined in the Securities Purchase Agreement) from taking actions that would be reasonably likely to result in a third party making an “Acquisition Proposal”.  Acquisition Proposal is broadly defined in the Securities Purchase Agreement to include such things as an inquiry, proposal or offer to purchase or acquire 10% of more of the total revenues, net income, assets or deposits of Patriot or the Bank, a merger, consolidation, business combination, or a direct or indirect acquisition of 5% or more of the voting power of Patriot.  Despite this exclusivity agreement, the Patriot Board of Directors may generally negotiate or have discussions with, or provide information to, a third party who makes an unsolicited, written bona fide acquisition proposal upon certain conditions set forth in the Securities Purchase Agreement such that such proposal is a “Superior Proposal” (as defined in the Securities Purchase Agreement).  Patriot and the Bank must immediately deliver the Superior Proposal to Holdings, which in turn, has a thirty (30) day period following such receipt to purchase or otherwise acquire from Patriot and the Bank the securities that are the subject of the Superior Proposal on the same terms and conditions stated in the Superior Proposal.

•
Holdings is required to deliver to Patriot copies of subscription agreements showing certain investment threshold levels as of certain dates.  As of May 20, 2010, Holdings has provided subscription agreements pursuant to the Securities Purchase Agreement to Patriot in excess of $45,000,000.

The Securities Purchase Agreement may be terminated by mutual consent of Holdings and Patriot at any time prior to the consummation of the Holdings transaction.  Additionally, subject to conditions and circumstances described in the Securities Purchase Agreement, either party may terminate the Securities Purchase Agreement if, among other things, any of the following occur:

•
the Holdings transaction has not been consummated by July 31, 2010; provided, that the outside closing date may be further extended upon certain conditions to as late as August 31, 2010, unless further extended by written mutual consent (the “Outside Closing Date”).  Holdings and Patriot have agreed that in the event the Closing is not consummated on or before such dates, as applicable, the Securities Purchase Agreement shall be automatically terminated and be of no further force or effect as of July 31, 2010 or August 31, 2010 or such Outside Closing Date, respectively, without further action by either party and regardless of whether any party is then in breach of the Securities Purchase Agreement, unless an extension is mutually consented to in writing by the parties.  The failure to consummate the Closing as described above and the automatic termination of the Securities Purchase Agreement on the Extension Date or Outside Closing Date, as set forth above, will constitute a mutual consent as if in writing by Holdings and Patriot to the termination of the Securities Purchase Agreement and the abandonment of the transaction, pursuant to Section 7(a)(1) of the Securities Purchase Agreement (termination by mutual written consent of the parties), effective July 31, 2010 or August 31, 2010 or such Outside Closing Date, as applicable and as set forth above;

•	Patriot shareholders do not approve the Holdings transaction at the Special Meeting;
•	a required regulatory approval is denied or an application for a required regulatory approval has been permanently withdrawn at the request of a governmental authority; or
•
there is a breach by the other party of any representation, warranty, covenant or agreement contained in the Securities Purchase Agreement, (other than a breach of Patriot’s exclusivity obligations (as set forth in more detail above)), which cannot be cured, or has not been cured, within 30 days after the giving of written notice to such party of such breach.

Subject to conditions and circumstances set forth in the Securities Purchase Agreement, Holdings may terminate the Securities Purchase Agreement if, among other things, any of the following occur:

•
if (A) either Patriot or the Bank shall have breached the exclusivity provisions of the Securities Purchase Agreement in any respect; (B) the Patriot Board of Directors shall have failed to recommend approval of the Holdings investment to its shareholders, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Holdings or (C) Patriot shall have breached its obligation under the Securities Purchase Agreement by failing to call, give notice of, convene and hold the Special Meeting;

•
(A) any material adverse change in the business, financial condition, results of operations, or prospects of Patriot and the Bank since December 16, 2009, whether or not such material adverse change constitutes a “Material Adverse Effect” (as defined in the Securities Purchase Agreement) or (B) any material claims (whether or not asserted in litigation) have been asserted against Patriot and the Bank as determined in the sole discretion of Holdings; or

•
if a tender offer or exchange offer for 25% or more of the outstanding shares of Patriot Common Stock is commenced (other than by Holdings), and the Patriot Board of Directors recommends that the shareholders of Patriot tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-business day period specified in Rule 14e-2(a) under the Securities Exchange Act of 1934.

If the Securities Purchase Agreement is terminated for certain enumerated reasons, Patriot has agreed to pay a termination fee to Holdings of at least $1,000,000 but no more than $3,500,000, including:

•	a termination fee of $1.0 million payable on the second business day following termination if Holdings terminates the Securities Purchase Agreement due to a material adverse change, Material Adverse Effect or material litigation (as described in more detail above);

•
a termination fee of $1.5 million payable on the second business day following termination if Holdings terminates the Securities Purchase Agreement (a) as a result of a breach by Patriot of any representation, warranty, covenant or agreement (other than its exclusivity obligations described above) that cannot be, or has not been cured, within 30 days written notice to Patriot or (b) failure of Patriot shareholders to approve the Holdings transaction;

•
a termination fee of up to $3.5 million dollars (such amount to be determined in accordance with the Securities Purchase Agreement) payable on the second business day following termination, if the Securities Purchase Agreement is terminated by Holdings because (a) Patriot is in breach of its exclusivity obligations under the Securities Purchase Agreement; (b) the Patriot Board failed to recommend approval of the Holdings transaction, withdrew, modified or changed such recommendation in a manner adverse to Holdings or (c) Patriot failed to call, give notice of, convene and hold the Special Meeting;

•
a termination fee of up to $3.5 million (as calculated in accordance with the Securities Purchase Agreement) if (a) the Securities Purchase Agreement is terminated by Holdings as a result of a breach by Patriot of any representation, warranty, covenant or agreement (other than its exclusivity obligations described above) that cannot be, or has not been cured, within 30 days written notice to Patriot; (b) the Securities Purchase Agreement is terminated by either party if the Holdings transaction has not been consummated by the Outside Closing Date and at such time Patriot has not held the Special Meeting; or (c) the Securities Purchase Agreement is terminated by either party if Patriot shareholders do not approve the Holdings transaction; and an Acquisition Proposal from a third party has been publicly announced or otherwise communicated to senior management or the Patriot Board before the termination date in clause (a) or (b) above or before the date of the shareholder vote at the Special Meeting in clause (c) above, then (1) if within 12 months after such termination Patriot enters into an agreement with respect to a “Control Transaction” (as defined in the Securities Purchase Agreement), then Patriot must pay 75% of such termination fee on the date of execution of such agreement and upon consummation of such Control Transaction, the remaining 25% of such termination fee and (2) if a Control Transaction is consummated otherwise than pursuant to an agreement with Patriot within 15 months after such termination, then Patriot is required to pay such termination fee on the date of such consummation of such Control Transaction.

Under no circumstances will Patriot be required to pay more than $3.5 million under the  above termination fee provisions of the Securities Purchase Agreement plus the amounts held in escrow under the Standstill Agreement.

Registration Rights Agreement

The Registration Rights Agreement between Holdings and Patriot will provide for both demand and “piggy-back” registration rights for the shares being purchased by Holdings for a period of ten years.

Management Agreement

Pursuant to the Securities Purchase Agreement, Patriot and the Managing Member will enter into a management and consulting agreement pursuant to which the Managing Member will provide management and consulting services to Patriot.  Patriot and Holdings are currently negotiating this agreement and such agreement is subject to regulatory approval.

Holdings

Pursuant to the Securities Purchase Agreement, Holdings has represented that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).  The shares proposed to be issued to Holdings will be issued pursuant to an exemption from registration under the Securities Act.   Holdings will be managed and controlled by PNBK Sponsor, LLC, a Delaware limited liability company (“Sponsor”), the Managing Member of which is Michael Carrazza.  Mr. Carrazza, 44, is founder and Chief Executive Officer of Solaia Capital Advisors LLC, an operationally oriented private investment company specializing in middle market transactions.  Mr. Carrazza has more than 15 years of operating and investing experience across broad industry sectors.  In 2004, he co-founded Bard Capital Group, LLC through which he originated and sponsored the buyouts of AmQuip Corporation in 2007, the third largest crane rental business in the US, and Blastrac, Global, Inc. and Holland Industriëlle Diamantwerken in 2005, both leading manufacturers of portable surface preparation equipment.  Mr. Carrazza maintains active oversight of AmQuip and serves as a director.  From 2001 until 2003, he was a principal at The GlenRock Group, a middle market private equity firm.  While at GlenRock, he structured and financed the buyout of International Surface Preparation Group, Inc. (“ISPC”), a former U.S. Filter subsidiary known as The Wheelabrator Group, a leading global industrial manufacturing and distribution company.  Upon the acquisition of ISPC by an affiliate of Bard Capital in 2003, he became Vice President of ISPC, where he assisted in the company's financings, restructuring and subsequent sale in 2006.  Between 1997 and 2001, Mr. Carrazza worked as an executive to Mitchell Madison Group restructuring the firm’s balance sheet and assisting in the company’s sale. Prior, he spent several years at Goldman, Sachs & Co., providing systems design, automation and process strategies across the firm’s Investment Banking, Treasury, Operations and Finance Divisions.  Mr. Carrazza earned his MBA in Finance from The Stern School of Business at New York University and his B.S. in Electrical Engineering from The Pennsylvania State University.

Upon consummation of the Holdings transaction, Holdings will have control in determining the outcome of any corporate transaction or other matter submitted to Patriot's shareholders for approval, including the election of directors and approval of mergers, consolidations and the sale of all or substantially all of Patriot’s assets.

Both Holdings and Sponsor have applied to become bank holding companies.  Investors in Holdings will be restricted to levels whereby no investor, either individually or acting in concert with others, will invest in an amount that would cause such investors to be deemed in control of Patriot or the Bank.

Additionally, pursuant to the Securities Purchase Agreement, as of the closing of the Holdings transaction and if requested by Holdings, it is anticipated that all members of the Board of Directors of Patriot will resign from the Patriot Board.  Further, pursuant to the Securities Purchase Agreement, as of the closing of the Holdings transaction and if requested by Holdings, Patriot’s management team will resign but that the Bank’s senior management team will remain, with the exception of Charles F. Howell. It is anticipated that Mr. Howell will retire as President and Vice Chairman of Patriot and as President and Chief Executive Officer of the Bank upon the closing of the transaction.  Holdings has requested that Mr. Howell remain with the Bank as a consultant and senior advisor upon the closing of the Holdings transaction and Mr. Howell’s retirement as an officer and director of Patriot and the Bank. Holdings and Mr. Howell have agreed to negotiate a consulting contract in good faith.

Shareholder Loan Recovery Dividends

Pursuant to the Securities Purchase Agreement, subject to the receipt of any applicable approvals, consents, waivers and/or non-objections from the governmental authorities deemed necessary by the Patriot Board of Directors, Patriot may issue Shareholder Loan Recovery Dividends or the SLRD.  The SLRD may be issued to shareholders of Patriot (excluding Holdings) as of certain record dates established by Patriot's Board of Directors in connection with the declaration and payment of each Special Dividend (the "Eligible Shareholders").  There is no guarantee that Patriot will receive all necessary approvals in order to implement the SLRD program.  The SLRD is a vehicle to provide Eligible Shareholders with the value of recoveries received by Patriot after June 30, 2009 with respect to the charge-off of active loans that were on the Bank’s books as of June 30, 2009.  The value of these recoveries will be distributed to Eligible Shareholders, excluding Holdings, as follows:

1.	100% of the first $1,000,000 of loan recoveries; and

2.	thereafter, 50% of the loan recoveries, up to an aggregate maximum of $6,900,000 of loan recoveries.

The SLRD, if any, will be payable in shares of Company common stock valued at the greater of (a) 75% of Patriot’s book value calculated on the last day of the quarter in which the recovery was realized, or (b) $1.50 per share.  Distributions, if any, will be made at the end of each fiscal quarter, beginning with the first fiscal quarter end following the closing date.  The SLRD, if any, will be payable with regard to recoveries that are realized through June 30, 2011.

Shareholder Dilution

Voting Dilution.

If Proposal 2 is approved and the issuance and sale to Holdings is consummated, existing shareholders of Patriot will experience significant voting dilution of their investment.  Assuming Holdings purchases 33,333,333 shares of Company common stock (and Holdings does not exercise its right to increase the number of shares purchased) and no other shares are issued, based on the amount of currently outstanding shares, Holdings would own approximately 87.5% of Patriot's total outstanding shares.  As a result, existing shareholders will own a much smaller percentage of Patriot’s outstanding common stock than they do now.  Holdings will have control in determining the outcome of any corporate transaction or other matter submitted to Patriot's shareholders for approval, including the election of directors and approval of mergers, consolidations and the sale of all or substantially all of Patriot’s assets.

Financial Dilution.

As of March 31, 2010, Patriot’s net tangible book value totaled approximately $33.0 million, or $6.93 per share.  Net tangible book value per share represents the amount of Patriot’s total tangible assets less total liabilities divided by the number of shares outstanding.  After giving effect to the sale of 33,333,333 shares of Company common stock at the per share price of $1.50 per share the net tangible book value would be approximately $83.0 million, or $2.18 per share.  This represents dilution of $4.75 per share to existing shareholders.  In the event Holdings exercises its right to increase its investment, the dilution to existing shareholders will be increased.  “Dilution” means the difference between the net tangible book value (i) before this proposed issuance and sale to Holdings and (ii) after giving effect to this proposed issuance and sale to Holdings.

The following table illustrates this per share dilution:

Net tangible book value per share at March 31, 2010	6.93
Less pro forma, net tangible book value per share after the issuance to Holdings	2.18

Dilution per share to Existing Shareholders	4.75

The ownership dilution experienced by shareholders may be mitigated by the SLRD, described above in this Proposal 2 under “SLRD”, pursuant to which existing shareholders who are shareholders as of the record dates under the SLRD program may receive additional shares of Company common stock.

Consequences of Outcome of Shareholder Vote

If the issuance and sale to Holdings is approved and all other conditions to closing are satisfied or waived (e.g., consent of all applicable regulatory authorities), Patriot expects to close on the issuance and sale to Holdings on or around July 30, 2010 or as soon thereafter as practicable.

If the Holdings transaction is not approved, Patriot will not be able to complete the closing with Holdings.  Patriot believes that Holdings would elect not to proceed with a purchase of Company common stock in an amount that would not require shareholder approval under the NASDAQ Marketplace Rules.  Moreover, if Patriot is unable to raise the level of capital contemplated by the Holdings' investment in the near term without the Holdings investment, the Bank may fail to meet certain capital levels required under applicable regulations.  Patriot cannot predict with any certainty the consequences of such failure but such failure, and the Bank’s ability to raise capital from an alternative source, could potentially lead to the Bank being subject to additional enforcement actions, including, on a worst case basis, termination of the Bank’s federal deposit insurance and/or a closure of the Bank.  The terms of any such public supervisory or regulatory action could have a material negative effect on Patriot’s business and financial condition and the value of Company common stock.

Fairness Opinion and Analysis of Ostrowski & Company, Inc.

Ostrowski & Company, Inc. (O&Co) was retained by Patriot as its financial advisor on August 4, 2009 in connection with a proposed secondary offering of shares of common stock.  Pursuant to the terms of its engagement, O&Co agreed to provide advice and assistance to Patriot in connection with the proposed offering. As part of the services provided, Patriot's Board of Directors requested O&Co's opinion as to the fairness, from a financial point of view, of the offering. O&Co was not requested to, and did not initiate any discussions with, or solicit indications of interest from third parties with respect to the offering or any alternatives to the offering.

Patriot selected O&Co as its financial advisor based upon O&Co's in-depth knowledge of the banking and financial service industry and the qualifications, experience and reputation of its personnel in the financial services and investment communities, as well as its experience in the valuation of bank and thrift institutions and their securities in connection with equity offerings and other corporate transactions.

The full text of O&Co's fairness opinion dated December 16, 2009 is attached as Exhibit A to this proxy statement and is incorporated into this document by reference.  The description of the fairness opinion in this section is qualified in its entirety by reference to Exhibit A.  Holders of Company common stock are urged to read the opinion in its entirety.  The opinion describes the procedures followed, assumptions made, matters considered and qualifications of the review undertaken by O&Co in connection with the opinion.  O&Co's opinion is directed solely to the fairness, from a financial point of view, of the offering and does not constitute any recommendation to Patriot's Board of Directors or the holders of Company common stock with respect to any vote at the Special Meeting.

In order to determine the fairness of the offering from a financial point of view, O&Co, in connection with rendering its opinion, reviewed and relied upon, among other things: (i) the Securities Purchase Agreement; (ii) certain publicly available financial statements and other historical financial information of the Company and the Bank that were deemed relevant; (iii) internal financial projections for the Company and the Bank for the years ending December 31, 2009 through 2010 prepared by and reviewed with management; (iv) the pro forma financial impact of the offering on the outstanding shares common stock of the Company; (v) the publicly reported historical price and trading activity for the Company’s common stock, including a comparison of certain financial and stock market information for the Company with similar publicly available information for certain other companies the securities of which are publicly traded; (vi) the financial terms of certain capital offerings in the banking industry, to the extent publicly available; (vii) reports and analyses prepared by advisors retained by the Company to seek a merger, acquisition or additional capital; (viii) agreements entered into by the Company and the Bank with regulatory authorities pertaining to, among other things, capital, asset quality, management, earnings, liquidity and market sensitivity, including the Agreement By and Between the Bank and The Comptroller of the Currency dated February 9, 2009; (ix) the current economic environment generally and the banking and bank regulatory environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic, regulatory and market criteria considered relevant. O&Co also discussed with certain members of senior management of the Company and the Bank the business, financial condition, results of operations, regulatory standing and prospects of the Company and the Bank both without the offering and upon completion of the offering.

In performing its review, O&Co relied upon the accuracy and completeness of all of the financial and other information that was available from public sources, that was provided by the Company and the Bank or that was otherwise reviewed by O&Co, and assumed such accuracy and completeness for purposes of rendering its opinion. O&Co further relied on the assurances of management of the Company and the Bank that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. O&Co was not asked to and has not undertaken an independent verification of any of such information and O&Co does not assume any responsibility or liability for the accuracy or completeness thereof. O&Co did not make an independent evaluation or appraisal of the specific assets, or the liabilities (contingent or otherwise) of the Company or the Bank.  With respect to the pro forma financial impact of the offering on the Company and the Bank reviewed with management and considered by O&Co in its analyses, O&Co assumed it reflected the best currently available estimates and judgments of management. O&Co has expressed no opinion as to such financial impact or the assumptions on which they are based. O&Co has also assumed that there has been no material change in the Company’s or the Bank’s assets, financial condition, results of operation, business or prospects since the date of the most recent financial statements made available. O&Co has assumed that all of the representations and warranties contained in the Securities Purchase Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, and that the conditions precedent in the Securities Purchase Agreement are not waived.

 The financial projections furnished to O&Co and used by it in certain of its analyses were prepared by the senior management of the Company and the Bank.  The Company and the Bank do not publicly disclose internal management statements of the type provided to O&Co in connection with its review of the offering. As a result, such statements were not prepared with a view towards public disclosure. The statements were based on numerous variables and assumptions which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the statements.

In performing its analyses, O&Co made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions, regulatory actions and other matters, many of which are beyond the control of the Company, the Bank and O&Co. Any estimates contained in the analyses performed by O&Co are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, O&Co’s opinion was among several factors taken into consideration by the Company’s board in making its determination to enter into the Securities Purchase Agreement. Consequently, the analyses described below should not be viewed as determinative of the decision of the Company’s board or management with respect to the fairness of the consideration.

 The following is a summary of the material analyses presented by O&Co to the Company’s board in connection with its oral and written opinion. The summary is not a complete description of the analyses underlying the O&Co opinion or the presentation made by O&Co to the Company’s board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion O&Co did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, O&Co believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The summaries presented below do not constitute a complete description of the financial analyses.

 Summary of Proposal

  The Company has entered into a Securities Purchase Agreement pursuant to which Holdings will purchase up to $50.0 million of Patriot common stock, $2.00 par value (which shall be reduced to $0.01 per share pursuant to the terms of the Agreement) per share (“Patriot Common Stock”) at a purchase price of $1.50 per share for up to 33,333,333 shares of Patriot Common Stock.

As more fully described in the Securities Purchase Agreement, the amount may be increased within certain limitations, or decreased, in the reasonable discretion of Holdings, provided that the Bank will be, at a minimum, “Well Capitalized” (i.e., 5% Tier 1 Leverage

Capital; 6% Tier 1 Risk Based Capital; and 10% Total Risk Based Capital) under applicable regulatory capital standards immediately following the Closing.  Following the Closing, Patriot may pay one or more special stock dividend(s) of Patriot Common Stock to holders of Patriot Common Stock (excluding Holdings) as of the record date established by the Patriot Board of Directors in connection with the declaration and payment of each Special Dividend (“Eligible Shareholders”).  The aggregate value of all Special Dividends which may be declared and paid shall be calculated based upon the dollar amount of actual Recoveries received by the Bank during the period beginning after June 30, 2009 and ending on June 30, 2011 from the charged off portion of loans on the Bank’s books, on or prior to June 30, 2009 (“Aggregate Dividend Amount”) as specified in the Agreement.  The initial $1.0 million of the Aggregate Dividend Amount recovered during the Special Dividend Period shall be eligible to be paid to the Eligible Shareholders in the form of one or more Special Dividends and, thereafter, 50% of the remaining Aggregate Dividend Amount recovered during the Special Dividend Period shall be eligible to be paid to the Eligible Shareholders in the form of one or more Special Dividends.  Each Special Dividend will be paid on a pro rata basis to the Eligible Shareholders based upon their respective holdings of Patriot Common Stock as of the record date for such Special Dividend.  The number of shares of Patriot Common Stock issuable pursuant to each Special Dividend shall be calculated by dividing (A) the Distributable Amount that has not already been paid as a Special Dividend by (B) the greater of (x) 75% of Patriot’s book value per share calculated on the last day of the calendar quarter in which the recovery was realized, or (y) $1.50, rounded to the nearest whole share.

Trading Market Comparison

O&Co compared the one year stock price performance of the Company’s common stock with the performance of the NASDAQ Banking Index and the SNL index for banks with total assets between $500 million and $1 billion for the twelve months ended December 15, 2009. Over the period the Company’s price declined 79.5 percent compared to a 14.4 percent decline in the NASDAQ Banking Index and 9.6 percent decline in the SNL index.

Selected Peer Group Analyses.

O&Co compared the financial performance of the Company over the five quarters ended September 30, 2009 with that of a peer group of exchange listed banks with assets between $500 million and $1 billion (“Operating Peer”).  The Company reported a return on average assets of (5.77)%, return on average equity of (105.40)%, net interest margin of 1.76% and an efficiency ratio of 163.18% for the most recent quarter ended September 30, 2009 and a NPA (nonperforming assets) ratio of 15.54% and an equity to total assets ratio of 4.23% at September 30, 2009.  Based upon reported earnings for the most recent quarter ended September 30, 2009, the respective Operating Peer averages were: return on average assets of (0.74)%; return on average equity of (8.20)%; net interest margin of 3.64%; an efficiency ratio of 71.70%; and a NPA ratio of 3.91% and an equity to total asset ratio of 9.05% at September 30, 2009.

	Operating Peer					PNBK
	At or For Three Months Ended					At or For Three Months Ended
Period Ended	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009
Number of Companies	100	93	89	88	85
ROAA (%)	(0.37)	(0.87)	0.28	(1.16)	(0.74)	(0.85)	(1.85)	(0.47)	(1.90)	(5.77)
ROAE (%)	(4.24)	(10.10)	3.06	(12.98)	(8.20)	(11.44)	(43.29)	(7.44)	(32.53)	(105.40)
Net Interest Margin (%)	3.71	3.55	3.48	3.57	3.64	3.30	2.18	2.45	1.91	1.76
Efficiency Ratio (%)	67.74	69.87	71.14	71.21	71.70	76.39	96.94	103.09	146.88	163.18
NPLs/ Loans (%)	1.93	2.62	3.07	3.99	4.37	3.57	9.96	10.70	16.43	19.16
NPAs/ Assets (%)	1.87	2.49	2.80	3.58	3.91	3.16	8.78	8.84	12.77	15.54
NPAs & 90+ PD/ Assets (%)	1.97	2.57	2.90	3.68	4.03	3.43	8.81	9.00	13.41	16.03
Reserves/ NPAs (%)	57.60	47.96	42.41	37.90	36.91	33.26	20.27	19.39	13.22	12.12
Reserves/ NPAs&90& Days Delinq (%)	54.36	46.34	40.18	36.42	35.55	30.62	20.18	19.04	12.59	11.75
Loan Loss Reserves/ Gross Loans (%)	1.44	1.61	1.64	1.88	2.04	1.19	2.02	2.07	2.27	2.45
Total Equity/ Total Assets (%)	8.45	8.80	8.99	8.63	9.05	7.18	6.43	5.94	5.45	4.23
Tangible Equity/ Tangible Assets (%)	7.49	7.89	8.17	7.96	8.47	7.03	6.43	5.93	5.45	4.22

Comparable Transaction Analysis

O&Co compared certain financial ratios pertaining to capital and asset quality for the Bank at September 30, 2009 with the ratios of banks that failed in 2009 as reported for the quarter ended immediately preceding failure.   The Bank reported brokered deposits equal to 6.66% of total deposits which was below the median ratio for failed banks of 9.35%.  The Bank’s ratios of Nonperforming Assets + Loans Past Due 90 days or more as a percent of Tangible Equity + Loan Loss Reserves and as a percent of Total Assets were 262.51% and16.03% respectively. The median ratios for the failed banks for  Nonperforming Assets + Loans Past Due 90 days or more as a percent of Tangible Equity + Loan Loss Reserves and as a percent of Total Assets were 321.37% and 14.42%, respectively.  The Bank’s ratios of Tangible Equity as a percent of Tangible Assets and Tier 1 Leverage Ratio of 4.22% and 7.46% respectively, were above the respective median ratios for failed banks of 1.55% and 2.02%.

Selected Data – 2009 Failed Banks*

The following table sets forth various metrics of banks that failed during 2009:

	Total	Total	Brokered Deposits/	NPAs+90 Past Due/	NPAs+ 90 Past Due/	Tangible Equity/	Tier 1
($ 000)	Deposits $	Assets $	Total Deposits	Tangible Equity + Loan Loss Reserve	Total Assets	Tangible Assets	Ratio
Maximum	20,072,099	$25,455,112	99.85%	28,090.67%	48.89%	23.89%	63.46%
Minimum	12,730	12,947	0.00%	9.07%	0.83%	-13.51%	-19.77%
Median	225,194	238,624	9.35%	321.37%	14.42%	1.55%	2.02%
Average	952,373	1,166,998	16.53%	781.20%	16.50%	1.36%	1.65%

Comparable metrics for Patriot National Bancorp, Inc. are as follows:

	Total	Total	Brokered Deposits/	NPAs+90 Past Due/	NPAs+ 90 Past Due/	Tangible Equity/	Tier 1
($ 000)	Deposits $	Assets $	Total Deposits	Tangible Equity + Loan Loss Reserve	Total Assets	Tangible Assets	Ratio
PNBK	829,053	937,438	6.66%	262.51%	16.03%	4.22%	7.46%

*failed banks through November 30, 2009; PNBK data as of September 30, 2009

Other Considerations

O&Co considered the extensive efforts of the Company and its advisors in seeking alternative methods of raising additional capital including seeking a merger or acquisition of the Company.   O&Co also considered the written agreement with regulatory authorities pertaining to, among other things, capital, credit concentrations, asset quality, management, earnings, liquidity and market sensitivity and the possible regulatory enforcement alternatives should the Bank fail to meet those commitments.  O&Co also considered the complaints filed by Holdings in the United States District Court of New York and with the State of Connecticut Superior Court – Stamford Judicial District and their impact on the availability of alternatives to satisfying regulatory capital requirements.

Compensation of Financial Advisor

The Company agreed to pay O&Co retainer fee of $25,000 for advice and assistance in connection with the Securities Purchase Agreement, and an Opinion Fee of $150,000 in connection with rendering a written opinion as to the fairness of the Securities Purchase Agreement, from a financial point of view, to the Company’s shareholders. The total fees payable to O&Co of $175,000 were not contingent upon any events or results and have been paid. Pursuant to the O&Co engagement letter, the Company also agreed to reimburse O&Co for its reasonable out-of-pocket expenses, including legal fees, incurred in connection with O&Co’s engagement and to indemnify O&Co and its directors, officers, employees, agents and controlling persons against certain expenses and liabilities.

Patriot Board of Directors’ Recommendation

In developing its recommendation to the shareholders to vote in favor of the issuance and sale to Holdings of Company common stock, Patriot's Board of Directors considered many factors, including the following:

•	The need to raise capital in the short term to satisfy the OCC and to allow for the Bank to operate with a level of capital that allows for reasonable growth.
•	The difficulties that Patriot and many other banks generally have experienced in accessing the capital markets.
•	The extensive due diligence conducted by Holdings and its early contacts with the OCC and the FRB.
•	The results of prior extensive efforts by the Company and its advisors to identify either capital investors or merger partners on terms preferable to those offered by Holdings.
•
The terms of the Securities Purchase Agreement and other documents and agreements executed or to be executed in connection with the proposed transaction and the consideration that would be payable to Patriot.

•	The potential benefits of the Shareholder Loan Recovery Dividends to shareholders of Patriot.
•	The consequences of failure to infuse sufficient additional capital into Patriot in a timely manner.

After considering all of the above factors, Patriot's Board of Directors concluded that the issuance and sale to Holdings of the shares of Company common stock pursuant to the transaction described in this proxy statement is not only in the best interests of Patriot and its shareholders but also critical to the future of Patriot.  Accordingly, Patriot's Board of Directors recommends the approval of the proposal.

Vote Required

The majority of votes cast must be cast “For” this proposal to approve the issuance and sale to Holdings of Company common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 2.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

1.       For Fiscal Year Ended December 31, 2009

Critical Accounting Policies

Patriot’s significant accounting policies are described in Note 1 to the Consolidated Financial Statements included as Appendix B to this Proxy Statement. The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and to disclose contingent assets and liabilities. Actual results could differ from those estimates. Management has identified accounting for the allowance for loan losses, the analysis of other-than-temporary-impairment for, and the valuation of, its investment securities, and the valuation of deferred tax assets, as Patriot’s most critical accounting policies and estimates in that they are important to the portrayal of Patriot’s financial condition and results.  They require management’s most subjective and complex judgment as a result of the need to make estimates about the effect of matters that are inherently uncertain. These accounting policies, including the nature of the estimates and types of assumptions used, are described throughout this Management’s Discussion and Analysis.

Recent Economic Developments

There have been significant and historical disruptions in the financial system during the past two years and many lenders and financial institutions have reduced or ceased to provide funding to borrowers, including other lending institutions. The availability of credit, confidence in the entire financial sector, and volatility in financial markets has been adversely affected. The Federal Reserve Bank has been providing vast amounts of liquidity into the banking system to compensate for weaknesses in short-term borrowing markets and other capital markets.

In response to the financial crises affecting the overall banking system and financial markets, on October 3, 2008, the Emergency Economic Stabilization Act of 2008 (EESA), was enacted. Under the EESA, the United States Treasury Department (the Treasury) has the authority to, among other things, purchase mortgages, mortgage-backed securities and certain other financial instruments from financial institutions for the purpose of stabilizing and providing liquidity to the U.S. financial markets.

The Federal Deposit Insurance Corporation (FDIC) insures deposits at FDIC-insured financial institutions up to certain limits. The FDIC charges insured financial institutions premiums to maintain the Deposit Insurance Fund.  Based on the Bank’s current capital classification, a higher level of FDIC insurance premiums is assessed.  In addition, the Bank paid a special assessment of $453,500 in the second quarter of 2009.  Special assessments were levied on all financial institutions.

The EESA included a provision for an increase in the amount of deposits insured by the FDIC to $250,000 until December 2013. On November 21, 2008, the FDIC adopted the Final Rule implementing the Temporary Liquidity Guarantee Program (“TLGP”) inaugurated October 14, 2008.  The TLGP consists of two basic components: (1) the Debt Guarantee Program which guarantees newly issued senior unsecured debt of banks, thrifts, and certain holding companies and (2) the Transaction Account Guarantee Program which guarantees certain non-interest bearing deposit transaction accounts, such as business payroll accounts, regardless of dollar amount.  The purpose of the TLGP was to provide an initiative to counter the system wide crisis in the nation’s financial sector by promoting financial stability by preserving confidence in the banking system and encourages liquidity in order to ease lending to creditworthy business and consumers.  The Bank is participating in the Transaction Account Guarantee portion of the TLGP and as a result, its non-interest bearing transaction deposit accounts and interest bearing transaction accounts paying 50 basis points or less will be fully insured through June 30, 2010.   Patriot did not participate in the Debt Guarantee portion of the TLGP.

Summary

In a year of ongoing economic slowdown, financial disruption and market volatility, Patriot reported a net loss of $23.9 million ($5.02 basic and diluted loss per share) for 2009 compared to a net loss of $7.1 million ($1.50 basic and diluted loss per share) for 2008.  This is the result of an increase of $11.4 million in the deferred tax asset valuation allowance and loan loss provision of $13.0 million.  Total assets ended the year at $866.4 million, which represents a decrease of $47.0 million from a record high of $913.4 million at December 31, 2008.  Management planned to reduce assets in 2009 to reduce exposures in certain loan concentrations and to maintain regulatory capital.

Net interest income for the year ended December 31, 2009 decreased $8.6 million, or 32%, to $18.6 million as compared to $27.2 million for the year ended December 31, 2008.  This is primarily reflective of the increased level of non-accrual loans and reduced interest margin.

Total assets decreased by 5% during the year as total loans decreased $143.4 million from $788.6 million at December 31, 2008 to $645.2 million at December 31, 2009. The available-for-sale securities portfolio decreased by $3.2 million, or 6%, to $48.8 million at December 31, 2009 as compared to $52.0 million at December 31, 2008.  Total deposits decreased $23.5 million to $761.3 million at December 31, 2009.  This is a result of management intentionally letting higher rate certificates of deposit mature.  FHLB advances are unchanged from December 31, 2008.  Shareholders’ equity decreased $22.9 million from $58.8 million at December 31, 2008 as compared to $35.9 million at December 31, 2009.  This is primarily the result of the 2009 net loss described above.  It is also reflective of an increase of $11.4 million in the deferred tax asset valuation allowance recorded in the third quarter.

FINANCIAL CONDITION

Assets

Patriot’s total assets decreased $47.0 million, or 5%, from $913.4 million at December 31, 2008 to $866.4 million at December 31, 2009.  The reduction in total assets was primarily due to the $143.4 million decline in the loan portfolio, as Patriot reduced the concentration in construction and commercial real estate loans.  Cash and due from banks increased $93.2 million and federal funds sold decreased $10.0 million, resulting in a net increase in cash and cash equivalents of $83.2 million when compared to December 31, 2008.  This increase is the result of management’s strategy to strengthen the Company’s liquidity position.

Investments

The following table is a summary of Patriot’s investment portfolio at fair value at December 31 for the years shown:

	2009	2008	2007
U.S. Government Agency obligations	$5,108,500	$10,102,248	$16,924,648
U.S. Government Agency mortgage-backed securities	40,503,458	37,998,569	41,325,870
Money market preferred equity securities	3,218,023	3,878,860	9,039,522
Federal Reserve Bank stock	1,839,650	1,913,200	1,911,700
Federal Home Loan Bank stock	4,508,300	4,508,300	2,656,100
Total Investments	$55,177,931	$58,401,177	$71,857,840

Total investments decreased $3.1 million, or 6%, primarily as a result of the $12.0 million in proceeds from calls of government agency bonds and redemptions of auction rate preferred equity securities, $19.9 million from proceeds from sales of mortgage-back securities and $7.3 million in principal payments on mortgage-backed securities, which were offset by $34.2 million in purchases of government agency bonds and mortgage-backed securities.

Patriot performs a quarterly analysis of those securities that are in an unrealized loss position to determine if those losses qualify as other-than-temporary impairments.  This analysis considers the following criteria in its determination:  the ability of the issuer to meet its obligations, the impairment due to a deterioration in credit, management’s plans and ability to maintain its investment in the security, the length of time and the amount by which the security has been in a loss position, the interest rate environment, the general economic environment and prospects or projections for improvement or deterioration.

Management has made the determination that none of the Bank’s investment securities are other-than-temporarily impaired at December 31, 2009, and no impairment charges were recorded during the year ended December 31, 2009.

The following table presents the maturity distribution of available-for-sale investment securities at December 31, 2009 and the weighted average yield of the amortized cost of such securities.  The weighted average yields were calculated on the amortized cost and effective yields to maturity of each security. Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties.  As mortgage-backed securities are not due at a single maturity date, they are included in the “No maturity” category in the following maturity summary.

	One year or less	Over one through five years	Over five through ten years	Over ten years	No maturity	Total	Weighted Average Yield
U.S. Government Agency obligations	$ -	$ -	$ -	$5,176,712	$ -	$5,176,712	6.07%

U.S. Government Agency mortgage-backed securities	-	-	-	-	40,428,810	40,428,810	3.88%

Money market preferred equity securities	-	-	-	-	1,899,720	1,899,720	4.68%

Total	$ -	$ -	$ -	$5,176,712	$42,328,530	$ 47,505,242	4.15%
Weighted average yield	-	-	-	6.07%	3.92%	4.15%

The following table presents a summary of investments for any issuer that exceeds 10% of shareholders’ equity at December 31, 2009:

	Amortized Cost	Fair Value
Available for sale securities:
U. S. Government Agency obligations	$ 5,176,712	$ 5,108,500
U. S. Government Agency mortgage-backed securities	40,428,810	40,503,458

Loans

The following table is a summary of Patriot’s loan portfolio at December 31 for each of the years shown:

	2009	2008	2007	2006	2005
Real Estate
Commercial	$ 230,225,306	$ 262,570,339	$ 233,121,685	$ 166,799,341	$ 129,178,889
Residential	195,571,225	170,449,780	110,154,838	91,077,687	77,391,833
Construction	154,457,082	257,117,081	254,296,326	173,840,322	107,232,587
Construction to permanent	15,989,976	35,625,992	37,701,509	29,988,131	-
Commercial	19,298,505	33,860,527	27,494,531	23,997,640	15,591,818
Consumer installment	1,155,059	993,707	1,270,360	1,251,300	1,106,648
Consumer home equity	44,309,265	45,022,128	29,154,498	26,933,277	39,097,450
Total loans	661,006,418	805,639,554	693,193,747	513,887,698	369,599,225
Premiums on purchased loans	131,993	158,072	195,805	292,543	367,491
Net deferred fees	(138,350)	(981,869)	(1,830,942)	(1,665,654)	(1,134,604)
Allowance for loan losses	(15,794,118)	(16,247,070)	(5,672,620)	(5,630,432)	(4,588,335)
Loans, net	$ 645,205,943	$ 788,568,687	$ 685,885,990	$ 506,884,155	$ 364,243,777

Note:  As financing for construction to permanent projects became a more significant line of business for Patriot, the presentation of loan information throughout this document reflects the breakout of construction to permanent loans from construction loans.  Loan information prior to 2006 has not been reclassified as construction to permanent financing was not as significant in earlier periods.

Patriot’s net loan portfolio decreased $143.4 million, or 18%, to $645.2 million at December 31, 2009 from $788.6 million at December 31, 2008.  The decline in the loan portfolio was primarily as a result of a moratorium on new construction and commercial real estate loans.   Significant decreases in the portfolio include a $102.7 million decrease in construction loans, a $32.3 million decrease in commercial real estate loans, a $19.6 million decrease in construction to permanent loans and a $14.6 million decrease in commercial loans.  These decreases were partially offset by an increase of $25.1 million in residential real estate loans.  The decline in the loan portfolio in 2009 reflects the implementation of management’s strategic decision to reduce its concentration in speculative construction and commercial real estate lending.  During 2009, $98.4 million of construction loans paid off.  A component of this diversification included planned increases in owner-occupied residential real estate loans.  The decline in the portfolio is also reflective of the weakened demand for real estate based financing in Fairfield and New Haven Counties in Connecticut and the metropolitan New York area where the Bank primarily conducts its lending business.

At December 31, 2009, the net loan to deposit ratio was 85% and the net loan to asset ratio was 74%.  At December 31, 2008, the net loan to deposit ratio was 100%, and the net loan to asset ratio was 86%.

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table presents the maturities of loans in Patriot’s portfolio at December 31, 2009, by type of loan:

(thousands of dollars)	Due in one year or less	Due after one year through five years	Due after five years	Total
Commercial real estate	$ 31,578	$ 47,701	$ 150,946	$ 230,225
Residential real estate	6,073	5,738	183,760	195,572
Construction loans	97,863	3,985	52,609	154,457
Construction to permanent loans	-	-	15,990	15,990
Commercial loans	9,715	4,187	5,397	19,298
Consumer installment	1,057	98	-	1,155
Consumer home equity	2,394	84	41,831	44,309
Total	$ 148,680	$ 61,793	$ 450,533	$ 661,006

Fixed rate loans	$ 19,112	$ 29,984	$ 15,093	$ 64,189
Variable rate loans	129,568	31,809	435,440	596,817
Total	$ 148,680	$ 61,793	$ 450,533	$ 661,006

Loan Concentrations

The Bank has no concentrations of loans other than those disclosed in the above summary loan portfolio table.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.  The allowance for loan losses decreased slightly by $453,000 from December 31, 2008 to December 31, 2009 due to net charge-offs of $13.6 million after provisions of $13.1 million.

The allowance consists of allocated and general components.  The allocated component relates to loans that are considered impaired.  For such impaired loans, an allowance is established when the discounted cash flows (or observable market price or collateral value if the loan is collateral dependent) of the impaired loan is lower than the carrying value of that loan.

The Bank obtains current appraisals on all real estate and construction loans maturing in the coming four months, as well as for loans added to special mention. When a loan is placed on non-accrual status the loan is considered impaired. For collateral dependent loans, the appraised value is then reduced by estimated liquidation expenses and any senior liens and the result is compared to the principal loan balance to determine the impairment amount, if any. For loans that are not collateral dependent and for which a restructure is in place, the impairment is determined by using the discounted cash flow method which takes into account the difference between the original interest rate and the restructured rate.

The general component covers all other loans, segregated generally by loan type, and is based on historical loss experience with adjustments for qualitative factors which are made after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data.  In addition, a risk rating system is utilized to evaluate the general component of the allowance for loan losses.  Management assigns risk ratings to commercial and industrial loans, construction loans and commercial real estate loans assigning ratings between one and nine, with a rating of one being the least risk, and a rating of nine reflecting the most risk or a complete loss.  Risk ratings are assigned based upon the recommendations of the credit analyst and the originating loan officer and confirmed by the loan committee at the initiation of the transactions and are reviewed and changed, when necessary, during the life of the loan.  Loans assigned a risk rating of six or above are monitored more closely by the credit administration officers and loan committee.

The allowance for loan losses reflects management’s estimate of probable but unconfirmed losses inherent in the portfolio; such estimates are influenced by uncertainties in economic conditions, unfavorable information about a borrower’s financial condition, delays in obtaining information, difficulty in identifying triggering events that correlate perfectly to subsequent loss rates, and risk factors that have not yet manifested themselves in loss allocation factors.  Loan quality control is continually monitored by management, subject to oversight by the board of directors through its members who serve on the Loan Committee.  Loan quality control is also reviewed by the full board of directors on a monthly basis.  In 2008, the Bank created an internal loan review position in addition to the semi-annual loan reviews performed by an external independent firm.  In 2009 the loan review position was expanded to a department of two employees.  Loan review reports on a quarterly basis to the Audit Committee.

The methodology for determining the adequacy of the allowance for loan losses has been consistently applied; however, in the future, revisions may be made to the methodology and assumptions based on historical information related to charge-off and recovery experience and management’s evaluation of the current loan portfolio, and prevailing internal and external factors including but not limited to current economic conditions and local real estate markets.

Based on management’s most recent evaluation of the adequacy of the allowance for loan losses, the provision for loan losses charged to operations for the year ended December 31, 2009 of $13.1 million represents an increase of $1.8 million when compared to the provision of $11.3 million for the year ended December 31, 2008.

       The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well-secured and in process of collection.  Consumer installment loans are typically charged off no later than 180 days past due.  Past due status is based on contractual terms of the loan.  In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.  All interest accrued but not collected for loans that are placed on nonaccrual status or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis method until qualifying for return to accrual status.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Management considers all non-accrual loans and certain restructured loans to be impaired.  In most cases, loan payments that are past due less than 90 days, based on contractual terms, are considered collection delays and the related loans are not considered to be impaired.  The Bank considers consumer installment loans to be pools of smaller balance homogeneous loans, which are collectively evaluated for impairment.

Analysis of Allowance for Loan Losses
	2009	2008	2007	2006	2005
	(thousands of dollars)
Balance at beginning of period	$ 16,247	$ 5,673	$ 5,630	$ 4,588	$ 3,481
Charge-offs:
Commercial real estate	(2,380)	(708)	(32)	(1)	(3)
Residential real estate	(356)	-	-	-	-
Construction	(9,097)	-	-	-	-
Commercial	(468)	-	-	-	-
Consumer home equity	(1,378)	-	-	-	-
Consumer	(51)	(8)	-	-	-
Total charge-offs	(13,730)	(716)	(32)	(1)	(3)
Recoveries	188	1	-	3	-
Net (charge-offs) recoveries	(13,542)	(715)	(32)	2	(3)
Additions charged to operations	13,089	11,289	75	1,040	1,110
Balance at end of period	$ 15,794	$ 16,247	$ 5,673	$ 5,630	$ 4,588
Ratio of net (charge-offs) recoveries during the period to average loans outstanding during the period	(1.81%)	(0.09%)	(0.00%)	0.00%	(0.00%)
Ratio of ALLL / Gross Loans	2.39%	2.02%	0.82%	1.10%	1.24%

Allocation of the Allowance for Loan Losses
	Amounts (thousands of dollars)					Percent of loans in each category to total loans
Balance at end of each period applicable to:	2009	2008	2007	2006	2005	2009	2008	2007	2006	2005
Real Estate:
Commercial	$ 5,752	$ 4,843	$ 1,963	$ 1,943	$ 1,607	34.83%	32.59%	33.63%	32.46%	34.95%
Residential	1,575	1,417	296	245	511	29.59%	21.16%	15.89%	17.72%	20.94%
Construction	6,557	8,654	2,644	2,557	1,963	23.37%	31.91%	36.68%	33.83%	29.01%
Construction to permanent	93	264	391	441	-	2.42%	4.42%	5.44%	5.84%	0.00%
Commercial	521	471	271	290	164	2.92%	4.20%	3.97%	4.67%	4.22%
Consumer installment	47	28	30	31	10	0.17%	0.12%	0.18%	0.24%	0.30%
Consumer home equity	703	336	77	72	260	6.70%	5.59%	4.21%	5.24%	10.58%
Unallocated	546	234	1	51	73	N/A	N/A	N/A	N/A	N/A
Total	$ 15,794	$ 16,247	$ 5,673	$ 5,630	$ 4,588	100.00%	100.00%	100.00%	100.00%	100.00%

Non-Accrual, Past Due and Restructured Loans
The following table is a summary of non-accrual and past due loans at the end of each of the last five years.
	2009	2008	2007	2006	2005
	(thousands of dollars)
Loans delinquent over 90 days still accruing
	$3,571	$337	$112	$1,897	$275
Non-accrual loans	113,537	80,156	3,832	2,904	1,935
	$117,108	$80,493	$3,944	$4,801	$2,210

% of Total Loans	17.72%	10.21%	0.57%	0.93%	0.60%
% of Total Assets	13.52%	8.81%	0.49%	0.74%	0.47%

Additional income on non-accrual loans if recognized on an accrual basis	$5,312	$2,854	$168	$141	$6

During 2009, 2008 and 2007, interest income collected and recognized on impaired loans was $424,745, $352,014 and $30,179, respectively.

At December 31, 2009, there were nine loans totaling $11.5 million that were considered as “troubled debt restructurings”, all of which are included in non-accrual and impaired loans, as compared to 11 loans totaling $16.7 million at December 31, 2008, of which eight loans totaling $12.4 million were included in non-accrual and impaired loans.  Loan modifications, which resulted in these loans being considered troubled debt restructurings, are primarily in the form of rate concessions.  Commitments to advance additional funds under modified terms for these loans total approximately $998,000.

Increases in non-accrual loans and troubled debt restructurings are attributable to the state of the economy, which has severely impacted the real estate market and placed unprecedented stress on credit markets.  Residents of Fairfield County, many of whom are associated with the financial services industry, have been affected by the impact of the economy on employment and real estate values.

The Company’s most recent impairment analysis resulted in identification of $113.5 million of impaired loans for which specific reserves of $3.9 million were required.  The $113.5 million of impaired loans at December 31, 2009 is comprised of exposure to fifty-eight borrowers.  Loans totaling $108.1 million that are collateral dependent are secured by residential or commercial real estate located within the Bank’s market area.  In all cases, the Bank has obtained current appraisal reports from independent licensed appraisal firms and reduced those values for estimated liquidation expenses to determine estimated impairment. Based on the Bank’s analysis for loan impairment, specific reserves totaling $3.8 million have been established for collateral dependent loans.  Impairment related to loans totaling $5.4 million has been measured based on discounted cash flow resulting in specific reserves of $102,000.  Such loans are also secured by real estate.  Of the $113.5 million of impaired loans at December 31, 2009, twenty borrowers with aggregate balances of $20.9 million continue to make loan payments and these loans are under 30 days past due as to payments.  Another 28 loans totaling

$36.6 million are over 30 days but under 90 days past due as to payments.  In addition to the impaired loans, there are $68.9 million of loans for which management has a concern as to the ability of the borrower to comply with the present repayment terms.  These borrowers continue to make payments and these loans are less than 90 days past due at year end.  This exposure is comprised of thirty-five borrowers.

Loans delinquent over 90 days and still accruing aggregating $3.6 million are comprised of eleven loans which matured and are in the process of being renewed or awaiting payoff.

All potential problem loans are reviewed weekly by a board-level committee.

Based upon the overall assessment and evaluation of the loan portfolio, management believes the allowance for loan losses of $15.8 million, at December 31, 2009, which represents 2.39% of gross loans outstanding, is adequate under prevailing economic conditions, to absorb existing losses in the loan portfolio.  At December 31, 2008, the allowance for loan losses was $16.2 million, or 2.02%, of gross loans outstanding.

Other Real Estate Owned

The following table is a summary of Patriot’s other real estate owned as of December 31, 2009.  The Bank had no other real estate owned as of December 31, 2008.

December 31,
2009
Residential construction	$ 13,524,597
Commercial	4,934,896
Land	614,500
Other real estate owned	$ 19,073,993

The balance of other real estate owned at December 31, 2009 is comprised of nine properties that were obtained through loan foreclosure proceedings during the year ended December 31, 2009.

Deferred Taxes

The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors.  A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized.  Management has reviewed the deferred tax position of Patriot at December 31, 2009.  The deferred tax position has been affected by several significant transactions in the past three years.  These transactions include increased provision for loan losses, the increasing levels of non-accrual loans and other-

than-temporary impairment write-offs of certain investments. As a result, the Company is in a cumulative net loss position at December 31, 2009, and under the applicable accounting guidance, has concluded that it is not more-likely-than-not that the Company will be able to realize its deferred tax assets and accordingly has established a full valuation allowance totaling $12.2 million against its deferred tax asset at December 31, 2009.  The valuation allowance is analyzed quarterly for changes affecting the deferred tax asset.  If, in the future, the Company generates taxable income on a sustained basis, management’s conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the reversal of all or a portion of the deferred tax asset valuation allowance.

At December 31, 2009, the deferred tax liability was approximately $503,000.  The change in this balance as compared to the year ended December 31, 2008 was the result of a full valuation allowance of $12.2 million being recorded in 2009.  At December 31, 2008, the deferred tax asset was $8.7 million.

Other Assets

Other assets increased by $8.0 million from $1.4 million at December 31, 2008 to $9.4 million at December 31, 2009.  This increase consists primarily of income taxes receivable from the $6.4 million benefit from the carryback of the tax net operating loss incurred during 2009.

Deposits

The following table is a summary of Patriot’s deposits at December 31 for each of the years shown:

	2009	2008	2007

Non-interest bearing	$ 49,755,521	$ 50,194,400	$ 51,925,991

Interest bearing
Time certificates, less than $100,000	305,719,484	405,298,436	300,502,281
Time certificates, $100,000 or more	202,493,307	195,502,087	231,366,788
Money markets	112,017,987	68,241,790	34,880,837
Savings	69,766,296	46,040,086	34,261,389
NOW	21,581,697	19,544,552	19,462,123
Total interest bearing	711,578,771	734,626,951	620,473,418
Total deposits	$ 761,334,292	$ 784,821,351	$ 672,399,409

Total deposits decreased $23.5 million, or 3%, to $761.3 million at December 31, 2009.  Interest bearing deposits decreased $23.0 million, or 3%, to $711.6 million while non-interest bearing deposits decreased $439,000, or 1%, to $49.8 million at December 31, 2009.

Certificates of deposit decreased by $92.6 million, which represents a decrease of 15% when compared to last year.  Much of the decline is largely attributable to the $69.7 million, or 79%, decrease in the retail and wholesale CDARS deposits.  Certificates of deposit less than $100,000 decreased by $99.6 million, or 25%, mainly due to the maturity of higher rate certificates of deposit, which was offset by an increase of $7.0 million in certificates of deposit greater than $100,000.  Savings accounts increased $23.7 million or 52% as compared to last year, which is due primarily to a more competitively priced commercial savings product.  Demand deposits decreased $439,000 while NOW accounts increased $2.0 million.  Money market fund accounts increased $43.8 million or 64%.  The increase in money market accounts and decrease in certificates of deposit is attributable to customers refraining from locking into long-term rates in the current lower rate environment.  The growth in money markets is also attributable to depositors placing funds in FDIC-insured products during these uncertain economic times.  As mentioned earlier, the FDIC has also extended the increased level of insurance from $100,000 to $250,000 until December 31, 2013.

As of December 31, 2009, the Bank’s maturities of time deposits were:

	Less than $100,000	$100,000 or greater	Totals
	(thousands of dollars)
Three months or less	$ 88,485	$ 56,841	$ 145,326
Four to six months	39,507	22,941	62,448
Seven months to one year	79,889	49,284	129,173
Over one year	97,839	73,427	171,266
Total	$ 305,720	$ 202,493	$ 508,213

Borrowings

Borrowings remain unchanged at $65.2 million at December 31, 2009 as compared to December 31, 2008.  Borrowings are comprised of $50 million in Federal Home Loan Bank Advances, $8.2 million in junior subordinated debentures and $7 million in securities sold under repurchase agreements.  The securities sold under repurchase agreements were utilized as an interest rate leveraging strategy.

The Bank had no short-term borrowings from the Federal Home Loan Bank outstanding at December 31, 2009 and 2008.  In addition, at December 31, 2009, the Bank has advances of $50.0 million from the Federal Home Loan Bank with maturities greater than one year.

Other

The aggregate cash surrender value of the bank-owned life insurance increased to $19.9 million at December 31, 2009 due to income earned of $725,000 for the year ended December 31, 2009.

        The decrease in accrued interest receivable is due to decline in the investment securities and loan portfolios.

The decrease in premises and equipment is due to amortization associated with leasehold improvements, furniture and fixtures, and equipment.

The following table presents average balance sheets (daily averages), interest income, interest expense and the corresponding yields earned and rates paid:

	Distribution of Assets, Liabilities and Shareholder's Equity
	Interest Rates and Interest Differential and Rate Volume Variance Analysis (1)
	(thousands of dollars)
	2009			2008			2007			2009 vs. 2008 Fluctuations			2008 vs. 2007 Fluctuations
		Interest			Interest			Interest		Interest Income/Expense (3)			Interest Income/Expense (3)
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average	Due to Change in:			Due to Change in:
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Volume	Rate	Total	Volume	Rate	Total
Interest earning assets:
Loans (2)	$ 750,127	$ 41,121	5.48%	$ 771,174	$ 52,484	6.81%	$ 598,525	$ 46,949	7.84%	$ (1,393)	$ (9,970)	$ (11,363)	$ 12,275	$ (6,740)	$ 5,535
Federal funds sold and
other cash equivalents	104,668	218	0.21%	12,435	325	2.61%	40,000	2,058	5.15%	435	(542)	(107)	(1,010)	(723)	(1,733)
Investments (4)	44,070	1,629	3.70%	63,199	2,941	4.65%	67,420	2,855	4.23%	(783)	(529)	(1,312)	(172)	258	86
Total interest earning assets	$ 898,865	$ 42,968	4.78%	$ 846,808	$ 55,750	6.58%	$ 705,945	$ 51,862	7.35%	(1,741)	(11,041)	(12,782)	11,093	(7,205)	3,888

Cash and due from banks	22,639			5,993			4,155
Allowance for loan losses	(16,689)			(7,575)			(5,613)
Other assets	43,447			37,209			19,813
Total Assets	$ 948,262			$ 882,435			$ 724,300

Interest bearing liabilities:
Time certificates	$ 592,724	$ 18,828	3.18%	$ 568,717	$ 23,561	4.14%	$ 483,918	$ 24,811	5.13%	$ 953	$ (5,686)	$ (4,733)	$ 3,965	$ (5,215)	$ (1,250)
Savings accounts	59,103	1,120	1.89%	40,252	992	2.46%	30,657	747	2.44%	392	(264)	128	229	16	245
Money market accounts	106,091	1,917	1.81%	54,321	1,229	2.26%	38,526	699	1.81%	973	(285)	688	242	288	530
NOW accounts	21,582	156	0.72%	21,044	186	0.88%	26,612	267	1.00%	5	(35)	(30)	(52)	(29)	(81)
FHLB advances	50,003	1,699	3.40%	57,716	1,726	2.99%	11,174	511	4.57%	(215)	188	(27)	1,448	(233)	1,215
Subordinated debt	8,248	331	4.01%	8,248	536	6.50%	8,248	691	8.38%	-	(205)	(205)	-	(155)	(155)
Other borrowings	7,000	309	4.41%	7,005	309	4.41%	927	41	4.42%	-	-	-	268	-	268
Total interest bearing liabilities	$ 844,751	$ 24,360	2.88%	$ 757,304	$ 28,539	3.77%	$ 600,062	$ 27,767	4.63%	2,108	(6,287)	(4,179)	6,100	(5,328)	772

Demand deposits	47,810			53,380			52,992
Accrued expenses and
and other liabilities	3,810			4,502			5,441
Shareholder's equity	51,891			67,250			65,805
Total liabilities and equity	$ 948,262			$ 882,435			$ 724,300

Net interest income		$ 18,608			$ 27,211			$ 24,095		$ (3,849)	$ (4,754)	$ (8,603)	$ 4,993	$ (1,877)	$ 3,116
Interest margin			2.07%			3.21%			3.41%
Interest spread			1.90%			2.81%			2.72%

(1) The rate volume analysis reflects the changes in net interest income arising from changes in interest rates and from asset and liability volume, including mix.  The change in interest attributable to volume includes changes in interest attributable to mix.
(2) Includes non-accruing loans
(3) Favorable/(unfavorable) fluctuations.
(4) Yields are calculated at historical cost and excludes the effects of unrealized gains or losses on available-for-sale securities.

RESULTS OF OPERATIONS

Comparison of Results of Operations for the years 2009 and 2008

For the year ended December 31, 2009, Patriot recorded a loss of $23.9 million ($5.02 basic and diluted loss per share), as compared to 2008 when Patriot reported a net loss of $7.1 million ($1.50 basic and diluted loss per share).  For the year ended December 31, 2009, Patriot had a pre-tax loss of $21.7 million with a tax provision of $2.2 million as compared to a pre-tax loss of $10.2 million with a tax benefit of $3.1 million for the year ended December 31, 2008.

Interest and dividend income decreased $12.8 million, or 23%, to $43.0 million in 2009 as compared to 2008 when interest and dividend income was $55.8 million.  The decline in interest income on loans is primarily the result of a significant increase in the level of non-accrual loans and lower rates on loans.  Interest income on investments decreased due to decreases in rates and a decline in the average balance of investments outstanding.

Interest expense decreased $4.2 million, or 15%, to $24.4 million in 2009 compared to $28.5 million in 2008.  The decrease in interest expense is primarily a result of the decrease in interest rates paid partially offset by an increase in the average balance of interest bearing liabilities.  The decrease in interest rates was driven primarily by the planned reduction in higher rate certificates of deposit.

Noninterest income was $2.9 million in 2009 as compared to a loss of $149,000 in 2008.  The change is due largely to the impairment charges in 2008 of $1.1 million that were recorded for a FHLMC auction rate preferred equity security and $2.1 million relating to other auction rate preferred equity securities.

Noninterest expenses for 2009 totaled $30.1 million, which represents an increase of $4.2 million, or 16%, over the prior year. The increase in noninterest expenses is a result of a $2.4 million increase in expenditures relating to professional fees and other outside services, which largely pertain to the significant increase in non-performing assets, regulatory matters and capital raising efforts.  In addition to these expenses was a $2.4 million increase in FDIC and OCC regulatory assessments.

The following are measurements relating to Patriot’s earnings:

	2009	2008	2007
(Loss) return on average assets	(2.52%)	(0.81%)	0.37%
(Loss) return on average equity	(46.02%)	(10.62%)	4.07%
Dividend payout ratio	N / A	N / A	32.14%
Average equity to average assets	5.47%	7.59%	9.09%
Basic and diluted (loss) income per share	$ (5.02)	$ (1.50)	$ 0.56

Interest income and expense

Patriot’s net interest income decreased $8.6 million, or 32%, to $18.6 million in 2009 from $27.2 million in 2008.  Despite an increase in average earning assets of $52.1 million, or 6%, Patriot’s interest income decreased by $12.8 million, or 23%, from $55.8 million in 2008 to $43.0 million in 2009. Average loans outstanding decreased $21.0 million, or 3%, and there was a decline in the yield on loans of 133 basis points due to increased non-accrual loans and a lower rate environment.  The income on investments decreased due to lower volume and lower yields during 2009.  This resulted in a decrease in interest income of $1.3 million.  The average balances of federal funds sold and short-term investments increased $92.2 million to $104.7 million for 2009 as compared to $12.4 million for 2008 due to short-term liquidity receiving a higher yield than what was being paid in federal funds sold.

Total average interest bearing liabilities increased by $87.4 million, or 12%.  Average balances of certificates of deposit increased $24.0 million, or 4%.  Average balances in savings accounts increased $18.9 million, or 47%, which is reflective of Patriot providing a competitively priced commercial statement savings product.  Average money market accounts increased $51.8 million, or 95%, which is a result of the significant growth in consumer money market accounts.  The increase in money market accounts is attributable to customers refraining from locking into long-term rates in the current lower rate environment.  The growth is also attributable to depositors placing funds in FDIC-insured products during these uncertain economic times.  The FDIC has also extended the increased level of insurance from $100,000 to $250,000 until December 31, 2013.  Average FHLB advances decreased $7.7 million, or 13%.  Total interest expense decreased $4.2 million, or 15%, from $28.5 million in 2008 to $24.4 million in 2009.  Interest expense on certificates of deposit decreased $4.7 million and the cost of funds for this portfolio decreased from 4.14% in 2008 to 3.18% in 2009.  This is primarily the result of the maturity of higher rate certificates of deposit.  Decreases in the average balances outstanding of FHLB advances resulted in a corresponding decrease in interest expense of $27,000.  The cost of funds for the FHLB advances increased from 2.99% in 2008 to 3.40% in 2009 due to lower rate advances paying off.  The decrease in the index to which the junior subordinated debt interest rate is tied resulted in a decline in interest expense of $205,000, or 38%.

Management regularly reviews loan and deposit rates and attempts to price Patriot’s products competitively.  Patriot tracks its mix of asset/liability maturities and strives to maintain a reasonable match.  Performance ratios are reviewed monthly by management and the Board and are used to set strategies.

Provision for loan losses

The increased provision for the current year was based on the higher level of non-accrual and past due loans, and management’s assessment of the impact of changes in the national, regional and local economic and business conditions have had on the Bank’s loan portfolio.  There continues to be major displacement in the national and global credit markets.  The secondary mortgage market continues to be impacted by economic events.  These macro issues have impacted local real estate markets.  It appears the local real estate prices have stabilized and market activity has increased.  The Bank continues to maintain conservative underwriting standards including low loan to value ratio guidelines.

An analysis of the changes in the allowance for loan losses is presented under the discussion entitled “Allowance for Loan Losses.”

Non-interest income

Non-interest income improved $3.1 million from a loss of $149,000 in 2008 to $2.9 million of income in 2009.  The increase is due primarily to the fact that impairment charges of $1.1 million were recorded in 2008 for a FHLMC auction rate preferred equity security and $2.1 million relating to other auction rate preferred equity securities.  During 2009, there were increases in gains/redemption of investment securities of $451,000 and activity based deposit fees and service charges of $34,000.  These were partially offset by lower revenue from the Bank-owned life insurance of $217,000, other income of $148,000, loan origination and processing fees of $123,000 and a reduction in mortgage brokerage referral fee income of $70,000.

Non-interest expenses

Non-interest expenses increased $4.2 million, or 16%, from $25.9 million in 2008 to $30.1 million in 2009.  Salaries and benefits decreased $213,000, or 2%, in 2009 compared to 2008, due primarily to lower performance-based compensation. Occupancy and equipment expenses increased $131,000, or 2%, from $5.5 million in 2008 to $5.6 million in 2009.  This increase is due primarily to additional administrative and operational offices.  For the year ended December 31, 2009, data processing increased $87,000, or 7%, to $1.4 million from $1.3 million for the year ended December 31, 2008.   Regulatory assessments increased $2.4 million from $726,000 for the year ended December 31, 2008 to $3.2 million for the year ended December 31, 2009; most of this increase is due to the increase in the assessment rates for the FDIC and OCC deposit insurance premiums.  Professional and other outside services increased $2.2 million from $1.8 million for the year ended December 31, 2008 to $4.0 million for the year ended December 31, 2009.  This is due primarily to an increase in external and internal audit fees and legal fees relating to the significant increase in non-performing assets.  In addition, the increase relates to an increased amount of expenditures relating to consulting fees, which largely pertain to the significant increase in non-performing assets, regulatory matters and capital raising efforts.

Other real estate operations expenses increased $794,000 for the year ended December 31, 2009 from $0 for the year ended December 31, 2008.  This increase is due to expenses incurred by the Bank relating to nine properties obtained through loan foreclosure proceedings during the year ended December 31, 2009.

Income Taxes

The Company recognizes income taxes under the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

During the year ended December 31, 2009, Patriot established a full valuation allowance against the net deferred tax asset, which resulted in an increase to the valuation allowance of $11.4 million.  The possibility of further loan losses and higher cost levels associated with carrying nonperforming assets, coupled with Patriot’s losses beginning in the third quarter of 2008, creates sufficient uncertainty regarding the Company’s ability to realize these deferred tax assets.  In future periods, if it becomes more likely that these assets can be utilized, Patriot may reverse some or all of the valuation allowance.  Evidence to substantiate reversing the allowance would include sustained profitability.

Comparison of Results of Operations for the years 2008 and 2007

For the year ended December 31, 2008, Patriot recorded a loss $7.1 million ($1.50 basic and diluted loss per share), as compared to 2007 when Patriot reported net income of $2.7 million ($0.56 basic and diluted income per share).

Interest and dividend income increased $3.9 million or 7% to $55.8 million in 2008 as compared to 2007 when interest and dividend income was $51.9 million.  The growth in the loan portfolio is the key reason for this increase.

Interest expense increased $772,000, or 3%, to $28.5 million in 2008 compared to $27.8 million in 2007.  The increase in interest expense is reflective of the increases in total interest-bearing liabilities offset by lower rates paid during the year.

Non-interest income decreased $2.4 million to ($149,000) in 2008 as compared to $2.2 million in 2007.  The decrease is due largely to other-than-temporary impairment charges on auction rate preferred securities.  Non-interest expenses for 2008 totaled $25.9 million, which represents an increase of $3.9 million or 18% over the prior year. The increase in non-interest expenses is a result of higher operating costs primarily associated with occupancy and equipment expenses reflective of the full year’s impact of the branches that were opened in 2007, the opening of the new Stratford, Connecticut branch office and expanded administrative and operational offices.  In addition to these increases was growth in expenditures relating to professional services, employee expenses and FDIC regulatory assessments.

The following are measurements relating to Patriot’s earnings:

	2008	2007	2006
(Loss) return on average assets	(0.81)	0.37%	0.44%
(Loss) return on average equity	(10.62)	4.07%	5.97%
Dividend payout ratio	N / A	32.14%	26.12%
Average equity to average assets	7.59%	9.09%	7.41%
Basic income per share	$ (1.50)	$ 0.56	$ 0.67
Diluted income per share	$ (1.50)	$ 0.56	$ 0.66

Interest income and expense

Patriot’s net interest income increased $3.1 million, or 13%, to $27.2 million in 2008 from $24.1 million in 2007.  An increase in average earning assets of $140.9 million, or 20%, increased Patriot’s interest income by $3.9 million, or 7%, from $51.9 million in 2007 to $55.8 million in 2008. Average loans outstanding increased $172.6 million, or 29%.  However, growth in the loan portfolio was partially offset by a decline in yield on loans of 103 basis points.  The yield on investments increased 42 basis points and was partially offset by the decrease in the volume of investments.  The average balances of federal funds sold and short-term investments decreased $27.6 million to $12.4 million at December 31, 2008 as compared to $40.0 million at December 31, 2007.  This resulted in a decrease in interest income of $1.7 million.

Total average interest bearing liabilities increased by $157.2 million or 26%.  Average balances of certificates of deposit increased $84.8 million or 18%.  Average balances in savings accounts increased $9.6 million or 31%, which is reflective of Patriot providing a competitively priced commercial statement savings product.  Average money market accounts increased $15.8 million or 41%, which is a result of the significant growth in consumer money market premium accounts.  Average FHLB advances increased $46.5 million, which was due primarily to Patriot utilizing these to extend liabilities and better manage the balance sheet.  Interest expense increased $772,000 or 3% from $27.8 million in 2007 to $28.5 million in 2008.  Interest expense on certificates of deposit increased $4.0 million as a result of an increase in average outstanding balances while the decrease in the cost of funds for that portfolio from 5.13% in 2007 to 4.14% in 2008 resulted in a decrease in interest expense of $5.2 million.  Increases in the average balances outstanding of FHLB advances resulted in an increase in interest expense of $1.4 million and a decrease in the interest rates paid on FHLB advances resulted in a decrease in interest expense of $233,000; this resulted in an aggregate increase in interest expense of $1.2 million in 2008 as compared to 2007.

        During the year the Company availed itself of funds available through the CDARS network as an alternative and less expensive funding source.

Management regularly reviews loan and deposit rates and attempts to price Patriot’s products competitively.  Patriot tracks its mix of asset/liability maturities and strives to maintain a reasonable match.  Performance ratios are reviewed monthly by management and the Board and are used to set strategies.

Provision for loan losses

The increased provision for the current year was based upon management’s assessment of the impact changes in the national, regional and local economic and business conditions have had on the Bank’s loan portfolio.  There continues to be major displacement in the national and global credit markets.  The secondary mortgage market continues to be impacted by economic events.  These macro issues have now impacted local real estate markets.  While the marketing time of local real estate has expanded and prices have declined, the Bank continues to maintain conservative underwriting standards including low loan to value ratio guidelines.

An analysis of the changes in the allowance for loan losses is presented under the discussion entitled “Allowance for Loan Losses.”

Non-interest income

Non-interest income decreased $2.4 million from $2.2 million in 2007 to ($149,000) in 2008.  The decrease is due to impairment charges of $2.1 million relating to the auction rate preferred equity security portfolio and $1.05 million recorded for a FHLMC auction rate preferred equity security in the third quarter, along with a reduction in mortgage brokerage referral fee income of $498,000.  These were partially offset by increases in loan origination and processing fees of $143,000, activity based deposit fees and service charges of $152,000, earnings on Bank-owned life insurance of $748,000, in addition to increases in debit card transaction fees of $31,000 and other income of $214,000.

Non-interest expenses

Non-interest expenses increased $3.9 million, or 18%, in 2008 from $22.0 million in 2007 to $25.9 million in 2008.  A significant portion of the increase in noninterest expense was due to a $1.4 goodwill impairment charge recorded in the fourth quarter.  Salaries and benefits increased $241,000, or 2%, in 2008 compared to 2007, due primarily to higher costs relating to branch openings in 2007 offset by lower performance-based compensation. Occupancy and equipment expenses increased $1.1 million or 24% from $4.5 million in 2007 to $5.5 million in 2008.  This increase is due primarily to the opening of one new branch location in 2008 along with the full year impact of the six branches opened during 2007, as well as additional administrative and operational offices.  For the year ended December 31, 2008 data processing increased $173,000 or 15% to $1.3 million from $1.1 million for the year ended December 31, 2007; this increase is due primarily to increases in bank service charges and item processing and correspondent banking charges.  Regulatory assessments increased $143,000, or 24%, from

$583,000 for the twelve months ended December 31, 2007 to $726,000 for the twelve months ended December 31, 2008; most of this increase is due to the increase in the assessment rates for the FDIC deposit insurance premiums.  Professional and other outside services increased $355,000 from $1.4 million for the twelve months ended December 31, 2007 to $1.8 million for the twelve months ended December 31, 2008.  This is due primarily to an increase in legal fees of $185,000 and audit and accounting fees of $266,000.

Income Taxes

The provision (benefit) for income taxes represents the tax expense (benefit) recognized for both federal and state income taxes.  Patriot recorded an income tax benefit of $3.1 million for the year ended December 31, 2008 as compared to income tax expense of $1.5 million for the year ended December 31, 2007.  The effective tax rates for the years ended December 31, 2008 and December 31, 2007 were 30.1% and 36.5%, respectively.  The change in effective tax rates from 2007 to 2008 is due primarily to the valuation allowance related to the Company’s deferred tax assets, the exclusion for income tax purposes of the earnings on the Bank-owned life insurance and permanent differences relating to the write down of goodwill.

LIQUIDITY

Patriot’s liquidity position was 18% and 8% at December 31, 2009 and 2008, respectively.  The liquidity ratio is defined as the percentage of liquid assets to total assets.  The following categories of assets as described in the accompanying balance sheets are considered liquid assets: cash and due from banks, federal funds sold, short-term investments and available-for-sale securities.  Liquidity is a measure of Patriot’s ability to generate adequate cash to meet financial obligations.  The principal cash requirements of a financial institution are to cover increases in its loan portfolio and downward fluctuations in deposit accounts.  Management believes Patriot’s short-term assets have sufficient liquidity to satisfy loan demand, cover potential fluctuations in deposit accounts and to meet other anticipated cash requirements.

At December 31, 2009, cash and cash equivalents and securities classified as available-for-sale were $107.8 million and $48.8 million, respectively.  In addition to Federal Home Loan Bank advances outstanding at December 31, 2009, the Bank had the ability to borrow an additional $160.0 million from the Federal Home Loan Bank of Boston, which included a $2.0 million overnight line of credit.  At December 31, 2009 the Bank had $50.0 million in Federal Home Loan Bank advances, none of which were under the overnight line of credit.

The following table presents Patriot’s contractual obligations as of December 31, 2009:

	Total	Less than one year	One to three years	Three to five years	Over five years
Certificates of deposit	$ 508,212,791	$ 336,946,484	$ 107,218,035	$ 64,048,272	$ -
Junior subordinated debt owed to unconsolidated trust	8,248,000	-	-	-	8,248,000
FHLB Advances	50,000,000	-	10,000,000	20,000,000	20,000,000
Securities sold under agreements to repurchase	7,000,000	-	-	-	7,000,000
Operating lease obligations	16,812,581	2,843,498	5,513,546	4,362,620	4,092,917
Total contractual obligations	$ 590,273,372	$ 339,789,982	$ 122,731,581	$ 88,410,892	$ 39,340,917

OFF-BALANCE SHEET ARRANGEMENTS

The following table presents Patriot’s off-balance sheet commitments as of December 31, 2009.  These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee by the borrower.  Since these commitments could expire without being drawn upon or are contingent upon the customer adhering to the terms of the agreements, the total commitment amounts do not necessarily represent future cash requirements.

Future loan commitments	$ 3,378,751
Unused lines of credit	34,569,144
Undisbursed construction loans	17,682,552
Financial standby letters of credit	1,112,600
Total commitments	$ 56,743,047

CAPITAL

The following table illustrates Patriot’s regulatory capital ratios for each of the years shown:

	December 31,
	2009	2008	2007
Total Risk-Based Capital	8.58%	10.27%	12.17%
Tier 1 Risk- Based Capital	7.22%	9.01%	11.30%
Leverage Capital	4.72%	7.23%	9.42%

The following table illustrates the Bank’s regulatory capital ratios for each of the years shown:

	December 31,
	2009	2008	2007
Total Risk-Based Capital	8.58%	10.22%	12.03%
Tier 1 Risk- Based Capital	7.22%	8.96%	11.15%
Leverage Capital	4.72%	7.19%	9.30%

Capital adequacy is one of the most important factors used to determine the safety and soundness of individual banks and the banking system.  Based on the above ratios, the Bank is considered to be “adequately capitalized” at December 31, 2009 under applicable regulations.  To be considered “adequately capitalized,” an institution must generally have a leverage capital ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4% and a total risk-based capital ratio of at least 8%.  However, the OCC has the discretion to require increased capital levels.

Management continuously assesses the adequacy of the Bank’s capital. Management’s strategic and capital plans contemplate various alternatives to raise additional capital to support and strengthen the Bank’s capital levels.  Patriot has engaged various financial advisors to assist the Bank in this process.  As described previously, on December 16, 2009, Patriot and Carrazza executed the SPA whereby Carrazza is expected to invest up to $50 million in Patriot in 2010.

2.       For First Fiscal Quarter Ended March 31, 2010

Summary

Patriot incurred a net loss of $3.1 million ($0.66 basic and diluted loss per share) for the quarter ended March 31, 2010, as compared to a net loss of $1.1 million ($0.23 basic and diluted loss per share) for the quarter ended March 31, 2009.  Patriot’s net interest margin for the quarter ended March 31, 2010 was 3.10% as compared to 2.45% for the quarter ended March 31, 2009.  The increase in net interest margin is a result of absorbing liquidity, a reduction in higher rate certificates of deposit, investment purchases and the impact of the repayment of back interest on one loan which had a 95 basis points positive impact on the net interest margin.  Interest income and interest expense decreased by 22% and 46%, respectively, for the quarter ended March 31, 2010 compared to the quarter ended March 31, 2009.  The significant decline is primarily due to the cost of funds decreasing by 132 basis points due to substantial declines in interest rates paid on deposits.

Total assets decreased $51.7 million from $866.4 million at December 31, 2009 to $814.7 million at March 31, 2010.  Cash and cash equivalents decreased $43.6 million to $64.2 million at March 31, 2010, as compared to $107.8 million at December 31, 2009.  The available for sale securities portfolio increased $14.2 million to $63.0 million at March 31, 2010 from $48.8 million at December 31, 2009 due to the purchase of $15.2 million in government agency bonds and mortgage-backed securities. The net loan portfolio decreased $20.3 million from $645.2 million at December 31, 2009 to $624.9 million at March 31, 2010. This is the result of continuing efforts to reduce concentration levels within the construction and commercial real estate loan portfolios and loan payoffs, including some on non-accrual status.  Deposits decreased $49.5 million to $711.8 million at March 31, 2010 from $761.3 million at December 31, 2009.  Deposits decreased as a result of the maturity of higher rate certificates of deposit.  Borrowings remained unchanged as compared to December 31, 2009.

FINANCIAL CONDITION

Patriot’s total assets decreased $51.7 million from $866.4 million at December 31, 2009 to $814.7 million at March 31, 2010.  Cash and due from banks decreased $43.6 million compared to December 31, 2009 which is reflective of a significant decline in interest bearing deposits during the first quarter.  Federal funds sold remained at $10.0 million.  There was a $20.3 million decline in the loan portfolio, as Patriot reduced the concentration in construction and commercial real estate loans.  Total investments increased by $13.7 million when compared to December 31, 2009.  See Note 8 in Appendix C for discussion of regulatory capital.

Cash and Cash Equivalents

Cash and cash equivalents decreased $43.6 million, or 40%, to $64.2 million at March 31, 2010 compared to $107.8 million at December 31, 2009, due mainly to the decrease in cash and due from banks.  Cash and due from banks decreased $43.6 million to $53.9 million at March 31, 2010 compared to $97.5 million at December 31, 2009. The decreased level of cash is reflective of the decline in deposits, which has improved the overall net interest margin.

Investments

The following table is a summary of Patriot’s available for sale securities portfolio, at fair value, at the dates shown:

	March 31, 2010	December 31, 2009

U.S. Government Agency obligations	$15,473,875	$5,108,500
U.S. Government Agency mortgage-backed securities	44,240,019	40,503,458
Money market preferred equity securities	3,286,626	3,218,023
Total Available for Sale Securities	$63,000,520	$48,829,981

Available for sale securities increased $14.2 million, or 29%, from $48.8 million at December 31, 2009 to $63.0 million at March 31, 2010.  The increase is primarily due to the purchase of one government agency bond for $10.0 million and one government agency mortgage-backed security for $5.2 million during the quarter ended March 31, 2010.  These purchases are part of management’s plan to improve the yield and earnings on the Bank’s liquid assets.

Patriot performs a quarterly analysis of those securities that are in an unrealized loss position to determine if those losses qualify as other-than-temporary impairments.  This analysis considers the following criteria in its determination:  the ability of the issuer to meet its obligations, an impairment due to a deterioration in credit, management’s plans and ability to maintain its investment in the security, the length of time and the amount by which the security has been in a loss position, the interest rate environment, the general economic environment and prospects or projections for improvement or deterioration.

Management has made the determination that none of the Bank’s investment securities are other-than-temporarily impaired at March 31, 2010, and no impairment charges were recorded during the year ended March 31, 2010.

Loans

The following table is a summary of Patriot’s loan portfolio at the dates shown:

	March 31,	December 31,
	2010	2009
Real Estate
Commercial	$226,521,896	$230,225,306
Residential	205,584,121	195,571,225
Construction	130,986,865	154,457,082
Construction to permanent	13,396,736	15,989,976
Commercial	18,497,228	19,298,505
Consumer home equity	43,541,316	44,309,265
Consumer installment	1,347,956	1,155,059
Total Loans	639,876,118	661,006,418
Premiums on purchased loans	130,655	131,993
Net deferred loan fees	(3,432)	(138,350)
Allowance for loan losses	(15,061,796)	(15,794,118)
Loans receivable, net	$624,941,545	$645,205,943

Patriot’s net loan portfolio decreased $20.3 million, or 3%, from $645.2 million at December 31, 2009 to $624.9 million at March 31, 2010.  The decrease is primarily a result of loan payoffs, including some that were impaired and on non-accrual status, resulting in decreases in construction loans of $23.5 million, commercial real estate loans of $3.7 million, construction-to-permanent loans of $2.6 million, commercial loans of $0.8 million and HELOCs of $0.8 million.  These decreases were partially offset by an increase of $10.0 million in residential real estate loans.  The decrease also reflects net charge-offs for the quarter ended March 31, 2010 of $1.5 million. In an effort to reduce its concentration in construction and commercial real estate loans, Patriot has continued its moratorium of originating new loans in the construction and commercial real estate portfolios.

At March 31, 2010, the net loan to deposit ratio was 88% and the net loan to total assets ratio was 77%.  At December 31, 2009, these ratios were 85% and 74%, respectively.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.  The allowance for loan losses decreased by $732,000 from December 31, 2009 to March 31, 2010 due to net charge-offs of $1.5 million after provisions of $727,000.

The allowance consists of allocated and general components.  The allocated component relates to loans that are considered impaired.  For such impaired loans, an allowance is established when the discounted cash flows (or observable market price or collateral value if the loan is collateral dependent) of the impaired loan is lower than the carrying value of that loan.  The Bank obtains current appraisals on all real estate and construction loans maturing in the subsequent four months, as well as for loans added to special mention. When a loan is placed on non-accrual status the loan is considered impaired. For collateral dependent loans, the appraised value is then reduced by estimated liquidation expenses and any senior liens and the result is compared to the principal loan balance to determine the impairment amount, if any. For loans that are not collateral dependent and for which a restructure is in place, the impairment is determined by using the discounted cash flow method which takes into account the difference between the original interest rate and the restructured rate.

The general component covers all other loans, segregated generally by loan type, and is based on historical loss experience with adjustments for qualitative factors which are made after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data.  In addition, a risk rating system is utilized to evaluate the general component of the allowance for loan losses.  Management assigns risk ratings to commercial and industrial loans, construction loans and commercial real estate loans assigning ratings between one and nine, with a rating of one being the least risk, and a rating of nine reflecting the most risk or a complete loss.  Risk ratings are assigned based upon the recommendations of the credit analyst and the originating loan officer and confirmed by the loan committee at the initiation of the transactions and are reviewed and changed, when necessary, during the life of the loan.  Loans assigned a risk rating of six or above are monitored more closely by the credit administration officers and loan committee.

The allowance for loan losses reflects management’s estimate of probable but unconfirmed losses inherent in the portfolio; such estimates are influenced by uncertainties in economic conditions, unfavorable information about a borrower’s financial condition, delays in obtaining information, difficulty in identifying triggering events that correlate perfectly to subsequent loss rates, and risk factors that have not yet manifested themselves in loss allocation factors.  Loan quality control is continually monitored by management, subject to oversight by the Board of Directors through its members who serve on the Loan Committee.  Loan quality control is also reviewed by the full Board of Directors on a monthly basis.  In 2008, the Bank created an internal loan review position in addition to the semi-annual loan reviews performed by an external independent firm.  In 2009 the internal loan review function was expanded to a department of two employees.  Loan Review reports on a quarterly basis to the Audit Committee.

The methodology for determining the adequacy of the allowance for loan losses has been consistently applied; however, in the future, revisions may be made to the methodology and assumptions based on historical information related to charge-off and recovery experience and management’s evaluation of the current loan portfolio, and prevailing internal and external factors including but not limited to current economic conditions and local real estate markets.

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well-secured and in process of collection.  Consumer installment loans are typically charged off no later than 180 days past due.  Past due status is based on contractual terms of the loan.  In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.  Management considers all non-accrual loans and certain restructured loans to be impaired. All interest accrued but not collected for loans that are placed on nonaccrual status is reversed against interest income.  The interest on these loans is accounted for on the cash-basis method until qualifying for return to accrual status.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

In most cases, loan payments that are past due less than 90 days, based on contractual terms, are considered collection delays and the related loans are not considered to be impaired.  The Bank considers consumer installment loans to be pools of smaller balance homogeneous loans, which are collectively evaluated for impairment.

The changes in the allowance for loan losses for the periods shown are as follows:

	March 31,	March 31,
(Thousands of dollars)	2010	2009

Balance at beginning of period	$15,794	$16,247
Charge-offs	(1,583)	(1,216)
Recoveries	124	-
Net Charge-offs	(1,459)	(1,216)
Provision charged to operations	727	1,600
Balance at end of period	$15,062	$16,631

Ratio of net charge-offs during
the period to average loans
outstanding during the period	0.22%	0.15%

Ratio of ALLL / Gross Loans	2.35%	2.07%

Based upon the overall assessment and evaluation of the loan portfolio, management believes the allowance for loan losses of $15.1 million, at March 31, 2010, which represents 2.35% of gross loans outstanding, is adequate under prevailing economic conditions, to absorb existing losses in the loan portfolio.

Non-Accrual, Past Due and Restructured Loans

The following table presents non-accruing loans and loans past due 90 days or more and still accruing:

	March 31,	December 31,
(Thousands of dollars)	2010	2009

Loans past due over 90 days	$ 11,192	$ 3,571
still accruing
Non accruing loans	110,100	113,537
Total	$ 121,292	$ 117,108
% of Total Loans	18.95%	17.72%
% of Total Assets	14.89%	13.52%

The loans past due over 90 days have matured and are either in the process of being renewed or awaiting payoff in full.  Non-accruing loans including troubled debt restructurings, decreased by $3.4 million this quarter.  Non-accrual loans and troubled debt restructurings are attributable to the lingering effects of the downturn in the economy, which has severely impacted the real estate market and placed unprecedented stress on credit markets.  Residents of Fairfield County, Connecticut, many of whom are associated with the financial services industry, have been affected by the impact of the poor economy on employment and real estate values.

The $110.1 million of non-accrual loans at March 31, 2010 is comprised of exposure to sixty-one borrowers, for which a specific reserve of $4.4 million has been established.  Loans totaling $84.0 million are collateral dependent and are secured by residential or commercial real estate located within the Bank’s market area.  In all cases, the Bank has obtained current appraisal reports from independent licensed appraisal firms and discounted those values for estimated liquidation expenses to determine estimated impairment. Based on the Bank’s analysis for loan impairment, specific reserves totaling $3.4 million are related to collateral dependent impaired loans.  Impairment related to loans totaling $26.1 million to 12 borrowers has been measured based on discounted cash flows resulting in specific reserves of $940,000.  Such loans are also secured by real estate.  Of the $110.1 million of non-accrual loans at March 31, 2010, 26 borrowers with aggregate balances of $39.5 million continue to make loan payments and these loans are current as to payments.

Independent real estate tracking reports indicate that the real estate market in Fairfield County, Connecticut, where the majority of the properties securing the Bank’s loans are located, has improved in terms of higher average prices and significantly greater sales volume.  Management believes the local real estate market is beginning to show signs of stabilization and improvement.

Loans delinquent over 90 days and still accruing aggregating $11.2 million are comprised of fourteen loans, all of which have matured, continue to make payments and are either in the process of being renewed or awaiting payoff in full.

Potential Problem Loans

In addition to the above, there are $69.7 million of substandard loans comprised of 37 borrowers and $63.3 million of special mention loans comprised of 40 borrowers for which management has a concern as to the ability of the borrowers to comply with the present repayment terms.  Borrowers continue to make payments and loans totaling $64.6  million are less than 30 days past due at March 31, 2010, and $5.1 million are less than 60 days past due.

Other Real Estate Owned

The following table is a summary of Patriot’s other real estate owned at the dates shown:

	March 31,	December 31,
	2010	2009

Construction	$ 13,080,399	$ 13,524,597
Commercial	4,512,297	4,934,896
Land	614,500	614,500

Other real estate owned	$ 18,207,196	$ 19,073,993

The balance of other real estate owned at March 31, 2010 is comprised of eight properties that were obtained through loan foreclosure proceedings.  During the quarter ended March 31, 2010, no new other real estate owned properties were acquired and one property was sold.

Deferred Taxes

The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors.  A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized.  Management has reviewed the deferred tax position of Patriot at March 31, 2010.  The deferred tax position has been affected by several significant matters in the past three years.  These matters include increased levels of provision for loan losses, the increasing levels of non-accrual loans and other-than-temporary impairment write-offs of certain investments. As a result, Patriot is in a cumulative net loss position at March 31, 2010, and under the applicable accounting guidance, has concluded that it is not more-likely-than-not that the Company will be able to realize the deferred tax assets and accordingly has established a full valuation allowance totaling $12.2 million against its net deferred tax asset at March 31, 2010.  The valuation allowance is analyzed quarterly for changes affecting the deferred tax asset.  If, in the future, Patriot generates taxable income on a sustained basis, management’s conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the reversal of all or a portion of the deferred tax asset valuation allowance.

Deposits

The following table is a summary of Patriot’s deposits at the dates shown:

	March 31,	December 31,
	2010	2009

Non-interest bearing	$ 49,314,543	$ 49,755,521

Interest bearing
NOW	23,774,411	21,581,697
Savings	58,906,759	69,766,296
Money market	112,766,323	112,017,987
Time certificates, less than $100,000	284,275,901	305,719,484
Time certificates, $100,000 or more	182,802,938	202,493,307
Total interest bearing	662,526,332	711,578,771
Total Deposits	$ 711,840,875	$ 761,334,292

Total deposits decreased $49.5 million, or 7%, from $761.3 million at December 31, 2009 to $711.8 million at March 31, 2010.  Demand deposits decreased $0.4 million as a result of normal fluctuations in these accounts.  Interest bearing accounts decreased $49.1 million, which is comprised of a decrease in certificates of deposit and savings accounts of $41.1 million and $10.9 million, respectively, and partially offset by increases in NOW accounts and money market accounts of $2.2 million and $0.7 million, respectively.  NOW accounts increased $2.2 million primarily due to growth in IOLTA accounts.  The increase in money market accounts and decrease in certificates of deposit is attributable to customers refraining from locking into long-term rates in the current lower rate environment.  The growth in money markets is also attributable to depositors placing funds in FDIC-insured products during the current uncertain economic times.  The FDIC has also extended the increased level of insurance from $100,000 to $250,000 until December 31, 2013.

 Borrowings

At March 31, 2010, total borrowings were $65.2 million and are unchanged as compared to December 31, 2009.  In addition to the outstanding borrowings disclosed in the consolidated balance sheet, Patriot has the ability to borrow approximately $157 million in additional advances from the Federal Home Loan Bank of Boston, and has a $2.0 million overnight line of credit.  The Bank has also established a line of credit at the Federal Reserve Bank.

The subordinated debentures of $8,248,000 are unsecured obligations of the Company and are subordinate and junior in right of payment to all present and future senior indebtedness of the Company.  The Company has entered into a guarantee, which together with its obligations under the subordinated debentures and the declaration of trust governing the Trust, including its obligations to pay costs, expenses, debts and liabilities, other than trust securities, provides a full and unconditional guarantee of amounts on the capital securities.  The subordinated debentures, which bear interest at the three-month LIBOR plus 3.15% (3.418% at March 31, 2010), mature on March 26, 2033.  Beginning in the second quarter of 2009, the Company began deferring interest payments on the subordinated debentures as permitted under the terms of the debentures.  The deferral in the first quarter of 2010 represented the fourth consecutive quarter of deferral.  Interest is still being accrued and charged to operations.  The Company may only defer the payment of interest until March, 2014, and all accrued interest must be paid prior to or at completion of the deferment period.

Capital

Capital decreased $2.8 million primarily as a result of the net loss for the three months ended March 31, 2010.

Off-Balance Sheet Arrangements

Patriot’s off-balance sheet arrangements, which primarily consist of commitments to lend, increased by $4.0 million from $56.7 million at December 31, 2009 to $60.7 million at March 31, 2010, due to increases of $11.6 million in future loan commitments offset by decreases of $6.6 million in undisbursed construction loans and $1.0 million in financial standby letters of credit.

Results of Operations

Interest and dividend income and expense

The following tables present average balance sheets (daily averages), interest income, interest expense and the corresponding yields earned and rates paid for major balance sheet components:

	Three months ended March 31,
		2010			2009
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Rate	Balance	Expense	Rate
	(dollars in thousands)
Interest earning assets:
Loans	$ 654,046	$ 9,097	5.56%	$ 809,331	$ 11,775	5.82%
Federal funds sold and
other cash equivalents	53,957	35	0.26%	36,600	15	0.16%
Investments	66,391	559	3.37%	54,797	569	4.15%
Total interest
earning assets	774,394	9,691	5.01%	900,728	12,359	5.49%

Cash and due from banks	20,268			17,375
Premises and equipment, net	6,246			7,629
Allowance for loan losses	(15,921)			(16,651)
Other assets	49,605			30,567
Total Assets	$ 834,592			$ 939,648

Interest bearing liabilities:
Deposits	$ 679,451	$ 3,117	1.84%	$ 763,619	$ 6,243	3.27%
FHLB advances	50,000	419	3.36%	50,000	419	3.35%
Subordinated debt	8,248	69	3.35%	8,248	93	4.51%
Other borrowings	7,000	76	4.35%	7,000	76	4.34%
Total interest
bearing liabilities	744,699	3,682	1.98%	828,867	6,831	3.30%

Demand deposits	49,926			46,842
Accrued expenses and
other liabilities	4,681			4,972
Shareholders' equity	35,286			58,967
Total liabilities and equity	$ 834,592			$ 939,648

Net interest income		$ 6,009			$ 5,528
Interest margin			3.10%			2.45%
Interest spread			3.03%			2.19%

The following rate volume analysis reflects the impact that changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities had on net interest income during the periods indicated.  Information is provided in each category with respect to changes attributable to changes in volume (changes in volume multiplied by prior rate), changes attributable to changes in rates (changes in rates multiplied by prior volume) and the total net change.  The change resulting from the combined impact of volume and rate is allocated proportionately to the change due to volume and the change due to rate.

	Three months ended March 31,
	2010 vs 2009
	Increase (decrease) in Interest
	Income/Expense
	Due to change in:
	Volume	Rate	Total
	(dollars in thousands)
Interest earning assets:
Loans	$ (2,172)	$ (506)	$ (2,678)
Federal funds sold and
other cash equivalents	5	15	20
Investments	108	(119)	(11)
Total interest
earning assets	(2,059)	(610)	(2,669)

Interest bearing liabilities:
Deposits	$ (747)	$ (2,379)	$ (3,126)
FHLB advances	-	-	-
Subordinated debt	-	(24)	(24)
Other borrowings	-	-	-
Total interest
bearing liabilities	(747)	(2,403)	(3,150)

Net interest income	$ (1,312)	$ 1,793	$ 481

For the quarter ended March 31, 2010, average interest earning assets decreased $126.3 million, or 14%, to $774.4 million at March 31, 2010 from $900.7 million at March 31, 2009 resulting in interest income for Patriot of $9.7 million as compared to $12.4 million for the same period in 2009.  Interest and fees on loans decreased $2.7 million, or 23%, from $11.8 million for the quarter ended March 31, 2009 to $9.1 million for the quarter ended March 31, 2010. This decrease is primarily the result of a decrease in the loan portfolio of $155 million and the high level of non-accrual loans.  When compared to the same period last year, interest income on investments decreased slightly due to decreases in rates, but was offset by an increase in the average balance of investments outstanding.  This resulted from the purchase of $25 million in investment securities between the fourth quarter 2009 and the first quarter 2010.  This was part of the ALCO Committee’s plan to increase the overall yield in the investment portfolio.  Interest income on federal funds sold and other cash equivalents increased by $20,000, which is reflective of an increase in average balances due to excess funds being invested overnight in our Federal Reserve Bank account and a slightly higher return on invested funds.

Total interest expense for the quarter ended March 31, 2010 of $3.7 million represents a decrease of $3.1 million, or 46%, as compared to interest expense of $6.8 million for the same period last year.  This decrease in interest expense is the result of a decrease in both interest rates paid and lower average balances of interest-bearing liabilities of $84.4 million or 10%.  Average balances on deposit accounts decreased $84.4 million, or 11%, and significantly lower interest rates resulted in a decrease in interest expense on deposits of $3.1 million.  Average FHLB advances remained constant at $50 million resulting in $419,000 in interest expense on FHLB advances, which is identical to the same period last year.  The decrease in the index to which the junior subordinated debt interest rate is tied resulted in a decline in interest expense of $24,000, or 26%.

As a result of the above, Patriot’s net interest income increased $0.5 million, or 9%, to $6.0 million for the three months ended March 31, 2010 as compared to $5.5 million for the same period last year.  The net interest margin for the three months ended March 31, 2010 was 3.10% as compared to 2.45% for the three months ended March 31, 2009 as a result of the repayment of $605,000 of back interest on one loan and a significant reduction in the cost of funds.

Provision for Loan Losses

Based on management’s most recent evaluation of the adequacy of the allowance for loan losses, the provision for loan losses charged to operations for the three months ended March 31, 2010 was $727,000 compared to $1.6 million for the three months ended March 31, 2009. The change in the provision for loan losses for the three months ended March 31, 2010 compared to the three months ended March 31, 2009 is due to a decrease in non-accruing loans in the first quarter of 2010 and is reflective of the riskiest portion of the non-accruing loans being charged-off.  For the three months ended March 31, 2010, non-accrual loans decreased by $3.4 million compared to the three months ended March 31, 2009 during which non-accrual loans increased by $5.6 million.  At March 31, 2010 non-accrual loans were $110.1 million compared to $85.8 million at March 31, 2009, which represents an increase of $24.3 million between these two periods.  When comparing the allowance for loan losses to the loan portfolio, outstanding loans had decreased by 20.2% during the period from March 31, 2009 to March 31, 2010 and the ratio of ALLL to total loans increased from 2.07% to 2.35%. It should be noted that the $15.1 million allowance for loan loss reserve as of March 31, 2010 factors in net charge offs of $1.5 million this quarter.

An analysis of the changes in the allowance for loan losses is presented under “Allowance for Loan Losses.”

Noninterest income

Noninterest income decreased $0.5 million from $1.0 million for the quarter ended March 31, 2009 to $0.5 million for the quarter ended March 31, 2010.  This decrease is primarily due to a gain on sale of investment securities of $434,000 recorded through earnings in March 2009.  Declining interest rates resulted in a decrease in earnings of $59,000 on the Bank-owned life insurance, which generated income of $130,000 for the quarter ended March 31, 2010 as compared to $189,000 for the quarter ended March 31, 2009.  In addition, there was a $33,000 decrease in loan origination and processing fees for the three months ended March 31, 2010 as compared to the same period last year.  These were partially offset by increases in mortgage brokerage referral fee income of $24,000, other income of $10,000 and activity based deposit fees and service charges of $7,900.

Noninterest expenses

Noninterest expenses increased $2.4 million, or 38%, to $8.7 million for the quarter ended March 31, 2010 from $6.3 million for the quarter ended March 31, 2009.  Other real estate operations expenses of $926,000 are due to Patriot maintaining eight properties acquired through loan foreclosure proceedings during the year ended December 31, 2009, an impairment write-down on three properties of $701,000 and a loss on sale of $53,000 for one property during the quarter ended March 31, 2010; Patriot had no such properties in the first quarter of 2009.  Regulatory assessment fees increased $415,000 to $695,000 for the quarter ended March 31, 2010 from $279,000 for the quarter ended March 31, 2009, most of which is due to the increase in assessment rates for the FDIC deposit insurance premiums and OCC assessment.  Salaries and benefits expense increased $370,000 for the quarter ended March 31, 2010 from the same period last year due as a result of the permanent hire of individuals who were initially retained as consultants, as well as increases in health insurance costs.  Professional services and other outside services, which are comprised primarily of audit and accounting fees, legal services and consulting fees, increased $343,000 from $721,000 for the quarter ended March 31, 2009, to $1,064,000 for the quarter ended March 31, 2010.  This is due primarily to increases in external and internal audit fees and legal and consulting fees relating to the non-performing assets.  Insurance expenses increased $239,000 to $273,000 for the quarter ended March 31, 2010 from $35,000 for the quarter ended March 31, 2009, which is primarily reflective of the higher premiums paid on the Bank’s D&O liability insurance policies.

LIQUIDITY

Patriot's liquidity ratio was 16% and 12% at March 31, 2010 and March 31, 2009, respectively. The liquidity ratio is defined as the percentage of liquid assets to total assets. The following categories of assets, as described in the accompanying consolidated balance sheets, are considered liquid assets:  cash and due from banks, federal funds sold, short-term investments and available-for-sale securities.  Liquidity is a measure of Patriot’s ability to generate adequate cash to meet financial obligations. The principal cash requirements of a financial institution are to cover downward fluctuations in deposit accounts and increases in its loan portfolio.  Management believes Patriot’s short-term assets provide sufficient liquidity to cover loan demand, potential fluctuations in deposit accounts and to meet other anticipated cash operating requirements.

CAPITAL

The following table illustrates Patriot’s regulatory capital ratios at March 31, 2010 and December 31, 2009 respectively:

	March 31, 2010	December 31, 2009
Total Risk-based Capital	8.45%	8.58%
Tier 1 Risk-based Capital	7.07%	7.22%
Tier 1 Leverage Capital	4.78%	4.72%

The following table illustrates the Bank’s regulatory capital ratios at March 31, 2010 and December 31, 2009 respectively:

	March 31, 2010	December 31, 2009
Total Risk-based Capital	8.47%	8.58%
Tier 1 Risk-based Capital	7.09%	7.22%
Tier 1 Leverage Capital	4.79%	4.72%

Capital adequacy is one of the most important factors used to determine the safety and soundness of individual banks and the banking system.  Based on the above ratios, the Bank is considered to be “adequately capitalized” at March 31, 2010 under applicable regulations.  To be considered “adequately capitalized,” an institution must generally have a leverage capital ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4% and a total risk-based capital ratio of at least 8%.

Management continuously assesses the adequacy of the Bank’s capital.  As reported in Part II, Item 1 of this quarterly report, on December 16, 2009, Patriot and the Bank entered into a Securities Purchase Agreement (the “SPA”) with Carrazza pursuant to which Carrazza agreed to invest up to $50,000,000 to purchase up to 33,333,333 shares of Patriot common stock (as adjusted) at a purchase price of $1.50 per share.  On May 3, 2010, Patriot, the Bank and Carrazza entered into a First Amendment to Securities Purchase Agreement (the “Amendment”) to extend the outside closing date of the SPA, primarily to accommodate the completion of all necessary regulatory applications and approvals required for Carrazza to consummate the transactions contemplated under the SPA.  Pursuant to the terms of the Amendment, the parties have agreed to extend the outside closing date set forth under the SPA from May 31, 2010 to July 31, 2010 or later, provided certain conditions are met and further provided that the outside closing date shall not be extended later than August 31, 2010, unless mutually consented to in writing by the parties.  The Amendment sets forth that the SPA shall automatically terminate as of certain dates, unless certain conditions are met or if extended by mutual consent of the parties in writing.  Management currently anticipates that, subject to certain conditions and contingencies, the Carrazza investment will be consummated in the third quarter of 2010.

IMPACT OF INFLATION AND CHANGING PRICES

Patriot’s consolidated financial statements have been prepared in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.  Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature.  As a result, interest rates have a more significant impact on a financial institution’s performance than the general levels of inflation.  Interest rates do not necessarily move in the same direction or with the same magnitude as the prices of goods and services.  Notwithstanding this, inflation can directly affect the value of loan collateral, in particular, real estate.  Inflation, or disinflation, could significantly affect Patriot’s earnings in future periods.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

1.       For Fiscal Year Ended December 31, 2009

MARKET RISK

Market risk is defined as the sensitivity of income to fluctuations in interest rates, foreign exchange rates, equity prices, commodity prices and other market-driven rates or prices. Based upon the nature of Patriot’s business, market risk is primarily limited to interest rate risk, which is the impact that changing interest rates have on current and future earnings.

Qualitative Aspects of Market Risk

Patriot’s goal is to maximize long term profitability while minimizing its exposure to interest rate fluctuations. The first priority is to structure and price Patriot’s assets and liabilities to maintain an acceptable interest rate spread while reducing the net effect of changes in interest rates. In order to accomplish this, the focus is on maintaining a proper balance between the timing and volume of assets and liabilities re-pricing within the balance sheet. One method of achieving this balance is to originate variable rate loans for the portfolio and purchase short term investments to offset the increasing short term re-pricing of the liability side of the balance sheet. In fact, a number of the interest-bearing deposit products have no contractual maturity.  Therefore, deposit balances may run off unexpectedly due to changing market conditions.  Additionally, loans and investments with longer term rate adjustment frequencies are matched against longer term deposits and borrowings when possible to lock in a desirable spread.

The exposure to interest rate risk is monitored by the Management Asset and Liability Committee consisting of senior management personnel. The Committee meets on a monthly basis, but may convene more frequently as conditions dictate.  The Committee reviews the interrelationships within the balance sheet to maximize net interest income within acceptable levels of risk. This Committee reports to the Board of Directors on a monthly basis regarding its activities.  In addition to the Management Asset Liability Committee, there is a Board Asset and Liability Committee (“ALCO”), which meets quarterly.  ALCO monitors the interest rate risk analyses, reviews investment transactions during the period and determines compliance with Bank policies.

Quantitative Aspects of Market Risk

Management analyzes Patriot’s interest rate sensitivity position to manage the risk associated with interest rate movements through the use of interest income simulation and GAP analysis.  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.”  An asset or liability is said to be interest sensitive within a specific time period if it will mature or reprice within that time period.

Management’s goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income.  Interest income simulations are completed quarterly and presented to ALCO.  The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions.  Changes to these assumptions can significantly affect the results of the simulations.  The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates.

Simulation analysis is only an estimate of Patriot’s interest rate risk exposure at a particular point in time.  Management regularly reviews the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

Management has established interest rate risk guidelines measured by behavioral GAP analysis calculated at the one year cumulative GAP level and a net interest income and economic value of portfolio equity simulation model measured by a 200 basis point interest rate shock.

The table below sets forth an approximation of Patriot’s exposure to changing interest rates using management’s behavioral GAP analysis and as a percentage of estimated net interest income and estimated net portfolio value using interest income simulation.  The calculations use projected repricings of assets and liabilities at December 31, 2009 and 2008 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments.

	Basis	Interest Rate	December 31,
	Points	Risk Guidelines	2009	2008
Gap percentage total		+/- 10%	3.98%	2.51%
Net interest income	200	+/- 10%	4.67%	1.32%
	-200	+/- 10%	5.12%	-0.54%
Net portfolio value	200	+/- 20%	-8.93%	-12.48%
	-200	+/- 20%	-7.42%	5.40%

When comparing 2009 to 2008, Patriot experienced a 6% increase in average interest-earning assets while net interest income decreased by 32%, which is primarily reflective of the significant increase in non-performing assets.  The reduction in the interest margin of 114 basis points between 2008 and 2009 is a result of the increase in non-accrual loans which negatively impacted interest income by $5.3 million, higher levels of liquidity and a much lower rate environment.

Patriot’s interest rate risk position was within guidelines in all categories at December 31, 2009.  The interest rate risk position is monitored on an ongoing basis and management reviews strategies to maintain all categories within guidelines.

The table below sets forth examples of changes in estimated net interest income and the estimated net portfolio value based on projected scenarios of interest rate increases and decreases.  The analyses indicate the rate risk embedded in Patriot’s portfolio at the dates indicated should all interest rates instantaneously rise or fall.  The results are derived by adding to or subtracting from all current rates; however there are certain limitations to these types of analyses.  Rate changes are rarely instantaneous and these analyses may also overstate the impact of short-term repricings.

Net Interest Income and Economic Value Summary Performance
December 31, 2009
	Net Interest Income			Net Portfolio Value
Projected Interest Rate Scenario	Estimated Value	$ Change from Base	% Change from Base	Estimated Value	$ Change from Base	% Change from Base
+ 200	20,750	925	4.67%	49,704	(4,872)	-8.93%
+ 100	20,113	288	1.45%	51,762	(2,814)	-5.16%
BASE	19,825	-	-	54,576	-	-
- 100	20,557	732	3.69%	54,945	369	0.68%
- 200	20,841	1,016	5.12%	50,525	(4,051)	-7.42%

December 31, 2008
	Net Interest Income			Net Portfolio Value
Projected Interest Rate Scenario	Estimated Value	$ Change from Base	% Change from Base	Estimated Value	$ Change from Base	% Change from Base
+ 200	22,609	(302)	-1.32%	67,804	(9,668)	-12.48%
+ 100	22,745	(166)	-0.73%	72,462	(5,010)	-6.47%
BASE	22,911			77,472
- 100	22,927	16	0.07%	80,422	2,950	3.81%
- 200	22,788	(123)	-0.54%	81,658	4,186	5.40%

Impact of Inflation and Changing Prices

Patriot’s financial statements have been prepared in terms of historical dollars, without considering changes in relative purchasing power of money over time due to inflation.  Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature.  As a result, interest rates have a more significant impact on a financial institution’s performance than the effect of general levels of inflation.  Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.  Notwithstanding this, inflation can directly affect the value of loan collateral, in particular, real estate.  Inflation, or disinflation, could significantly affect Patriot’s earnings in future periods.

2.       For First Fiscal Quarter Ended March 31, 2010

Market risk is defined as the sensitivity of income to fluctuations in interest rates, foreign exchange rates, equity prices, commodity prices and other market-driven rates or prices.  Based upon the nature of Patriot’s business, the primary source of market risk is interest rate risk, which is the impact that changing interest rates have on current and future earnings. In addition, Patriot’s loan portfolio is primarily secured by real estate in the company’s market area.  As a result, the changes in valuation of real estate could also impact Patriot’s earnings.

Qualitative Aspects of Market Risk

Patriot’s goal is to maximize long term profitability while minimizing its exposure to interest rate fluctuations.  The first priority is to structure and price Patriot’s assets and liabilities to maintain an acceptable interest rate spread while reducing the net effect of changes in interest rates.  In order to accomplish this, the focus is on maintaining a proper balance between the timing and volume of assets and liabilities re-pricing within the balance sheet.  One method of achieving this balance is to originate variable rate loans for the portfolio and purchase short-term investments to offset the increasing short term re-pricing of the liability side of the balance sheet.  In fact, a number of the interest-bearing deposit products have no contractual maturity.  Therefore, deposit balances may run off unexpectedly due to changing market conditions.  Additionally, loans and investments with longer term rate adjustment frequencies are matched against longer term deposits and borrowings to lock in a desirable spread.

The exposure to interest rate risk is monitored by the Management Asset and Liability Committee consisting of senior management personnel.  The Committee meets on a monthly basis, but may convene more frequently as conditions dictate.  The Committee reviews the interrelationships within the balance sheet to maximize net interest income within acceptable levels of risk.  This Committee reports to the Board of Directors on a monthly basis regarding its activities.  In addition to the Management Asset and Liability Committee, there is a Board Asset and Liability Committee (“ALCO”), which meets quarterly.  ALCO monitors the interest rate risk analyses, reviews investment transactions during the period and determines compliance with Bank policies.

Quantitative Aspects of Market Risk

In order to manage the risk associated with interest rate movements, management analyzes Patriot’s interest rate sensitivity position through the use of interest income simulation and GAP analysis.  The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are “interest sensitive.”  An asset or liability is said to be interest sensitive within a specific time period if it will mature or reprice within that time period.

Management’s goal is to manage asset and liability positions to moderate the effects of interest rate fluctuations on net interest income.  Interest income simulations are completed quarterly and presented to ALCO.  The simulations provide an estimate of the impact of changes in interest rates on net interest income under a range of assumptions.  Changes to these assumptions can significantly affect the results of the simulations.  The simulation incorporates assumptions regarding the potential timing in the repricing of certain assets and liabilities when market rates change and the changes in spreads between different market rates.

Simulation analysis is only an estimate of Patriot’s interest rate risk exposure at a particular point in time.  Management regularly reviews the potential effect changes in interest rates could have on the repayment of rate sensitive assets and funding requirements of rate sensitive liabilities.

Management has established interest rate risk guidelines measured by behavioral GAP analysis calculated at the one year cumulative GAP level and a net interest income and economic value of portfolio equity simulation model measured by a 200 basis point interest rate shock.

The table below sets forth an approximation of Patriot’s exposure to changing interest rates using management’s behavioral GAP analysis and as a percentage of estimated net interest income and estimated net portfolio value using interest income simulation.  The calculations use projected repricings of assets and liabilities at March 31, 2010 and December 31, 2009 on the basis of contractual maturities, anticipated repayments and scheduled rate adjustments.

	Basis	Interest Rate	March 31,	December 31,
	Points	Risk Guidelines	2010	2009

GAP percentage total		+/- 10%	0.52%	3.98%
Net interest income	200	+/- 10%	-9.74%	4.67%
	-200	+/- 10%	8.56%	5.12%
Net portfolio value	200	+/- 20%	3.32%	-8.93%
	-200	+/- 20%	0.49%	-7.42%

The table below sets forth examples of changes in estimated net interest income and the estimated net portfolio value based on projected scenarios of interest rate increases and decreases.  The analyses indicate the rate risk embedded in Patriot’s portfolio at the dates indicated should all interest rates instantaneously rise or fall.  The results of these changes are added to or subtracted from the base case; however, there are certain limitations to these types of analyses.  Rate changes are rarely instantaneous and these analyses may also overstate the impact of short-term repricings.

Net Interest Income and Economic Value
Summary Performance

March 31, 2010
	Net Interest Income			Net Portfolio Value
Projected Interest	Estimated	$ Change	% Change	Estimated	$ Change	% Change
Rate Scenario	Value	from Base	from Base	Value	from Base	from Base
+ 200	25,626	(2,765)	-9.74%	40,130	1,289	3.32%
+ 100	26,990	(1,401)	-4.93%	39,769	928	2.39%
BASE	28,391			38,841
- 100	30,488	2,097	7.39%	37,836	(1,005)	-2.59%
- 200	30,821	2,430	8.56%	39,032	192	0.49%

December 31, 2009
	Net Interest Income			Net Portfolio Value
Projected Interest	Estimated	$ Change	% Change	Estimated	$ Change	% Change
Rate Scenario	Value	from Base	from Base	Value	from Base	from Base
+ 200	20,750	925	4.67%	49,704	(4,872)	-8.93%
+ 100	20,113	288	1.45%	51,762	(2,814)	-5.16%
BASE	19,825	-	-	54,576	-	-
- 100	20,557	732	3.69%	54,945	369	0.68%
- 200	20,841	1,016	5.12%	50,525	(4,051)	-7.42%

SUPPLEMENTARY FINANCIAL INFORMATION

The consolidated balance sheets of Patriot as of December 31, 2009 and December 31, 2008 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2009, December 31, 2008 and December 31, 2007, together with the report thereon of McGladrey & Pullen, LLP dated March 15, 2010, are included as part of this Proxy Statement as Appendix B.

The following table presents selected quarterly financial information (unaudited):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2009:
Interest income	$12,359,234	$10,998,963	$ 9,983,932	$9,625,951
Interest expense	6,830,950	6,595,455	5,983,941	4,949,482
Net interest income	5,528,284	4,403,508	3,999,991	4,676,469
Provision for loan losses	1,600,000	5,956,000	1,453,000	4,080,000
Noninterest income	1,022,654	666,597	617,707	639,522
Noninterest expenses	6,305,899	7,446,962	7,535,346	8,843,381
(Loss) before income taxes	(1,354,961)	(8,332,857)	(4,370,648)	(7,607,390)
Provision (benefit) for income taxes	(258,000)	(3,696,000)	9,565,000	(3,397,250)
Net loss	$(1,096,961)	$(4,636,857)	$ (13,935,648)	$(4,210,140)

Net income (loss) per common share:
Basic and diluted	$ (0.23)	$ (0.98)	$ (2.93)	$ (0.88)

2008:
Interest income	$14,298,676	$14,524,245	$ 13,473,165	$13,454,160
Interest expense	8,150,666	7,397,678	6,370,263	6,620,460
Net interest income	6,148,010	7,126,567	7,102,902	6,833,700
Provision for loan losses	477,000	1,068,000	3,000,000	6,744,772
Noninterest income	753,739	761,014	(303,564)	(1,360,297)
Noninterest expenses	6,222,082	6,370,342	5,996,420	7,359,061
Income (loss) before income taxes	202,667	449,239	(2,197,082)	(8,630,430)
Provision (benefit) for income taxes	52,000	53,000	(288,000)	(2,881,000)
Net Income (loss)	$ 150,667	$ 396,239	$ (1,909,082)	$(5,749,430)

Net income (loss) per common share:
Basic and diluted	$ 0.03	$ 0.08	$ (0.40)	$ (1.21)

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the two most recent fiscal years and the subsequent interim period, there have been no changes in or disagreements with Patriot’s accountants on accounting and financial disclosure.

FINANCIAL STATEMENTS

Please see Patriot’s audited financial statements for the year ended December 31, 2009, included in Patriot’s annual report on Form 10-K, filed with the SEC on March 15, 2010.  These financial statements are attached hereto as Appendix B.  Please see Patriot’s unaudited financial statements for fiscal quarter ended March 31, 2010, included in Patriot’s Form 10-Q, filed with the SEC on May 10, 2010.  These financial statements are attached as Appendix C.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides certain information about beneficial ownership of Company common stock as of February 28, 2010 by (i) each person, or group of affiliated persons, who is known to Patriot to beneficially own more than five percent of Company common stock; (ii) each of Patriot’s directors; (iii) certain executive officers of Patriot; and (iv) all of Patriot's directors and executive officers as a group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. The address of each director and executive officer is care of Patriot at Patriot’s principal executive office.

To Patriot’s knowledge, except for the transaction described in Proposal 2, there exists no arrangement that might result in a change in control of Patriot.

To compute the percentage ownership of any shareholder in the following table, the total number of shares deemed outstanding includes 4,762,727 shares outstanding on February 28, 2010, plus any shares that a shareholder could acquire upon exercise of any options that are exercisable within the 60-day period after February 28, 2010.

	Shares of Common Stock Beneficially Owned
Beneficial Owner	Shares		Percent

5% Shareholders:

Harvey Sandler Revocable Trust 21170 NE 22nd Court North Miami Beach, FL 33180	648,130	(1)	13.61%

Barry C. Lewis 177 South Mountain Road New City, NY 10956	473,100	(2)	9.93%

Donald Opatrny 30 East Elm Street Greenwich, CT 06830	376,850	(3)	7.91%

Directors and Executive Officers named in the Summary Compensation Table:

Angelo De Caro	606,300	(4)	12.73%
John J. Ferguson	10,511	(5)	*
John A. Geoghegan	15,896	(6)	*
L. Morris Glucksman	81,073	(7)	1.70%
Charles F. Howell	63,050		1.32%
Michael F. Intrieri	52,297	(8)	1.10%
Robert F. O’Connell	27,948		*
Raymond B. Smyth	2,618	(9)	*
Philip W. Wolford	12,873	(10)	*
Martin Noble	1,911		*

All directors and executive officers of Patriot (13 persons)	885,930		18.60%
*           Percentage is less than 1% of all outstanding shares of common stock.

(1)
Based on an Amended Schedule 13G filed by the Harvey Sandler Revocable Trust with the SEC on February 13, 2009.  The Harvey Sandler Revocable Trust has sole voting and sole dispositive control over all of these shares.  Mr. Sandler is the sole trustee of the trust.

(2)
Based on an Amended Schedule 13G filed by Mr. Lewis with the SEC on January 30, 2009.  Reflects 327,628 shares held in Barry Lewis IRA Rollover Accounts, of which Mr. Lewis disclaims beneficial ownership, except to the extent of his equity interest therein, and 145,472 shares held by the Barry Lewis Revocable Living Trust.

(3)	Based on a Schedule 13D filed by Mr. Opatrny with the SEC on October 6, 2006. Mr. Opatrny has sole voting and sole dispositive control over all of these shares.

(4)	Includes 584,600 shares under pledge and 1,700 shares not pledged and 20,000 shares held as Trustee for others.

(5)	Includes 1,496 shares for which Mr. Ferguson is a Trustee for his wife’s defined benefit plan.

(6)	Includes 10,464 shares held by Mr. Geoghegan through an Individual Retirement Account.

(7)
Includes 1,000 shares owned solely by Roslyn Glucksman; 10,800 shares held as Trustee for other than immediate family members; 14,200 shares held as Trustee for family members; 34,300 shares held as Trustee for other than immediate family members.

(8)	Includes 2,051 shares owned by family members.

(9)	Includes 600 shares held by Mr. Smyth through an Individual Retirement Account.

(10)	Includes 84 shares held in joint tenancy with, Regine Vantieghem, Mr. Wolford’s wife; and 302 shares owned solely by Regine Vantieghem over which Mr. Wolford disclaims beneficial ownership.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast,” and other similar words. Forward-looking statements in this proxy statement include, for example, statements regarding completion of the issuance and sale described in Proposal 2 and use of proceeds from the issuance and sale of shares.  These statements are based on current expectations, estimates, projections, beliefs and assumptions of Patriot’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, inability to consummate the issuance and sale described in Proposal 2; changes in laws or regulations, prices, economic conditions; impact of competition and litigation; operational difficulties; availability of skilled personnel and other factors discussed in greater detail in Patriot’s filings with the SEC. You are cautioned not to place undue reliance on Patriot’s forward-looking statements and to consult filings Patriot makes with the SEC for additional risks and uncertainties that may apply to Patriot’s business and the ownership of Patriot’s securities. Patriot’s forward-looking statements are presented as of the date made, and Patriot disclaims any duty to update such statements unless required by law to do so.

CAUTIONARY STATEMENT CONCERNING REPRESENTATIONS AND
WARRANTIES CONTAINED IN THE SECURITIES PURCHASE AGREEMENT
AND RELATED AGREEMENTS

You should not rely upon the representations and warranties contained in the Securities Purchase Agreement or the related agreements, as to factual information about Patriot or Holdings. These representations and warranties were made only for purposes of the Securities Purchase Agreement and the related agreements, were made solely to Patriot, Holdings or the other parties thereto, as applicable, as of the dates indicated therein and are subject to modification or qualification by other disclosures made by Patriot. Information about Patriot can be found elsewhere in this proxy statement and in other public filings Patriot makes with the SEC. Information about Holdings can also be found elsewhere in this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [___________ ___, 2010].

The proxy statement is available at Patriot’s website at www.pnbdirectonline.com.

You may request an additional copy of any document incorporated by reference herein at no cost, by writing or calling us at the following address:

Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, Connecticut 06901
(877) 356-2223
Attn: Robert O'Connell, CFO

You should rely only on the information contained or incorporated by reference in this proxy statement.  Patriot has not authorized anyone else to provide you with different information.

Angelo De Caro
Chairman and Chief Executive Officer

Stamford, Connecticut
_______ __, 2010

Appendix A

Section (a) of Article II of Patriot’s certificate of incorporation is proposed to be amended as follows (language proposed to be deleted appears in brackets and new language appears in bold and underscore):

(a) The total number of shares of capital stock which the Corporation shall have the authority to issue is [61,000,000 shares, consisting of 60,000,000 shares of common stock, par value  two dollars ($2.00)] 101,000,000 shares, consisting of 100,000,000 shares of common stock $0.01 per share, and 1,000,000 shares of serial preferred stock, without par value.

  A-1

Appendix B

Audited Financial Statements for Year Ended December 31, 2009

The following index lists the financial statements of Patriot National Bancorp, Inc. that are included in this report.

Page

Report of Independent Registered Public Accounting Firm	B-2

Financial Statements:

Consolidated Balance Sheets December 31, 2009 and 2008	B-4

Consolidated Statements of Operations for the years ended
December 31, 2009, 2008 and 2007	B-5

Consolidated Statement of Stockholders' Equity for the years
ended December 31, 2009, 2008 and 2007	B-6

Consolidated Statements of Cash Flows for the years ended
December 31, 2009, 2008 and 2007	B-7

Notes to Consolidated Financial Statements	B-9

This Appendix B is also being delivered to Patriot National Bancorp, Inc. shareholders in accordance with NASDAQ Rule 5250(d)(1).

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of Directors
Patriot National Bancorp, Inc. and Subsidiary

We have audited the consolidated balance sheets of Patriot National Bancorp, Inc. and Subsidiary as of December 31, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Patriot National Bancorp, Inc. and Subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 16 to the financial statements, the Company has incurred net losses for the years ended December 31, 2009 and 2008, and in addition, in February 2009, the Company’s subsidiary, Patriot National Bank (the “Bank”), entered into a formal written agreement with its primary regulator which required the Bank to develop and maintain a capital plan.  As a result of these losses, the Company and the Bank are no longer considered “well capitalized” for regulatory capital purposes.  Although the Company and the Bank are considered to be “adequately capitalized” at December 31, 2009, if losses continue and the executed Stock Purchase Agreement described in Note 16 does not close, the Company and the Bank could be in noncompliance with regulatory capital requirements.  The uncertainty of the Company’s and the Bank’s ability to maintain compliance with regulatory capital requirements raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 16.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Patriot National Bancorp, Inc. and Subsidiary’s internal control over financial reporting as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 15, 2010 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/S/ McGladrey & Pullen, LLP

New Haven, Connecticut
March 15, 2010

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008
	2009	2008
ASSETS
Cash and due from banks (Note 2):
Noninterest bearing deposits and cash	$ 19,465,521	$ 3,045,708
Interest bearing deposits	78,070,072	1,240,525
Federal funds sold	10,000,000	20,000,000
Short-term investments	263,839	316,518
Cash and cash equivalents	107,799,432	24,602,751

Available for sale securities (at fair value) (Note 3)	48,829,981	51,979,677
Federal Reserve Bank stock	1,839,650	1,913,200
Federal Home Loan Bank stock (Note 8)	4,508,300	4,508,300
Loans receivable (net of allowance for loan losses: 2009: $15,794,118
2008: $16,247,070) (Notes 4 and 17)	645,205,943	788,568,687
Accrued interest and dividends receivable	3,236,252	4,556,755
Premises and equipment, net (Notes 5 and 9)	6,595,727	7,948,501
Deferred tax asset, net (Note 10)	-	8,680,075
Goodwill and other intangible assets (Note 11)	69,108	85,896
Cash surrender value of life insurance (Note 12)	19,859,732	19,135,105
Other real estate owned (Note 6)	19,073,993	-
Other assets	9,398,803	1,380,031
Total assets	$ 866,416,921	$ 913,358,978

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits (Notes 7 and 17):
Noninterest bearing deposits	$ 49,755,521	$ 50,194,400
Interest bearing deposits	711,578,771	734,626,951
Total deposits	761,334,292	784,821,351

Repurchase agreements (Note 8)	7,000,000	7,000,000
Federal Home Loan Bank borrowings (Note 8)	50,000,000	50,000,000
Junior subordinated debt owed to unconsolidated trust (Note 8)	8,248,000	8,248,000
Accrued expenses and other liabilities	3,973,319	4,515,483
Total liabilities	830,555,611	854,584,834

Commitments and Contingencies (Notes 8, 9 and 15)

Shareholders' equity (Notes 13 and 16)
Preferred stock, no par value; 1,000,000 shares authorized,
no shares issued	-	-
Common stock, $2 par value: 60,000,000 shares authorized; 2009 shares
issued 4,774,432; outstanding 4,762,727; 2008 shares issued 4,755,114;	9,548,864	9,510,228
outstanding 4,743,409
Additional paid-in capital	49,651,534	49,634,337
Accumulated deficit	(24,000,400)	(119,886)
Less: Treasury stock at cost: 2009 and 2008 11,705 shares	(160,025)	(160,025)
Accumulated other comprehensive income (loss) - net unrealized gain (loss)
on available for sale securities, net of taxes	821,337	(90,510)
Total shareholders' equity	35,861,310	58,774,144

Total liabilities and shareholders' equity	$ 866,416,921	$ 913,358,978

See Notes to Consolidated Financial Statements.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended December 31, 2009, 2008 and 2007
	2009	2008	2007
Interest and Dividend Income
Interest and fees on loans	$ 41,121,342	$ 52,484,054	$ 46,948,772
Interest on investment securities	1,335,283	2,324,817	2,153,886
Dividends on investment securities	293,735	803,704	1,667,587
Interest on federal funds sold	37,546	129,475	1,079,233
Other interest income	180,174	8,196	12,679
Total interest and dividend income	42,968,080	55,750,246	51,862,157

Interest Expense
Interest on deposits	22,021,255	25,968,124	26,524,400
Interest on Federal Home Loan Bank borrowings	1,698,712	1,725,699	511,027
Interest on subordinated debt	331,309	535,659	690,696
Interest on other borrowings	308,552	309,585	41,187
Total interest expense	24,359,828	28,539,067	27,767,310

Net interest income	18,608,252	27,211,179	24,094,847

Provision for Loan Losses (Note 4)	13,089,000	11,289,772	75,000

Net interest income after provision for loan losses	5,519,252	15,921,407	24,019,847

Noninterest Income (Loss)
Mortgage brokerage referral fees	167,854	237,933	736,195
Loan application, inspection and processing fees	214,334	355,526	212,896
Fees and service charges	1,025,258	990,843	839,311
Loss on impaired investment securities	-	(3,167,285)	-
Gain on sale of investment securities	434,334	-	-
Gain on redemption of investment securities	16,880	-	5,000
Earnings on cash surrender value of life insurance	724,627	941,421	193,684
Other income	363,193	492,454	246,829
Total noninterest income (loss)	2,946,480	(149,108)	2,233,915

Noninterest Expenses
Salaries and benefits (Notes 9 and 14)	11,879,544	12,092,917	11,851,598
Occupancy and equipment expense, net	5,657,908	5,526,910	4,457,770
Data processing	1,373,489	1,285,989	1,113,276
Advertising and promotional expenses	280,567	814,374	713,246
Professional and other outside services	4,021,330	1,755,896	1,401,290
Loan administration and processing expenses	519,412	303,338	195,408
Regulatory assessments	3,165,722	725,613	582,897
Insurance expense	762,766	144,946	126,164
Other real estate operations (Note 6)	793,781	-	(152,009)
Other operating expenses	1,677,069	1,932,431	1,749,196
Goodwill impairment (Note 11)	-	1,365,491	-
Total noninterest expenses	30,131,588	25,947,905	22,038,836

(Loss) income before income taxes	(21,665,856)	(10,175,606)	4,214,926

(Provision) benefit for Income Taxes (Note 10)	(2,213,750)	3,064,000	(1,537,000)

Net (loss) income	$ (23,879,606)	$ (7,111,606)	$ 2,677,926

Basic and diluted (loss) income per share (Note 13)	$ (5.02)	$ (1.50)	$ 0.56

Dividends per share	$ -	$ 0.180	$ 0.180

See Notes to Consolidated Financial Statements.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Years Ended December 31, 2009, 2008 and 2007

						Accumulated
	Number of		Additional	Retained		Other
	Outstanding	Common	Paid-in	Earnings	Treasury	Comprehensive
	Shares	Stock	Capital	(Accumulated Deficit)	Stock	Income (Loss)	Total

Balance at December 31, 2006	4,739,494	$ 9,478,988	$ 49,463,307	$ 6,022,012	$ -	$ (680,962)	$ 64,283,345

Comprehensive income
Net income	-	-	-	2,677,926		-	2,677,926
Unrealized holding gain on available for
sale securities, net of taxes (Note 18)	-	-	-	-		627,462	627,462
Total comprehensive income							3,305,388

Dividends ($0.180 per share)	-	-	-	(853,878)		-	(853,878)

Issuance of capital stock (Note 13)	7,350	14,700	85,812	-		-	100,512

Balance, December 31, 2007	4,746,844	9,493,688	49,549,119	7,846,060	-	(53,500)	66,835,367

Comprehensive loss
Net loss	-	-	-	(7,111,606)		-	(7,111,606)
Unrealized holding loss on available for
sale securities, net of taxes (Note 18)	-	-	-	-		(37,010)	(37,010)
Total comprehensive loss							(7,148,616)

Dividends ($0.180 per share)	-	-	-	(854,340)		-	(854,340)

Treasury Stock
Stock purchased under buyback	(11,705)				(160,025)		(160,025)

Issuance of capital stock (Note 13)	8,270	16,540	83,943				100,483

Other			1,275				1,275

Balance, December 31, 2008	4,743,409	9,510,228	49,634,337	(119,886)	(160,025)	(90,510)	58,774,144

Comprehensive loss
Net loss	-	-	-	(23,879,606)		-	(23,879,606)
Unrealized holding gain on available for
sale securities, net of taxes (Note 18)	-	-	-	-		911,847	911,847
Total comprehensive loss							(22,967,759)

Issuance of capital stock (Note 13)	19,318	38,636	17,197				55,833

Other			-	(908)			(908)

Balance, December 31, 2009	4,762,727	$ 9,548,864	$ 49,651,534	$ (24,000,400)	$ (160,025)	$ 821,337	$ 35,861,310

See Notes to Consolidated Financial Statements.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009, 2008 and 2007
	2009	2008	2007
Cash Flows from Operating Activities
Net (loss) income	$ (23,879,606)	$ (7,111,606)	$ 2,677,926
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Amortization and accretion of investment premiums and discounts, net	157,727	131,456	181,727
Amortization and accretion of purchase loan premiums and discounts, net	26,079	37,732	96,738
Amortization of core deposit intangible	16,788	17,688	18,576
Provision for loan losses	13,089,000	11,289,772	75,000
Gain on sale of investment securities	(434,334)	-	-
Loss on impaired investment securities	-	3,167,285	-
Impairment of goodwill	-	1,365,491	-
Gain on sale of other real estate owned	-	-	(86,473)
Gain on redemption of investment security	(16,880)	-	(5,000)
Depreciation and amortization of premises and equipment	1,660,803	1,632,985	1,211,775
Payment of fees to directors in common stock	55,833	49,932	49,961
Earnings on cash surrender value of life insurance	(724,627)	(941,421)	(193,684)
Loss on disposal of bank premises and equipment	156	46	3,035
Deferred income taxes	8,624,602	(5,869,368)	(258,035)
Change in assets and liabilities:
(Decrease) increase in deferred loan fees	(843,519)	(849,073)	165,288
Decrease (increase) in accrued interest and dividends receivable	1,320,503	19,263	(1,033,845)
Increase in other assets	(8,018,772)	(437,887)	(9,667)
(Decrease) increase in accrued expenses and other liabilities	(832,112)	(1,031,841)	1,547,361
Net cash (used in) provided by operating activities	(9,798,359)	1,470,454	4,440,683

Cash Flows from Investing Activities
Purchases of available for sale securities	(34,265,081)	(18,366,036)	(14,947,542)
Proceeds from sale of available for sale securities	19,852,541	-	-
Proceeds from redemptions of available for sale securities	12,000,000	19,000,000	3,005,000
Principal repayments on available for sale securities	7,326,444	11,317,968	12,580,945
Cash received in conjunction with branch acquisition	-	-	-
Purchase of Federal Reserve Bank stock	(1,500)	(1,500)	-
Purchase of Federal Home Loan Bank stock	-	(1,852,200)	(1,438,900)
Proceeds from repurchase of excess stock by the Federal Reserve Bank	75,050	-	-
Net decrease (increase) in loans	112,017,191	(113,161,128)	(179,338,861)
Capital improvements to other real estate owned	-	-	(156,700)
Proceeds from sale of other real estate owned	-	-	1,077,515
Purchase of life insurance	-	-	(18,000,000)
Purchases of premises and equipment	(308,185)	(1,775,967)	(5,329,514)
Net cash provided by (used in) investing activities	116,696,460	(104,838,863)	(202,548,057)

Cash Flows from Financing Activities
Net increase (decrease) in demand, savings and money market deposits	69,100,673	43,490,488	(9,960,503)
Net (decrease) increase in time certificates of deposit	(92,587,732)	68,931,454	120,908,248
Net increase in FHLB borrowings	-	2,500,000	39,500,000
Increase in borrowings under repurchase agreements	-	-	7,000,000
Proceeds from issuance of common stock	-	50,551	50,551
Other	(908)	1,275	-
Payment under stock buyback program	-	(160,025)	-
Dividends paid on common stock	(213,453)	(854,497)	(853,547)
Net cash (used in) provided by financing activities	(23,701,420)	113,959,246	156,644,749

Net increase (decrease) in cash and cash equivalents	83,196,681	10,590,837	(41,462,625)

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007

Cash and cash equivalents
Beginning	24,602,751	14,011,914	55,474,539

Ending	$ 107,799,432	$ 24,602,751	$ 14,011,914

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$ 24,348,048	$ 28,340,521	$ 27,654,868

Income taxes	$ 1,216,134	$ 1,816,392	$ 1,607,055

Supplemental Disclosure of Noncash Investing and Financing
Activities
Unrealized holding gains (losses) on available for sale securities
arising during the period	$ 1,470,721	$ (59,692)	$ 1,012,035

Accrued dividends declared on common stock	$ -	$ 213,453	$ 213,608

Transfer of loans to other real estate owned	$ 19,073,993	$ -	$ -

See Notes to Consolidated Financial Statements.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 1.	Nature of Operations and Summary of Significant Accounting Policies

Patriot National Bancorp, Inc. (the "Company"), a Connecticut corporation, is a bank holding company that was organized in 1999.  On December 1, 1999, all the issued and outstanding shares of Patriot National Bank (the "Bank") were converted into Company common stock and the Bank became a wholly owned subsidiary of the Company.  The Bank is a nationally chartered commercial bank whose deposits are insured under the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation.  The Bank provides a full range of banking services to commercial and consumer customers through its main office in Stamford, Connecticut, fifteen other branch offices in Connecticut and three branch offices in New York.  The Bank's customers are concentrated in Fairfield and New Haven Counties in Connecticut and Westchester County, New York City and Long Island, New York.  The Bank also conducts mortgage brokerage operations through a loan production office in Stamford, Connecticut.

On March 11, 2003, the Company formed Patriot National Statutory Trust I (the “Trust”) for the purpose of issuing trust preferred securities and investing the proceeds in subordinated debentures issued by the Company, and on March 26, 2003, the first series of trust preferred securities were issued.  In accordance with generally accepted accounting principles, the Trust is not included in the Company’s consolidated financial statements.

The following is a summary of the Company’s significant accounting policies:

Significant group concentrations of credit risk

Most of the Company’s activities are with customers located within Fairfield and New Haven Counties in Connecticut and Westchester County, New York City and Long Island, New York.  Note 3 discusses the types of securities in which the Company invests.  Note 4 discusses the types of lending in which the Company engages.  The Company does not have any significant concentrations to any one industry or customer; however, the Company’s investment in life insurance is in a separate account of a single insurance carrier.

Principles of consolidation and basis of financial statement presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, the Bank, and the Bank's wholly owned subsidiary, PinPat Acquisition Corporation, and have been prepared in accordance with accounting principles generally accepted in the United States of America and general practices within the banking industry.  All significant intercompany balances and transactions have been eliminated.  In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, as of the balance sheet date and reported amounts of revenues and expenses for the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

allowance for loan losses, the valuation of investment securities and deferred tax assets, and the evaluation of investment securities for impairment.

On July 1, 2009, the Accounting Standards Codification (“ASC”) became the Financial Accounting Standard Board’s (“FASB”) single source of authoritative U.S. accounting and reporting standards applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature.  The adoption of this ASC topic changed the applicable citations and naming conventions used when referencing generally accepted accounting principles.

Cash and cash equivalents

Cash and due from banks, federal funds sold and short-term investments are recognized as cash equivalents in the consolidated financial statements.  Federal funds sold generally mature in one day.  For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.  Cash flows from loans and deposits are reported net.  The Company maintains amounts due from banks and federal funds sold which, at times, may exceed federally insured limits.  The Company has not experienced any losses from such concentrations.  The short-term investments represent an investment in a money market mutual fund of a single issuer.

Investments in debt and marketable equity securities

Management determines the appropriate classification of securities at the date individual investment securities are acquired, and the appropriateness of such classification is reassessed at each balance sheet date.

Debt securities, if any, that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and are recorded at amortized cost.  “Trading” securities, if any, are carried at fair value with unrealized gains and losses recognized in earnings.  Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of taxes.  Purchase premiums and discounts are recognized in interest income using the interest method over the lives of the securities.

Effective April 1, 2009, the Company adopted new accounting guidance related to recognition and presentation of other-than-temporary impairment.  This recent accounting guidance amends the recognition guidance for other-than-temporary impairments of debt securities and expands the financial statement disclosures for other-than-temporary impairment losses on debt and equity securities.  The recent guidance replaced the “intent and ability” indication in prior guidance by specifying that (a) if the Company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss.  When the Company does not intend to sell the security, and it is

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

more-likely-than-not the Company will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

The credit loss component recognized in earnings is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as projected based on cash flow projections discounted at the applicable original yield of the security.  The adoption of the other-than-temporary impairment accounting guidance had no impact on the Company’s consolidated financial statements.

Prior to the adoption of the recent accounting guidance on April 1, 2009, declines in the fair value of held-to-maturity and available-for-sale securities below their cost that were deemed to be other than temporary were reflected in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considered (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The sale of a held to maturity security within three months of its maturity date or after collection of at least 85% of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

Loans held for sale

Loans held for sale, if any, are those loans the Company has the intent to sell in the foreseeable future, and are carried at the lower of aggregate cost or market value.  Gains and losses on sales of loans are recognized on the trade dates, and are determined by the difference between the sales proceeds and the carrying value of the loans.  Loans are sold with servicing released.

Loans receivable

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for unearned income, the allowance for loan losses, and any unamortized deferred fees or costs.

Interest income is accrued based on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and amortized as a level yield adjustment over the respective term of the loan.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The accrual of interest on loans is discontinued at the time the loan is 90 days past due unless the loan is well-secured and in process of collection.  Consumer installment loans are typically charged off no later than 180 days past due.  Past due status is based on contractual terms of the loan.  In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual status or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis method until qualifying for return to accrual status.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The Company's real estate loans are collateralized by real estate located principally in Fairfield and New Haven Counties in Connecticut and Westchester County, New York City and Long Island, New York, and accordingly, the ultimate collectability of a substantial portion of the Company's loan portfolio is susceptible to changes in regional real estate market conditions.

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are considered impaired.  For such impaired loans, an allowance is established when the discounted cash flows (or collateral value if the loan is collateral dependent or observable market price) of the impaired loan is lower than the carrying value of that loan.  The general component covers all other loans, segregated generally by loan type, and is based on historical loss experience with adjustments for qualitative factors which are made after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data.  In addition, a risk rating system is utilized to evaluate the general component of the allowance for loan losses.  Under this system, management assigns risk ratings between one and nine to commercial and industrial loans, construction loans and commercial real estate loans.  Risk ratings are assigned based upon the recommendations of the credit analyst and the

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

originating loan officer and confirmed by the loan committee at the initiation of the transactions and are reviewed and changed, when necessary, during the life of the loan.  Loans assigned a risk rating of six or above are monitored more closely by the credit administration officers and the loan committee.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Impaired loans also include loans modified in troubled debt restructurings where concessions have been granted to borrowers experiencing financial difficulties.  These concessions could include a reduction in the interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collection.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer installment loans for impairment disclosures, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

Loan brokerage activities

The Company receives loan brokerage fees for soliciting and processing conventional loan applications on behalf of permanent investors.  Brokerage fee income is recognized upon closing of loans for permanent investors.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Transfers of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company - put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and no condition both constrains the transferee from taking advantage of that right and provides more than a trivial benefit for the transferor, and (3) the transferor does not maintain effective control over the transferred assets through either (a) an agreement that both entitles and obligates the transferor to repurchase or redeem the assets before maturity or (b) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call.

In June 2009, the FASB issued guidance which modifies certain guidance relating to transfers and servicing of financial assets.  This guidance eliminates the concept of qualifying special purpose entities, provides guidance as to when a portion of a transferred financial asset can be evaluated for sale accounting, provides additional guidance with regard to accounting for transfers of financial assets and requires additional disclosures.  This guidance is effective for the Company as of January 1, 2010, with adoption applied prospectively for transfers that occur on and after the effective date.  The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

Other real estate owned

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in operations.  Costs relating to the development and improvement of the property are capitalized, subject to the limit of fair value of the collateral.  Gains or losses are included in noninterest expenses upon disposal.

Premises and equipment

Premises and equipment are stated at cost, net of accumulated depreciation and amortization.  Leasehold improvements are capitalized and amortized over the shorter of the terms of the related leases or the estimated economic lives of the improvements.  Depreciation is charged to operations for furniture, equipment and software using the straight-line method over the estimated useful lives of the related assets which range from three to ten years.  Gains and losses on dispositions are recognized upon realization.  Maintenance and repairs are expensed as incurred and improvements are capitalized.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Impairment of assets

Long-lived assets, which are held and used by the Company, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If impairment is indicated by that review, the asset is written down to its estimated fair value through a charge to noninterest expense.

Goodwill and other intangible assets

Goodwill and other intangible assets with indefinite lives represent the cost in excess of net assets of businesses acquired and are not subject to amortization.  Other identified intangible assets with finite lives consist of a core deposit intangible recorded in connection with a branch acquisition and is amortized over its estimated useful life.  The Company’s goodwill and other intangible assets are tested for impairment annually, or more frequently under prescribed conditions.

Cash surrender value of life insurance

Cash surrender value of life insurance represents life insurance on certain employees who have consented to allow the Bank to be the beneficiary of those policies.  Increases in the cash value of the policies, as well as insurance proceeds received, are recorded in other non-interest income and are not subject to income tax.  Management reviews the financial strength of the insurance carrier on an annual basis.

Income taxes

The Company recognizes income taxes under the asset and liability method.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes a benefit from its tax positions only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The periods subject to examination for the Company’s Federal returns are the tax years 2004 through 2008.  The periods subject to examination for the Company’s significant state return, which is Connecticut, are the tax years 2006 through 2008.  The Company believes that its income tax filing positions and deductions will be sustained upon examination and does not anticipate any adjustments that will result in a material change in its financial statements.  As a result, no reserve for uncertain income tax positions has been recorded.

The Company’s policy for recording interest and penalties related to uncertain tax positions is to record such items as part of its provision for federal and state income taxes.

Related party transactions

Directors and officers of the Company and the Bank and their affiliates have been customers of and have had transactions with the Bank, and it is expected that such persons and entities will continue to have such transactions in the future.  Management believes that all deposit accounts, loans, services and commitments comprising such transactions were made in the ordinary course of business, and on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other customers who are not directors or officers.  In the opinion of management, the transactions with related parties did not involve more than normal risks of collectability or favored treatment or terms, or present other unfavorable features.  Note 17 contains details regarding related party transactions.

(Loss) Income per share

Basic (loss) income per share represents income available to common stockholders and is computed by dividing net income or loss by the weighted-average number of common shares outstanding.  Diluted (loss) income per share reflects additional common shares that would have been outstanding if potential dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed issuance unless such assumed issuance in antidilutive.  Potential common shares that may be issued by the Company relate to any stock options and warrants that may be outstanding, and are determined using the treasury stock method.

Treasury shares are not deemed outstanding for (loss) income per share purposes.

Stock compensation plans

The Company accounts for share-based compensation transactions at fair-value and recognizes the related expense in the consolidated statements of operations.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Comprehensive income (loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income (loss).  Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of shareholders' equity in the consolidated balance sheets, such items, along with net income, are components of comprehensive income.

Segment reporting

The Company’s only business segment is Community Banking.  During the years ended 2009, 2008 and 2007, this segment represented all the revenues and income of the consolidated group and therefore, is the only reported segment.

Fair value

The Company uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in certain instances, there are no quoted market prices for certain assets or liabilities.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

Fair value measurements focus on exit prices in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate.  In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.

The Company’s fair value measurements are classified into a fair value hierarchy based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.  The three categories within the hierarchy are as follows:

o	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

o
Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

o
Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

Prior to 2009, the fair value guidance only pertained to financial assets and liabilities.  In January 2009, the provisions of the fair value accounting guidance became effective for nonfinancial assets and liabilities.  The Company adopted these provisions in 2009.

In April 2009, the FASB issued guidance which addressed concerns that fair value measurements emphasized the use of an observable market transaction even when that transaction may not have been orderly or the market for that transaction may not have been active.   This guidance relates to the following: (a) determining when the volume and level of activity for the asset or liability has significantly decreased; (b) identifying circumstances in which a transaction is not orderly; and (c) understanding the fair value measurement implications of both (a) and (b).  The Company adopted this new guidance in 2009, and the adoption had no impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued guidance which amends the existing guidance related to Fair Value Measurements and Disclosures.  The amendments will require the following new fair value disclosures:

♦	Separate disclosure of the significant transfers in and out of Level 1 and Level 2 fair value measurements, and a description of the reasons for the transfers.

♦
In the rollforward of activity for Level 3 fair value measurements (significant unobservable inputs), purchases, sales, issuances, and settlements should be presented separately (on a gross basis rather than as one net number).

In addition, the amendments clarify existing disclosure requirements, as follows:

♦	Fair value measurements and disclosures should be presented for each class of assets and liabilities within a line item in the statement of financial position.

♦
Reporting entities should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements that fall in either Level 2 or Level 3.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures included in the rollforward of activity for Level 3 fair value measurements, for which the effective date is for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

See Note 19 for additional information regarding fair value.

Subsequent events

In May 2009, the FASB issued guidance relating to accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or available to be issued.  This guidance defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date.  The guidance became effective for the Company during the year ended December 31, 2009.  The Company has evaluated subsequent events through the date these financial statements were issued.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 2.	Restrictions on Cash and Due From Banks

The Company is required to maintain reserves against its transaction accounts and non-personal time deposits.  At December 31, 2009 there was no reserve requirement as compared to December 31, 2008 when the Bank was required to have cash and liquid assets of approximately $75,000 to meet these requirements.  In addition, at December 31, 2009 and 2008, the Company was required to maintain $25,000 in the Federal Reserve Bank for clearing purposes.

Note 3.	Available-for-Sale Securities

The amortized cost, gross unrealized gains, gross unrealized losses and approximate fair values of available-for-sale securities at December 31, 2009 and 2008 are as follows:

2009	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. Government agency obligations	$5,176,712	$-	$(68,212)	$5,108,500
U.S. Government agency mortgage-backed securities	40,428,810	241,520	(166,872)	40,503,458
	45,605,522	241,520	(235,084)	45,611,958
Money market preferred equity securities	1,899,720	1,318,303	-	3,218,023
	$47,505,242	$1,559,823	$(235,084)	$48,829,981

2008	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

U.S. Government agency obligations	$10,000,000	$102,248	$-	$10,102,248
U. S. Government agency mortgage-backed securities	38,246,799	231,766	(479,996)	37,998,569
	48,246,799	334,014	(479,996)	48,100,817
Money market preferred equity securities	3,878,860	-	-	3,878,860
	$52,125,659	$334,014	$(479,996)	$51,979,677

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The following table presents the Company’s available for sale securities’ gross unrealized losses and fair value, aggregated by the length of time the individual securities have been in a continuous loss position, at December 31, 2009 and 2008:

2009	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. Government agency
obligations	$5,108,500	$(68,212)	$-	$-	$5,108,500	$(68,212)
U.S. Government agency mortgage-backed securities	19,548,726	(159,918)	759,207	(6,954)	20,307,933	(166,872)
Totals	$24,657,226	$(228,130)	$759,207	$(6,954)	$25,416,433	$(235,084)

2008	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss

U.S. Government agency obligations
U.S. Government agency	$-	$-	$-	$-	$-	$-
mortgage-backed securities	14,593,894	(317,703)	5,527,631	(162,293)	20,125,525	(479,996)
Totals	$14,593,894	$(317,703)	$5,527,631	$(162,293)	$20,125,525	$(479,996)

At December 31, 2009, six securities had unrealized losses with aggregate depreciation of 0.9% from the amortized cost.  There were no securities with unrealized losses greater than 5% of amortized cost.

Management believes that none of the unrealized losses on available-for-sale securities noted above are other than temporary due to the fact that they relate to market interest changes on debt and mortgage-backed securities issued by U.S. Government agencies.  Management considers the issuers of the securities to be financially sound, and the Company expects to receive all contractual principal and interest related to these investments. Because the Company does not intend to sell the investments, and it is not more-likely-than-not that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2009.

During 2008, management determined that the following investments had other-than-temporary impairment for which charges were recorded:

•	Federal Home Loan Mortgage Corporation (“Freddie Mac” or “FHLMC”) – $1,050,000. As a result of actions taken on September 7, 2008 by the United States Treasury Department and the Federal

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Housing Finance Agency with respect to placing Freddie Mac into receivership, the Company’s investment in FHLMC preferred equity securities was deemed to be other-than-temporarily impaired and a write-down of $1,050,000 was recorded during the third quarter of 2008.

•
Other Auction Rate Preferred Securities – $2,100,000.  The Company had investments in six auction rate preferred securities of companies primarily in the financial services sector.  The illiquidity in the auction rate market during 2008 resulted in significant declines in market value for these investments.  As management was unable to predict near term prospects for recovery of these securities, impairment charges totaling $2,100,000 were recorded during the fourth quarter of 2008.

At December 31, 2009 and 2008, available-for-sale securities with a carrying value of $1,950,000 and $4,534,000, respectively, were pledged to secure obligations under municipal deposits.  At December 31, 2009 and 2008, available-for-sale securities with a carrying value of $9,392,000 and $8,976,000, respectively, were pledged to secure securities sold under agreements to repurchase.

The amortized cost and fair value of available-for-sale debt securities at December 31, 2009 by contractual maturity are presented below.  Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties.  Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Amortized	Fair
	Cost	Value
Maturity:
Over 10 years	$5,176,712	$5,108,500
Mortgage-backed securities	40,428,810	40,503,458
Total	$45,605,522	$45,611,958

During 2009, there were six sales of available-for-sale securities, which resulted in the Company recognizing proceeds from the sales of $19,852,541 and gains of $434,334.  During 2008 and 2007, there were no sales of available-for-sale securities.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 4.	Loans Receivable and Allowance for Loan Losses

A summary of the Company’s loan portfolio at December 31, 2009 and 2008 is as follows:

	2009	2008

Real estate:
Commercial	$230,225,306	$262,570,339
Residential	195,571,225	170,449,780
Construction	154,457,082	257,117,081
Construction to permanent	15,989,976	35,625,992
Commercial	19,298,505	33,860,527
Consumer installment	1,155,059	993,707
Consumer home equity	44,309,265	45,022,128
Total loans	661,006,418	805,639,554

Premiums on purchased loans	131,993	158,072
Net deferred loan fees	(138,350)	(981,869)
Allowance for loan losses	(15,794,118)	(16,247,070)
Loans receivable, net	$645,205,943	$788,568,687

The changes in the allowance for loan losses for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009	2008	2007

Balance, beginning of year	$16,247,070	$5,672,620	$5,630,432
Provision for loan losses	13,089,000	11,289,772	75,000
Recoveries of loans
previously charged-off	187,647	904	-
Loans charged-off	(13,729,598)	(716,226)	(32,812)
Balance, end of year	$15,794,118	$16,247,070	$5,672,620

At December 31, 2009 and 2008, the unpaid principal balances of loans delinquent 90 days or more and still accruing were approximately $3,571,000 and $337,000, respectively, and the unpaid principal balances of loans placed on non-accrual status and considered impaired were $113,537,114 and $80,155,913, respectively.  Construction loans comprise approximately $51,200,000 of the $113,537,114 in non-accrual loans at December 31, 2009, for which specific reserves of approximately $2,600,000 are recorded.  In most cases, and based on the strength of the borrower, the Company requires construction loan borrowers

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

to maintain interest reserve accounts which are restricted.  Approved interest reserve amounts remaining on construction loans outstanding aggregated approximately $5,700,000 at December 31, 2009, of which approximately $2,300,000 are held in restricted accounts and approximately $3,400,000 represents approved, interest reserve amounts not yet drawn against the approved loan commitment amounts.  In addition, at December 31, 2009 balances in restricted interest reserve accounts related to impaired construction loans total of approximately $491,000 with remaining amounts to be drawn against the loan commitment amounts of approximately $63,000.

The following information relates to impaired loans as of and for the years ended December 31, 2009 and 2008:

	2009	2008

Impaired loans receivable for which there is a related allowance for credit losses	$30,968,602	$42,535,777

Impaired loans receivable for which there is no related allowance for credit losses	$82,568,512	$37,620,136

Allowance for credit losses related to impaired loans	$3,942,012	$4,211,954

At December 31, 2009, there were 9 loans totaling $11.5 million that were considered as “troubled debt restructurings”, all of which are included in non-accrual and impaired loans, as compared to 11 loans totaling $16.7 million at December 31, 2008, of which eight loans totaling $12.4 million are included in non-accrual and impaired loans.  Loan modifications, which resulted in these loans being considered troubled debt restructurings, are primarily in the form of rate concessions.  Commitments to advance additional funds under troubled debt restructured loans total approximately $998,000 at December 31, 2009.

If impaired loans had been performing in accordance with their original terms, the Company would have recorded $5,312,327, $2,854,253 and $168,076, respectively, of additional income during the years ended December 31, 2009, 2008 and 2007, respectively.

During 2009, 2008 and 2007, interest income collected and recognized on impaired loans was $424,745, $352,014 and $30,179, respectively.  The average recorded investment in impaired loans for the years ending December 31, 2009, 2008 and 2007 were $105,309,710, $14,788,497 and $3,149,223, respectively.  Once a borrower is in default the Company is under no obligation to advance additional funds on unused commitments.

The Company's lending activities are conducted principally in Fairfield and New Haven Counties in Connecticut and Westchester County, New York City and Long Island, New York.  The Company grants commercial real estate loans, commercial business loans and a variety of consumer loans.  In addition, the

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Company had granted loans for the construction of residential homes, residential developments and for land development projects.  A moratorium on all construction loans was instituted by management in July 2008.  All residential and commercial mortgage loans are collateralized by first or second mortgages on real estate.  The ability and willingness of borrowers to satisfy their loan obligations is dependent in large part upon the status of the regional economy and regional real estate market.  Accordingly, the ultimate collectability of a substantial portion of the loan portfolio and the recovery of a substantial portion of any resulting real estate acquired is susceptible to changes in market conditions.

The Company has established credit policies applicable to each type of lending activity in which it engages, evaluates the creditworthiness of each customer and, in most cases, extends credit of up to 75% of the market value of the collateral at the date of the credit extension depending on the Company's evaluation of the borrowers' creditworthiness and type of collateral.  In the case of construction loans, the maximum loan-to-value was 65% of the “as completed” market value.  The market value of collateral is monitored on an ongoing basis and additional collateral is obtained when warranted.  Real estate is the primary form of collateral.  Other important forms of collateral are accounts receivable, inventory, other business assets, marketable securities and time deposits.  While collateral provides assurance as a secondary source of repayment, the Company ordinarily requires the primary source of repayment to be based on the borrower's ability to generate continuing cash flows on all loans not related to construction.

Note 5.	Premises and Equipment

At December 31, 2009 and 2008, premises and equipment consisted of the following:

	2009	2008

Construction in progress	$-	$614,393
Leasehold improvements	7,984,334	7,413,636
Furniture, equipment and software	6,100,927	5,772,969
	14,085,261	13,800,998
Less: accumulated depreciation and amortization	(7,489,534)	(5,852,497)
	$6,595,727	$7,948,501

For the years ended December 31, 2009, 2008 and 2007, depreciation and amortization expense related to premises and equipment totaled $1,660,803, $1,632,985 and $1,211,775, respectively.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 6.	Other Real Estate Operations

At December 31, 2009, the Company had other real estate owned of $19,073,993; at December 31, 2008 the Company had no other real estate owned. For the year ended December 31, 2009, amounts charged to operations for other real estate owned totaled $793,781.  There were no amounts charged to operations for 2008 and income of $152,009 was included in 2007.  A summary of other real estate operations for the years ended December 31, 2009, 2008 and 2007 is as follows:

	2009	2008	2007

Expenses of holding other real estate owned	$ 837,781	$ -	$ 26,395
Gain on sale of other real estate owned	-	-	(86,473)
Rental income from other real estate owned	(44,000)	-	(91,931)
Expense (income) from other real estate operations	$ 793,781	$ -	$ (152,009)

Note 7.	Deposits

At December 31, 2009 and 2008, deposits consisted of the following:

	2009	2008

Noninterest bearing	$49,755,521	$50,194,400
Interest bearing:
Time certificates, less than $100,000	305,719,484	405,298,436
Time certificates, $100,000 or more	202,493,307	195,502,087
Money market	112,017,987	68,241,790
Savings	69,766,296	46,040,086
NOW	21,581,697	19,544,552
Total interest bearing	711,578,771	734,626,951
Total deposits	$761,334,292	$784,821,351

Included in time certificates are certificates of deposit through the Certificate of Deposit Account Registry Service (CDARS) network of $18,871,451 and $88,605,324 at December 31, 2009 and 2008, respectively.  These are considered brokered deposits.  Pursuant to the Agreement described in Note 16, the level of deposits accepted from Bank customers, and the Bank’s participation in the CDARS program as an issuer of deposits to customers of other banks in the CDARS program, may not exceed 10% of total deposits.

Interest expense on certificates of deposit in denominations of $100,000 or more was $7,131,275, $9,315,084 and $10,387,253 for the years ended December 31, 2009, 2008 and 2007, respectively.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Contractual maturities of time certificates of deposit as of December 31, 2009 are summarized below:

Due within:
1 year	$336,946,484
1-2 years	95,938,632
2-3 years	11,279,403
3-4 years	29,248,008
4-5 years	34,800,264
$508,212,791

Note 8.	Borrowings

Federal Home Loan Bank borrowings

The Bank is a member of the Federal Home Loan Bank of Boston ("FHLB").  At December 31, 2009, the Bank has the ability to borrow from the FHLB based on a certain percentage of the value of the Bank's qualified collateral, as defined in the FHLB Statement of Products Policy, comprised mainly of mortgage-backed securities delivered under collateral safekeeping to the FHLB at the time of the borrowing.  The additional amount available under this agreement as of December 31, 2009 was $158,000,000.  In accordance with an agreement with the FHLB, the qualified collateral must be free and clear of liens, pledges and encumbrances.  In addition, the Company has a $2,000,000 available line of credit with the FHLB.  At December 31, 2009 and 2008, there were no advances outstanding under this line of credit.  At December 31, 2009 and 2008, other outstanding advances from the FHLB aggregated $50,000,000 at interest rates ranging from 2.49% to 3.94%.

The Bank is required to maintain an investment in capital stock of the FHLB, as collateral, in an amount equal to a percentage of its outstanding mortgage loans and contracts secured by residential properties, including mortgage-backed securities.  The stock is bought from and sold to the FHLB based upon its $100 par value.  The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated for impairment in accordance with relevant accounting guidance.  In accordance with this guidance, the stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines.  The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following:  (a) the significance of the decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted; (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance; (c) the impact of legislative and regulatory changes on the customer base of the FHLB; and (d) the liquidity position of the FHLB.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The FHLB has incurred losses in the recent two years and has suspended the payment of dividends and excess stock redemptions.  The losses are primarily attributable to the impairment of investment securities associated with the extreme economic conditions in place over the last two years.  Management evaluated the stock and concluded that the stock was not impaired for the periods presented herein.  More consideration was given to the long-term prospects for the FHLB as opposed to the recent stress caused by the extreme economic conditions the world is facing.  Management also considered that the FHLB’s regulatory capital ratios have increased from the prior year, liquidity appears adequate, and new shares of FHLB stock continue to exchange hands at the $100 par value.

Repurchase agreements

At both December 31, 2009 and 2008, the Company had $7,000,000 of securities sold under agreements to repurchase bearing interest at a fixed rate of 4.3475%.

Junior subordinated debt owed to unconsolidated trust

During 2003, the Company formed the Trust of which 100% of the Trust’s common securities are owned by the Company.  The Trust has no independent assets, and exists for the sole purpose of issuing trust securities and investing the proceeds thereof in an equivalent amount of junior subordinated debentures issued by the Company.  The Trust issued $8,000,000 of trust preferred securities in 2003.

Trust preferred securities currently qualify for up to 25% of the Company’s Tier I Capital, with the excess qualifying as Tier 2 Capital.  On March 1, 2005, the Federal Reserve Board of Governors, which is the banking regulator for the Holding Company, approved final rules that allowed for the continued inclusion of outstanding and prospective issuances of trust preferred securities in regulatory capital, subject to new, stricter limitations, which became effective March 31, 2009 and had no impact on the Company.

The subordinated debentures of $8,248,000 are unsecured obligations of the Company and are subordinate and junior in right of payment to all present and future senior indebtedness of the Company.  The Company has entered into a guarantee, which together with its obligations under the subordinated debentures and the declaration of trust governing the Trust, including its obligations to pay costs, expenses, debts and liabilities, other than trust securities, provides a full and unconditional guarantee of amounts on the capital securities.  The subordinated debentures, which bear interest at the three-month LIBOR plus 3.15% (3.40063% at December 31, 2009), mature on March 26, 2033.  Beginning in the second quarter of 2009, the Company began deferring interest payments on the subordinated debentures as permitted under the terms of the debentures.  Interest is still being accrued and charged to operations.  The Company may only defer the payment of interest until March, 2014, and all accrued interest must be paid prior to or at completion of the deferment period.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The duration of the Trust is 30 years, with an early redemption feature at the Company’s option on a quarterly basis starting March 26, 2008.  The trust securities also bear interest at the three month LIBOR plus 3.15%.

Maturity of borrowings

The contractual maturities of the Company’s borrowings at December 31, 2009, by year, are as follows:

	Fixed	Floating
	Rate	Rate	Total

2010	$ -	$ -	$ -
2011	-	-	-
2012	10,000,000	-	10,000,000
2013	20,000,000	-	20,000,000
2014	-	-	-
Thereafter	27,000,000	8,248,000	35,248,000
Total borrowings	$ 57,000,000	$ 8,248,000	$ 65,248,000

Note 9.	Commitments and Contingencies

Operating leases

The Company has non-cancelable operating leases for its main office, eighteen other branch banking offices and additional space for administrative and operational activities.  Under these lease agreements, the Company is required to pay certain executory costs such as insurance and property taxes.  The Company also leases parking space under a non-cancelable operating lease agreement and certain equipment under cancelable and non-cancelable arrangements.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Future minimum rental commitments under the terms of these leases by year and in the aggregate, are as follows:

Years Ending December 31,	Amount

2010	$2,843,498
2011	2,854,588
2012	2,658,958
2013	2,317,882
2014	2,044,738
Thereafter	4,092,917
$16,812,581

Total rental expense, which is charged to operations on a straight line basis, for cancelable and non-cancelable operating leases was $3,347,551, $3,266,307 and $2,636,257 for the years ended December 31, 2009, 2008 and 2007, respectively.  The Company subleases excess space at three locations.  Income from subleases included in noninterest expense was $37,735, $35,973 and $54,330 for the years ended December 31, 2009, 2008 and 2007, respectively.

Employment Agreements

President’s Agreement

Effective January 1, 2007, after the expiration of a previous employment agreement the Company and the Bank entered into a new employment agreement (the “Agreement”) with the Bank’s President and Chief Executive Officer that expired on December 31, 2009.  The Agreement provided for, among other things, a stipulated base salary for each of the three years covered by the Agreement and a discretionary annual bonus to be determined by the Board of Directors.  He continues in his positions as President and Vice Chairman of the Company and President and CEO of the Bank.

The Company and the Bank have entered into a change of control agreement with the President that entitles the President to a lump sum payment of two and one-half times the greater of the President’s base salary at the time or total compensation for the most recently completed fiscal year at the time of the change in control.  This agreement is substantially similar to those described below for other executive officers.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Other Employment Agreements

In December 2007, the Company entered into an employment agreement with its Chief Financial Officer that expires on December 31, 2010.  The agreement provides for, among other things, a stipulated base salary and annual discretionary bonuses as determined by the Board of Directors.  In addition, the Chief Financial Officer has a change of control agreement that entitles the Chief Financial Officer to a lump sum payment of two and one-half times the greater of the Chief Financial Officer’s base salary at the time or total compensation for the most recently completed fiscal year.

In addition, four other executive officers of the Company have change of control agreements that entitle such officers to receive up to two and one-half times the greater of the officer’s base salary at the time or total compensation for the most recently completed fiscal year if a change of control occurs while such officers are full time officers of the Company or within six months following termination of employment other than for cause or by reason of death or disability.

Legal Matters

Except as noted below, neither Bancorp nor the Bank has any pending legal proceedings, other than ordinary routine litigation incidental to its business, to which Bancorp or the Bank is a party or any of its property is subject.

On October 9, 2009, a complaint was filed against Bancorp and the Bank in the United States District Court, Southern District of New York (“Federal Litigation”).  A complaint also was filed that same day with the State of Connecticut Superior Court – Stamford Judicial District (the “Connecticut Litigation”).  Both cases were brought by  PNBK Holdings LLC, a newly formed Delaware entity created to be an investment vehicle for an investor group led by Michael A. Carrazza (collectively, “Carrazza”).

Both cases derive from Carrazza’s expressed interest in acquiring a controlling interest in Bancorp.   Carrazza commenced the Federal Litigation and the Connecticut Litigation in furtherance of this interest.   On December 4, 2009, Carrazza and Bancorp entered into a Standstill Agreement pursuant to which the parties agreed to stop, temporarily and subject to the terms of the Standstill Agreement, the Connecticut Litigation so as to negotiate a Stock Purchase Agreement (“SPA”).  On December 16, 2009, Bancorp and Carrazza executed the SPA.  Pursuant to the Standstill Agreement the Company paid $400,000 (the “Escrowed Funds”) into an escrow account.  The Federal Litigation was withdrawn with prejudice and the Connecticut Litigation is being held in abeyance.  The Escrowed Funds will be released to Carrazza upon certain defined circumstances. If the Connecticut Litigation were revived and Carrazza were to prevail in the revived action, Bancorp and/or the Bank could be required to pay additional damages; the Connecticut Litigation is unlikely to be revived should the transaction contemplated by the SPA be completed.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 10.	Income Taxes

The components of the income tax provision (benefit) for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009	2008	2007

Current
Federal	$ (6,410,852)	$ 1,954,300	$ 1,335,303
State	-	851,478	459,732
Total	(6,410,852)	2,805,778	1,795,035

Deferred
Federal	6,333,524	(4,739,525)	(208,350)
State	2,291,078	(1,130,253)	(49,685)
Total	8,624,602	(5,869,778)	(258,035)

Provision (benefit) for income taxes	$ 2,213,750	$ (3,064,000)	$ 1,537,000

A reconciliation of the anticipated income tax (benefit) provision (computed by applying the statutory Federal income tax rate of 34% to the income (loss) before income taxes) to the income tax (benefit) provision as reported in the statements of operations for the years ended December 31, 2009, 2008 and 2007 is as follows:
	2009	2008	2007

(Benefit) provision for income taxes at
statutory Federal rate	$ (7,366,400)	$ (3,459,700)	$ 1,433,100
State taxes, net of Federal benefit	(1,072,500)	(522,300)	231,800
Dividends received deduction	(70,100)	(118,000)	(122,600)
Nondeductible expenses	26,700	40,700	56,300
Amortization of goodwill	-	(11,300)	(11,100)
Goodwill impairment	-	397,600	-
Change in cash surrender value
of life insurance	(282,200)	(366,700)	(77,400)
Increase in valuation allowance	11,386,236	824,000	-
Other	(407,986)	151,700	26,900
Total provision (benefit) for income taxes	$ 2,213,750	$ (3,064,000)	$ 1,537,000

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

At December 31, 2009 and 2008, the components of gross deferred tax assets and gross deferred tax liabilities are as follows:

	2009	2008

Deferred tax assets:
Allowance for loan losses	$ 6,151,809	$ 6,328,234
Nonaccrual interest	2,069,151	1,188,953
Investment impairment charges	1,227,083	1,233,658
Investment securities	-	55,473
Premises and equipment	635,261	553,232
Accrued expenses	201,825	139,913
State NOL carry forward benefit estimate	970,567	-
Federal NOL carry forward benefit estimate	387,522	-
Federal AMT benefit estimate	408,662	-
Other	145,760	32,944
Gross deferred tax assets	12,197,640	9,532,407
Valuation allowance	(12,210,236)	(824,000)
Deferred tax assets, net of
valuation allowance	(12,596)	8,708,407

Deferred tax liabilities
Tax bad debt recapture	-	28,332
Investment securities	(503,401)	-
Other	(12,596)	-
Gross deferred tax liabilities	(515,997)	28,332
Deferred tax (liability) asset, net	$ (503,401)	$ 8,680,075

The net deferred tax liability at December 31, 2009 is included in accrued expenses and other liabilities in the consolidated balance sheet.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The allocation of the deferred tax provision (benefit) items charged to operations and items charged directly to equity for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009	2008	2007

Deferred tax provision (benefit) allocated to equity	$ 558,874	$ (22,683)	$ 384,573

Deferred tax provision (benefit) allocated to operations	8,624,602	(5,869,368)	(258,035)

Total deferred tax provision (benefit)	$ 9,183,476	$ (5,892,051)	$ 126,538

The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors.  A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized.  Management has reviewed the deferred tax position of Bancorp at December 31, 2009.  The deferred tax position has been affected by several significant transactions in the past three years.  These transactions include increased provision for loan losses, the increasing levels of non-accrual loans and other-than-temporary impairment write-offs of certain investments. As a result, the Company is in a cumulative net loss position at December 31, 2009, and under the applicable accounting guidance, has concluded that it is not more-likely-than-not that the Company will be able to realize its deferred tax assets and accordingly has established a full valuation allowance totaling $12.2 million against its deferred tax asset at December 31, 2009.  The valuation allowance is analyzed quarterly for changes affecting the deferred tax asset.  If, in the future, the Company generates taxable income on a sustained basis, management’s conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the reversal of all or a portion of the deferred tax asset valuation allowance.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 11.	Goodwill and other intangible assets

The changes in the carrying amount of goodwill and core deposit intangibles for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009	2008	2007
Goodwill:
Balance as of January 1,	$ -	$ 1,365,491	$ 1,365,491
Goodwill Impairment	-	1,365,491	-
Balance as of December 31,	-	-	1,365,491

Core Deposit Intangible:
Balance as of January 1,	85,896	103,584	122,160
Amortization expense	16,788	17,688	18,576
Balance as of December 31,	69,108	85,896	103,584

Total goodwill and other intangible assets	$ 69,108	$ 85,896	$ 1,469,075

Amortization expense for the years ended December 31, 2009, 2008 and 2007 was $16,788, $17,688 and $18,576, respectively.  Expected future amortization expenses are as follows:

Years Ending December 31,	Amount

2010	$15,903
2011	15,012
2012	14,122
2013	13,231
2014	10,840
$69,108

During the fourth quarter of 2008, the Company’s stock priced declined significantly to $6.85 per share, which was substantially below book value suggesting the possibility that goodwill was impaired.  Management completed an analysis of the Bank’s market capitalization, adjusted for a control premium, as compared with the estimated fair value of the Company’s assets and liabilities, excluding intangibles, and determined that goodwill was impaired and an impairment charge of $1,365,491 was recognized in the fourth quarter of 2008.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 12.	Cash Surrender Value of Life Insurance

The Bank has an investment in, and is the beneficiary of, life insurance policies.  The purpose of these life insurance investments is to provide income through the appreciation in the cash surrender value of the policies on the lives of certain officers and employees of the Bank.  These policies have an aggregate cash surrender value of $19,859,732 and $19,135,105 at December 31, 2009 and 2008, respectively.  These assets are unsecured and maintained in a separate account with one insurance carrier.  Income earned on these life insurance policies aggregated $724,627, $941,421 and $193,684 for the years ended December 31, 2009, 2008 and 2007, respectively, and is included in noninterest income.

Note 13.	Shareholders’ Equity

Common Stock

During 2009, there were no options exercised and 19,318 shares were issued to directors in payment of directors’ fees in the amount of $55,833.  During 2008, 5,000 options were exercised resulting in proceeds to the Company of $50,551 and 3,270 shares were issued to directors in payment of directors’ fees of $49,932.  During 2007, 5,000 options were exercised resulting in proceeds to the Company of $50,551 and 2,350 shares were issued to directors in payment of directors’ fees of $49,961.

Stock Repurchase Program

In January of 2008, the Board of Directors authorized and approved the 2008 Stock Repurchase Plan, whereby the Company may repurchase up to 200,000 of its issued and outstanding common shares in the open market.  The repurchase plan became effective in mid February 2008.  Pursuant to the terms of the Plan, Management’s discretion will determine the timing of the stock repurchase transactions, depending upon market conditions, share prices, and other factors including self-imposed blackout periods during which the Company and its insiders are prohibited from trading in the Company’s common stock.  These repurchases may be commenced or suspended at any time or from time to time without prior notice.  The Repurchase Plan is intended to be structured to conform to the safe harbor provisions of Securities and Exchange Commission Rule 10b-18.

Treasury Stock

During 2008, 11,705 shares of Bancorp stock were repurchased through the Stock Repurchase Program at an average share price of $13.67 resulting in disbursements of $160,025.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Income (Loss) Per Share

The following tables represent information about the computation of basic and diluted income per share for the years ended December 31, 2009, 2008 and 2007:
	2009
	Net Loss	Shares	Per Share Amount
Basic and Diluted Loss Per Share
Loss attributable to common shareholders	$(23,879,606)	4,753,783	$(5.02)

For the year ended December 31, 2009 there were no dilutive securities.

	2008
	Net Loss	Shares	Per Share Amount
Basic and Diluted Loss Per Share
Loss attributable to common shareholders	$(7,111,606)	4,748,873	$(1.50)

For the year ended December 31, 2008 dilutive securities aggregated 13,036 shares; however such shares have not been included in the calculation of loss per share as their effect would be antidilutive.

	2008
	Net Income	Shares	Per Share Amount
Basic Income Per Share
Income available to common shareholders	$2,677,926	4,742,609	$0.56

Effect of Dilutive Securities
Stock options outstanding	-	32,652	-

Diluted Income Per Share
Income available to common shareholders
plus assumed conversions	$2,677,926	4,775,261	$0.56

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Stock Options

On August 17, 1999, the Bank adopted a stock option plan (the “Plan”) for employees and directors, under which both incentive and non-qualified stock options were granted, and subsequently the Company assumed all obligations related to such options.  The Plan provided for the grant of 110,000 non-qualified and incentive stock options in 1999 to certain directors of the Company, with an exercise price equal to the market value of the Company’s stock on the date of grant.  Such options were immediately exercisable and expired if unexercised ten years after the date of grant.  All outstanding options expired on August 17, 2009.  No additional options may be granted under the Plan.

A summary of the status of the stock options at December 31, 2009, 2008 and 2007 is as follows:

2009	2008	2007

Number of Shares	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price

Outstanding at beginning
of year	55,000	$10.13	60,000	$10.13	65,000	$10.13
Exercised	-		5,000	10.11	5,000	10.11
Expired	55,000	10.13	-		-
Outstanding at end of year	-		55,000	10.13	60,000	10.13

Exercisable at end of year	-		55,000	10.13	60,000	10.13

There was no intrinsic value of options outstanding and exercisable at December 31, 2008; the intrinsic value of options exercised during the twelve months ended December 31, 2008 was $21,900.  There are no pro forma disclosures required for the twelve months ended December 31, 2009, 2008 and 2007, because there was no compensation expense attributed to these periods as no awards were granted or vested under this Plan during these periods.

President’s Agreement

Included under the terms of an employment agreement, which expired on October 23, 2003 (the “Agreement”) between the Company and the President, was a provision for the Company to grant shares of the Company’s common stock, if available, or its cash equivalent, if not, to the President on December 31, 2000, and annually thereafter through December 31, 2003.  The number of shares to be granted was based on 30% of the President’s base salary for the preceding annual employment period.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Compensation cost for grants through 2002 were recognized over the period ending with the expiration date of the Agreement and compensation cost for the 2003 grant was recognized over the term of the most recently expired contract.  This stock grant settled in cash each year from 2001 through 2007.  There was no expense charged to operations related to this component of the Agreement for the years ended December 31, 2009 and 2008.  Due to a decline in the price of the Company’s stock, for the year ended December 31, 2007, $12,000 accrued in prior years was reversed.

The Agreement also provided for the grant of options to purchase a minimum of 10,000 shares of the Company’s common stock on December 31, 2000, and annually thereafter through December 2002, and on December 31, 2003, if the President remained employed by the Bank.  In the event that the Company did not have stock options available to grant at any of the stipulated dates, which was the case at December 31, 2000, 2001, 2002 and 2003, the President was able to elect, on a future determination date, to be chosen by the President, to receive cash compensation equal to the difference between the value of the Company’s stock at the time the options would have been granted, and the value of the Company’s stock on the determination date.  The President has the equivalent of 15,000 options remaining under this section of the Agreement.  There was no expense related to these options in 2009.  Due to the decline in the price of the Company’s stock, for the years ended December 31, 2008 and 2007, $80,000 and $157,000, respectively, were reversed for amounts accrued in prior years

Stock Appreciation Rights Plan

During 2001, the Company adopted the Patriot National Bancorp, Inc. 2001 Stock Appreciation Rights Plan (the “SAR Plan”), providing for the grant by the Company of stock appreciation rights to officers of the Company.  Stock appreciation rights entitle the officers to receive, in cash or Company common stock, the appreciation in the value of the Company’s common stock from the date of grant.  Each award vested at the rate of 20% per year from the date of grant.  Any unexercised rights will expire ten years from the date of grant.  During 2001, the Company granted a total of 18,000 stock appreciation rights to three Company executive officers.  There was no expense in 2009 related to the SAR Plan.  Due to the decline in the price of the Company’s stock, for the years ended December 31, 2008 and 2007, $89,000 and $126,000, respectively, were reversed for amounts accrued in prior years under the SAR Plan.  At December 31, 2009 there are 12,000 vested, but unexercised rights under this plan.

Rights Agreement

On April 15, 2004, the Board of Directors of the Company declared, effective as of April 19, 2004, a dividend distribution of one Right for each outstanding share of common stock of the Company.  The dividend was payable on April 29, 2004 to the stockholders of record as of the close of business on that date.  Each Right entitled the registered holder to purchase from the Company 8.152 shares of the Company’s common stock, at a price of $60.00, or $7.36 per share subject to adjustment.  The description and terms of the Rights were set forth in a Rights Agreement, dated as of April 19, 2004 between the Company and Registrar and Transfer Company.  The First Amendment to the Rights Agreement was filed on January 24, 2008.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The Rights were not exercisable until the earliest of (i) the tenth business day after a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Company’s common stock (an Acquiring Person); (ii) the tenth business day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the date of the commencement of a tender or exchange offer by any person (other than the Company) if, upon consummation such person would be an Acquiring Person; and (iii) the tenth business day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the filing by any Person (other than the Company) of a registration statement under the Securities Act of 1933, as amended, with respect to a contemplated exchange offer to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such filing) beneficial ownership of 15% or more of the issued and outstanding shares of the Company’s common stock.

The Rights Agreement indicated that the Rights would expire on April 19, 2014, unless earlier redeemed or exchanged by the Company.  The Rights Agreement was terminated and all Rights were redeemed for $4,743 on May 18, 2009.

Note 14.	401(k) Savings Plan

The Company offers employees participation in the Patriot National Bank 401(k) Savings Plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code.  The 401(k) Plan covers substantially all employees who have completed six months of service, are 21 years of age and who elect to participate. Under the terms of the 401(k) Plan, participants can contribute up to the maximum amount allowed, subject to Federal limitations.  The Company may make discretionary matching contributions to the 401(k) Plan.  Participants are immediately vested in their contributions and fully vested in Company contributions after two years.  The Company contributed approximately $205,000, $217,000 and $179,000 to the 401(k) Plan in 2009, 2008 and 2007, respectively.

Note 15.	Financial Instruments With Off-Balance-Sheet Risk

In the normal course of business, the Company is a party to financial instruments with off-balance-sheet risk to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets.  The contractual amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The contractual amounts of commitments to extend credit and standby letters of credit represent the amounts of potential accounting loss should:  the contract be fully drawn upon; the customer defaults; and the value of any existing collateral becomes worthless.  The Company uses the same credit policies in

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

making commitments and conditional obligations as it does for on-balance-sheet instruments and evaluates each customer's creditworthiness on a case-by-case basis.  Management believes that the Company controls the credit risk of these financial instruments through credit approvals, credit limits, monitoring procedures and the receipt of collateral as deemed necessary.

Financial instruments whose contract amounts represent credit risk are as follows at December 31, 2009 and 2008:

	2009	2008

Commitments to extend credit:
Future loan commitments	$3,378,751	$9,237,000
Unused lines of credit	34,569,144	56,640,392
Undisbursed construction loans	17,682,552	72,694,600
Financial standby letters of credit	1,112,600	1,481,600
	$56,743,047	$140,053,592

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee by the borrower.  Since these commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty.  Collateral held varies, but may include residential and commercial property, deposits and securities.

Standby letters of credit are written commitments issued by the Company to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Guarantees that are not derivative contracts have been recorded on the Company’s consolidated balance sheet at their fair value at inception.  No liability related to guarantees was required to be recorded at December 31, 2009 or 2008.

Note 16.	Regulatory and Operational Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  As of December 31, 2009 the Company and the Bank are categorized as “adequately capitalized” for these purposes.  In addition, due to the Bank’s asset profile and current economic conditions in its markets, the Bank’s capital plan pursuant to the Agreement described below does target a minimum 9% Tier 1 leverage capital ratio.

The most recent notification from the Office of the Comptroller of the Currency categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action.  To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table.  There are no conditions or events since then that management believes have changed the Bank’s classification.

In February 2009 the Bank entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).  Under the terms of the Agreement, the Bank has appointed a Compliance Committee of outside directors and the Chairman of the Board.  The Committee must report quarterly to the Board of Directors and to the OCC on the Bank’s progress in complying with the Agreement.  The Agreement requires the Bank to review, adopt and implement a number of policies and programs related to credit and operational issues.  The Agreement further provides for certain asset growth restrictions for a limited period of time together with limitations on the acceptance of certain brokered deposits and the extension of credit to borrowers whose loans are criticized.  The Bank may pay dividends during the term of the Agreement only with prior written permission from the OCC.  The Agreement also requires that the Bank develop a three-year capital plan.  The Bank has taken or put into process many of the steps required by the Agreement, and does not anticipate that the restrictions included within the Agreement will impair its current business plan.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

The Company’s and the Bank’s actual capital amounts and ratios at December 31, 2009 and 2008 were (dollars in thousands):
Actual	For Capital Adequacy Purposes	To Be Well Capitalized Under Prompt Corrective Action Provisions

2009	Amount	Ratio	Amount	Ratio		Amount	Ratio

The Company:

Total Capital (to Risk Weighted Assets)	$51,072	8.58%	$47,620	8.00%	$	N/A	N/A
Tier I Capital (to Risk Weighted Assets)	42,971	7.22%	23,807	4.00%		N/A	N/A
Tier I Capital (to Average Assets)	42,971	4.72%	36,416	4.00%		N/A	N/A

The Bank:

Total Capital (to Risk Weighted Assets)	$51,056	8.58%	$47,605	8.00%	$59,506	10.00%
Tier I Capital (to Risk Weighted Assets)	42,960	7.22%	23,801	4.00%	35,701	6.00%
Tier I Capital (to Average Assets)	42,960	4.72%	36,407	4.00%	45,508	5.00%

Actual	For Capital Adequacy Purposes	To Be Well Capitalized Under Prompt Corrective Action Provisions

2008	Amount	Ratio	Amount	Ratio		Amount	Ratio

The Company:

Total Capital (to Risk Weighted Assets)	$74,289	10.27%	$58,143	8.00%	$	N/A	N/A
Tier I Capital (to Risk Weighted Assets)	65,161	9.01%	29,066	4.00%		N/A	N/A
Tier I Capital (to Average Assets)	65,161	7.23%	36,146	4.00%		N/A	N/A

The Bank:

Total Capital (to Risk Weighted Assets)	$73,913	10.22%	$58,074	8.00%	$72,593	10.00%
Tier I Capital (to Risk Weighted Assets)	64,787	8.96%	29,030	4.00%	43,544	6.00%
Tier I Capital (to Average Assets)	64,787	7.19%	36,090	4.00%	45,112	5.00%

The Company’s subsidiary, Patriot National Bank (the “Bank”), which commenced operations in August 1994 was profitable each year from 1996 through 2007, inclusive.  The Bank’s financial performance was adversely impacted in both 2008 and 2009 from the extraordinary effects of what may ultimately be the worst financial crisis since the Great Depression.  The effects of the current economic environment have been and continue to be felt across many industries, with financial services and residential real estate being particularly hard hit.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

During 2009, the net losses of the Company resulted in a shift in capital categories from classification as well-capitalized to classification as adequately capitalized.  Should the bank continue to incur losses of this magnitude resulting in further erosion of capital, the Bank’s regulatory capital classification could be downgraded.

Management has developed capital and strategic plans which take into consideration all available information in the development of future financial projections, which is at least, but not limited to, twelve months from the balance sheet date of December 31, 2009.  The expected results of these plans, forecasts and strategic initiatives, which are based on multiple scenarios and stress tested cases, provide for as one of the primary goals the preservation of capital.  Management’s plan to preserve and enhance its capital levels depend on various factors, some of which are outside the control of management.  These factors include improvement in the economy, the ability to raise capital, the ability to continue reducing the riskier and more speculative concentrations within the loan portfolio, and the ability to maintain the Company’s liquidity.

As a result of the effects of the aforementioned depressed economic environment during 2009, the Bank’s level of nonperforming assets peaked at $142.5 million as reported at September 30, 2009.  Since then, nonperforming assets have decreased to $132.6 million at December 31, 2009.  During 2009, the Bank’s concentration in riskier speculative construction loans and commercial real estate loans declined by $120.4 million and $34.2 million, respectively, which represents 41% and 14%, respectively, of loans outstanding in these portfolios at December 31, 2008.  In 2008, management instituted a moratorium on new construction loans; the last new construction loan was approved in July 2008.  During 2009, in the midst of the severe economic crisis, construction loan payoffs totaled $98.4 million of which actual losses incurred were $750,000.  The growth in the Bank’s loan portfolio during 2009 consisted primarily of conservatively underwritten owner occupied residential real estate loans which increased $27.3 million or 14% as compared to loans outstanding in this portfolio at December 31, 2008.  This shift in the concentration of the loan portfolio resulted in an improvement in the loan risk profile of the Bank.

The Bank’s liquidity position, defined as the percentage of liquid assets to total assets, of 8% at December 31, 2008 was enhanced and further strengthened during 2009 and increased to a liquidity position of 18% at December 31, 2009.  Management executed multiple strategic measures during 2009 to further strengthen the Bank’s liquidity levels.  A variety of sources of liquidity are available to the Bank to meet short-term and long-term funding needs.  Management has been able to increase its borrowing capacity with the FHLB to $160 million at December 31, 2009 as compared to $81 million at December 31, 2008 through its participation in borrowing programs by which various securities and loans qualify as collateral that may be pledged.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

In addition, on December 16, 2009, the Company and PNBK Holdings LLC, an unaffiliated entity, entered into a Stock Purchase Agreement (the “SPA”) pursuant to which PNBK Holdings has the right to purchase 33,333,333 shares of Company common stock for $50,000,000.  The agreement calls for an anticipated closing date prior to the end of the second quarter of 2010.  The capital raised from the SPA should restore the Bank to the well capitalized regulatory classification.

However, even if the capital from the SPA is not raised during 2010, management believes that the expected continued reduction of nonperforming assets will result in improvements to the results of operations in 2010, and regulatory capital and the related ratios will remain at current levels.  However, there can be no assurance that the economic conditions that caused the deterioration in loan quality, profits and capital will improve, and should the Bank’s capital and related ratios continue to deteriorate, the regulators could impose more severe directives on the Bank.

Restrictions on dividends, loans and advances

The Company’s ability to pay dividends is dependent on the Bank’s ability to pay dividends to the Company.  Pursuant to the February 9, 2009 Agreement between the Bank and the Office of the Comptroller of the Currency, the Bank can pay dividends to the Company only pursuant to a dividend policy requiring compliance with the Bank's OCC-approved capital program, in compliance with applicable law and with the prior written determination of no supervisory objection by the Assistant Deputy Comptroller.   In addition to the Agreement, certain other restrictions exist regarding the ability of the Bank to transfer funds to the Company in the form of cash dividends, loans or advances.  The approval of the OCC is required to pay dividends in excess of the Bank’s earnings retained in the current year plus retained net earnings for the preceding two years.  As of December 31, 2009, the Bank had an accumulated deficit; therefore, dividends may not be paid to the Company.  The Bank is also prohibited from paying dividends that would reduce its capital ratios below minimum regulatory requirements.  The Federal Reserve Bank may impose further dividend restrictions on the Company.

Loans or advances to the Company from the Bank are limited to 10% of the Bank's capital stock and surplus on a secured basis.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 17.	Related Party Transactions

In the normal course of business, the Company grants loans to executive officers, directors and members of their immediate families, as defined, and to entities in which these individuals have more than a 10% equity ownership.  Such loans are transacted at terms, including interest rates, similar to those available to unrelated customers.

Changes in loans outstanding to such related parties during 2009 and 2008 are as follows:

	2009	2008

Balance, beginning of year	$3,446,683	$891,605
Additional loans	226,062	7,623,555
Repayments	(132,152)	(5,068,477)
Balance, end of year	$3,540,593	$3,446,683

Related party deposits aggregated approximately $4,150,000 and $3,117,000 as of December 31, 2009 and 2008, respectively.

The Company leases office space to a director of the Company under two leases.  Rental income under these leases for the years ended December 31, 2009, 2008 and 2007, was approximately $26,700, $24,400 and $27,000, respectively.

During 2009, 2008 and 2007, the Company paid legal fees of approximately $2,700, $5,100 and $14,800, respectively, to an attorney who is a director of the Company.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 18.	Other Comprehensive Income

Other comprehensive income, which is comprised solely of the change in unrealized gains and losses on available for sale securities, is as follows:

2009

Before-Tax Amount	Tax Effect	Net-of-Tax Amount

Unrealized holding gain arising during period	$1,921,935	$(730,335)	$1,191,600

Less reclassification adjustment for gains
recognized in net income	$(451,214)	$171,461	$(279,753)

Unrealized holding gain on available for sale
securities, net of taxes	$1,470,721	$(558,874)	$911,847

2008

Before-Tax Amount	Tax Effect	Net-of-Tax Amount

Unrealized holding losses arising during period	$(3,226,977)	$1,256,341	$(1,970,636)

Add reclassification adjustment for losses
recognized in net income	3,167,285	$(1,233,659)	$1,933,626

Unrealized holding loss on available for sale
securities, net of taxes	$(59,692)	$22,682	$(37,010)

2007

Before-Tax Amount	Tax Effect	Net-of-Tax Amount

Unrealized holding gains arising during period	$1,012,035	$(384,573)	$627,462

Reclassification adjustment	-	-	-

Unrealized holding gain on available for sale
securities, net of taxes	$1,012,035	$(384,573)	$627,462

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 19.	Fair Value and Interest Rate Risk

As described in Note 1, the Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.  A description of the valuation methodologies used for assets and liabilities recorded at fair value, and for estimating fair value for financial and non-financial instruments not recorded at fair value, is set forth below.

Cash and due from banks, federal funds sold, short-term investments and accrued interest receivable and payable:  The carrying amount is a reasonable estimate of fair value.  These financial instruments are not recorded at fair value on a recurring basis.

Available-for-Sale Securities:  These financial instruments are recorded at fair value in the financial statements. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted prices are not available, then fair values are estimated by using pricing models (i.e., matrix pricing) or quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy.  Examples of such instruments include government agency bonds and mortgage-backed securities, and money market preferred equity securities.  Level 3 securities are instruments for which significant unobservable input are utilized.  Available-for-sale securities are recorded at fair value on a recurring basis.

Loans:  For variable rate loans, which reprice frequently and have no significant change in credit risk, carrying values are a reasonable estimate of fair values, adjusted for credit losses inherent in the portfolios.  The fair value of fixed rate loans is estimated by discounting the future cash flows using the period end rates, estimated by using local market data, at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for credit losses inherent in the portfolios.  Bancorp does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

Other Real Estate Owned:  The fair value of the Company’s other real estate owned (“OREO”) properties is based on the estimated current property valuations less estimated disposition costs.  When the fair value is based on current observable appraised values, OREO is classified within Level 2.  The Company classifies the OREO within Level 3 when unobservable adjustments are made to appraised values.  The Company does not record other real estate owned at fair value on a recurring basis.

Deposits:  The fair value of demand deposits, regular savings and certain money market deposits is the amount payable on demand at the reporting date.  The fair value of certificates of deposit and other time deposits is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities, estimated using local market data, to a schedule of aggregated expected maturities on such deposits.  The Company does not record deposits at fair value on a recurring basis.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Short-term borrowings:  The carrying amounts of borrowings under short-term repurchase agreements and other short-term borrowings maturing within 90 days approximate their fair values.  The Company does not record short-term borrowings at fair value on a recurring basis.

Junior Subordinated Debt:  Junior subordinated debt reprices quarterly and as a result the carrying amount is considered a reasonable estimate of fair value.  The Company does not record junior subordinated debt at fair value on a recurring basis.

Federal Home Loan Bank Borrowings:  The fair value of the advances is estimated using a discounted cash flow calculation that applies current Federal Home Loan Bank interest rates for advances of similar maturity to a schedule of maturities of such advances.  The Company does not record these borrowings at fair value on a recurring basis.

Other Borrowings:  The fair values of longer term borrowings and fixed rate repurchase agreements are estimated using a discounted cash flow calculation that applies current interest rates for transactions of similar maturity to a schedule of maturities of such transactions.  The Company does not record these borrowings at fair value on a recurring basis.

Off-balance sheet instruments:  Fair values for the Company’s off-balance-sheet instruments (lending commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.  The Company does not record its off-balance-sheet instruments at fair value on a recurring basis.

The following table details the financial asset amounts that are carried at fair value and measured at fair value on a recurring basis as of December 31, 2009 and 2008, and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine fair value:

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	December 31, 2009

Securities available for sale	$ -	$ 48,829,981	$ -	$ 48,829,981

December 31, 2008

Securities available for sale	$ -	$ 51,979,677	$ -	$ 51,979,677

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

The following table reflects financial assets measured at fair value on a non-recurring basis as of December 31, 2009 and 2008, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	December 31, 2009

Impaired Loans (1)	$ -	$ -	$ 49,322,844	$ 49,322,844

December 31, 2008

Impaired Loans (1)	$ -	$ -	$ 57,233,190	$ 57,233,190

(1) Represents carrying value for which adjustments are based on the appraised value of the collateral.

The following table summarizes non-financial assets measured at fair value on a non-recurring basis as of December 31, 2009, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	December 31, 2009

Other real estate owned	$ -	$ -	$ 19,073,993	$ 19,073,993

The following table shows a reconciliation of the beginning and ending balances for Level 3 non-financial assets:

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Year Ended
December 31, 2009

Level 3 non-financial assets, beginning of period	$ -

Transfers into Level 3 during the period	19,073,993

Level 3 non-financial assets, end of period	$ 19,073,993

The Company discloses fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value.  Certain financial instruments are excluded from disclosure requirements and, accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The estimated fair value amounts have been measured as of December 31, 2009 and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates.  As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than amounts reported on those dates.

The information presented should not be interpreted as an estimate of the fair value of the Company since a fair value calculation is only required for a limited portion of the Company’s assets and liabilities.  Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other bank holding companies may not be meaningful.

The following is a summary of the recorded book balances and estimated fair values of the Company’s financial instruments at December 31, 2009 and 2008 (in thousands):

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

	2009		2008
	Recorded		Recorded
	Book		Book
	Balance	Fair Value	Balance	Fair Value
Financial Assets:
Cash and noninterest bearing deposits due from banks	$ 19,466	$ 19,466	$ 3,046	$ 3,046
Interest-bearing deposits due from banks	78,070	78,070	1,241	1,241
Federal funds sold	10,000	10,000	20,000	20,000
Short-term investments	264	264	317	317
Available-for-sale securities	48,830	48,830	51,980	51,980
Federal Reserve Bank stock	1,840	1,840	1,913	1,913
Federal Home Loan Bank stock	4,508	4,508	4,508	4,508
Loans receivable, net	645,206	644,977	788,569	795,938
Accrued interest receivable	3,236	3,236	4,557	4,557

Financial Liabilities:
Demand deposits	$ 49,756	$ 49,756	$ 50,194	$ 50,194
Savings deposits	69,766	69,766	46,040	46,040
Money market deposits	112,018	112,018	68,242	68,242
NOW accounts	21,582	21,582	19,545	19,545
Time deposits	508,213	512,524	600,801	601,357
FHLB borrowings	50,000	50,270	50,000	50,106
Securities sold under repurchase agreements	7,000	7,778	7,000	8,365
Subordinated debt	8,248	8,248	8,248	8,248
Accrued interest payable	505	505	493	493

The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations.  As a result, the fair values of the Company’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the Company.  Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk.  However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment.  Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment.  Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

Off-balance-sheet instruments

Loan commitments on which the committed interest rate is less than the current market rate were insignificant at December 31, 2009 and 2008.  The estimated fair value of fee income on letters of credit at December 31, 2009 and 2008 was insignificant.

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 20.	Parent Company Statements

The following represent the Parent Company’s balance sheets as December 31, 2009 and 2008, and statements of operations and cash flows for the years ended December 31, 2009, 2008, and 2007.

BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS
Cash and due from banks	$ 21,275	$ 99,099
Investment in subsidiaries	44,202,870	66,742,626
Other assets	1,258,385	447,033
Total assets	$ 45,482,530	$ 67,288,758

LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings	8,248,000	8,248,000
Accrued expenses and other liabilities	1,373,220	266,614
Shareholders' equity	35,861,310	58,774,144
Total liabilities and shareholders' equity	$ 45,482,530	$ 67,288,758

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

	2009	2008	2007
Revenues
Dividends from subsidiary bank	$ -	$ 920,838	$ 897,381
Total revenue	-	920,838	897,381

Expenses
Interest on subordinated debt	341,426	552,118	711,967
Other expenses	30,745	30,531	30,000
Total expenses	372,171	582,649	741,967

(Loss) income before equity in undistributed
net (loss) income of subsidiaries	(372,171)	338,189	155,414

Equity in undistributed net (loss) income of subsidiaries	(23,507,435)	(7,449,795)	2,522,512

Net (loss) income	$ (23,879,606)	$ (7,111,606)	$ 2,677,926

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

	2009	2008	2007

Cash Flows from Operating Activities
Net (loss) income	$ (23,879,606)	$ (7,111,606)	$ 2,677,926
Adjustments to reconcile net income to net cash provided by
operating activities:
Equity in undistributed loss (income) of subsidiaries	23,507,435	7,449,795	(2,522,512)
Payment of fees to directors in common stock	55,833	49,932	49,961
Change in assets and liabilities:
(Increase) decrease in other assets	(811,352)	3,293	4,403
Increase (decrease) in accrued expenses and other liabilities	1,320,059	(5,566)	(700)
Net cash provided by operating activities	192,370	385,848	209,078

Cash Flows from Investing Activities
Net investment in bank subsidiary	(55,833)	(49,932)	(49,961)
Net cash used in investing activities	(55,833)	(49,932)	(49,961)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	-	51,826	50,551
Payment to repurchase common stock	-	(160,025)	-
Dividends paid on common stock	(213,453)	(854,497)	(853,547)
Other	(908)	-	-
Net cash used in financing activities	(214,361)	(962,696)	(802,996)

Net decrease in cash and cash equivalents	(77,824)	(626,780)	(643,879)

Cash and cash equivalents
Beginning	99,099	725,879	1,369,758

Ending	$ 21,275	$ 99,099	$ 725,879

Supplemental Disclosures of Cash Flow Information

Cash paid for interest	$ 346,086	$ 557,476	$ 712,665

Accrued dividends declared on common stock	$ -	$ 212,546	$ 213,608

Appendix C

Unaudited Financial Statements for Fiscal Quarter Ended March 31, 2010

Page

Consolidated Balance Sheets for three months ended March 31, 2010 and
for fiscal year ended December 31, 2009	C-2

Consolidated Statements of Operations for three months ended
March 31, 2010 and 2009	C-3

Consolidated Statements of Comprehensive Loss for three months ended
March 31, 2010 and 2009	C-4

Consolidated Statements of Shareholders’ Equity for three months ended
March 31, 2010 and 2009	C-5

Consolidated Statements of Cash Flows for three months ended
March 31, 2010 and 2009	C-6

Notes to Consolidated Financial Statements	C-8

PATRIOT NATIONAL BANCORP, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
ASSETS
Cash and due from banks:
Noninterest bearing deposits and cash	$ 10,127,565	$ 19,465,521
Interest bearing deposits	43,753,160	78,070,072
Federal funds sold	10,000,000	10,000,000
Short term investments	311,634	263,839
Cash and cash equivalents	64,192,359	107,799,432

Available for sale securities (at fair value)	63,000,520	48,829,981
Federal Reserve Bank stock	1,315,500	1,839,650
Federal Home Loan Bank stock	4,508,300	4,508,300
Loans receivable (net of allowance for loan losses: 2010 $15,061,796;
2009 $15,794,118)	624,941,545	645,205,943
Accrued interest and dividends receivable	3,228,539	3,236,252
Premises and equipment, net	6,230,846	6,595,727
Cash surrender value of life insurance	19,989,843	19,859,732
Other real estate owned	18,207,196	19,073,993
Other assets	9,134,612	9,467,911
Total assets	$ 814,749,260	$ 866,416,921

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing deposits	$ 49,314,543	$ 49,755,521
Interest bearing deposits	662,526,332	711,578,771
Total deposits	711,840,875	761,334,292
Repurchase agreements	7,000,000	7,000,000
Federal Home Loan Bank borrowings	50,000,000	50,000,000
Junior subordinated debt owed to unconsolidated trust	8,248,000	8,248,000
Accrued expenses and other liabilities	4,586,265	3,973,319
Total liabilities	781,675,140	830,555,611

Shareholders' equity
Preferred stock: no par value; 1,000,000 shares authorized; no shares issued	-	-
Common stock, $2 par value: 60,000,000 shares authorized; shares issued
4,774,432; shares outstanding 4,762,727.	9,548,864	9,548,864
Additional paid in capital	49,651,534	49,651,534
Accumulated deficit	(27,131,966)	(24,000,400)
Less: Treasury stock at cost: 11,705 shares	(160,025)	(160,025)
Accumulated other comprehensive income - net unrealized
gain on available-for-sale securities, net of taxes	1,165,713	821,337
Total shareholders' equity	33,074,120	35,861,310
Total liabilities and shareholders' equity	$ 814,749,260	$ 866,416,921

See accompanying notes to consolidated financial statements.

PATRIOT NATIONAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Interest and Dividend Income
Interest and fees on loans	$ 9,096,489	$ 11,774,941
Interest on investment securities	489,564	528,636
Dividends on investment securities	69,286	42,444
Interest on federal funds sold	3,361	12,922
Other interest income	31,815	291
Total interest and dividend income	9,690,515	12,359,234

Interest Expense
Interest on deposits	3,117,316	6,242,773
Interest on Federal Home Loan Bank borrowings	418,875	418,876
Interest on subordinated debt	69,333	93,220
Interest on other borrowings	76,081	76,081
Total interest expense	3,681,605	6,830,950

Net interest income	6,008,910	5,528,284

Provision for Loan Losses	727,000	1,600,000

Net interest income after
provision for loan losses	5,281,910	3,928,284

Noninterest Income
Mortgage brokerage referral fees	26,884	2,495
Loan origination & processing fees	35,828	69,202
Fees and service charges	253,521	245,605
Gain on sale of investment securities	-	434,333
Earnings on cash surrender value of life insurance	130,111	189,013
Other income	92,124	82,006
Total noninterest income	538,468	1,022,654

Noninterest Expenses
Salaries and benefits	3,361,284	2,991,181
Occupancy and equipment expense, net	1,416,150	1,405,223
Data processing	348,934	317,991
Professional services and other outside services	1,063,595	720,817
Advertising and promotional expenses	83,633	57,773
Loan administration and processing expenses	95,803	97,729
Regulatory assessments	694,843	279,374
Insurance expense	273,297	34,765
Other real estate operations	978,691	-
Other noninterest expenses	410,714	401,046
Total noninterest expenses	8,726,944	6,305,899

Loss before income taxes	(2,906,566)	(1,354,961)

(Provision) Benefit for Income Taxes	(225,000)	258,000

Net loss	$ (3,131,566)	$ (1,096,961)

Basic and diluted loss per share	$ (0.66)	$ (0.23)

See accompanying notes to consolidated financial statements.

PATRIOT NATIONAL BANCORP, INC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Net loss	$ (3,131,566)	$ (1,096,961)

Unrealized holding gains (losses) on securities:
Unrealized holding gains (losses) arising
during the period, net of taxes	344,376	(65,482)

Comprehensive loss	$ (2,787,190)	$ (1,162,443)

See accompanying notes to consolidated financial statements.

PATRIOT NATIONAL BANCORP, INC
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Unaudited)
						Accumulated
			Additional			Other
	Number of	Common	Paid-In	Accumulated	Treasury	Comprehensive
	Shares	Stock	Capital	Deficit	Stock	(Loss) Income	Total

Three months ended March 31, 2009

Balance at December 31, 2008	4,743,409	$ 9,510,228	$ 49,634,337	$ (119,886)	$ (160,025)	$ (90,510)	$ 58,774,144

Comprehensive loss
Net loss	-	-	-	(1,096,961)	-	-	(1,096,961)
Unrealized holding loss on available for
sale securities, net of taxes	-	-	-	-	-	(65,482)	(65,482)
Total comprehensive loss							(1,162,443)

Balance, March 31, 2009	4,743,409	$ 9,510,228	$ 49,634,337	$ (1,216,847)	$ (160,025)	$ (155,992)	$ 57,611,701

Three months ended March 31, 2010

Balance at December 31, 2009	4,762,727	$ 9,548,864	$ 49,651,534	$(24,000,400)	$ (160,025)	$ 821,337	$ 35,861,310

Comprehensive loss
Net loss	-	-	-	(3,131,566)	-	-	(3,131,566)
Unrealized holding gain on available for
sale securities, net of taxes	-	-	-	-	-	344,376	344,376
Total comprehensive loss							(2,787,190)

Balance, March 31, 2010	4,762,727	$ 9,548,864	$ 49,651,534	$(27,131,966)	$ (160,025)	$ 1,165,713	$ 33,074,120

See accompanying notes to consolidated financial statements.

PATRIOT NATIONAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Cash Flows from Operating Activities:
Net loss	$(3,131,566)	$(1,096,961)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization and accretion of investment premiums and discounts, net	45,171	15,258
Provision for loan losses	727,000	1,600,000
Gain on sale of investment securities	-	(434,333)
Amortization of core deposit intangible	3,975	4,197
Earnings on cash surrender value of life insurance	(130,111)	(189,013)
Depreciation and amortization	389,515	424,555
Loss on sale of other real estate owned	52,977	-
Impairment writedown on other real estate owned	701,197	-
Deferred income taxes	-	(823,142)
Changes in assets and liabilities:
Decrease in deferred loan fees	(134,918)	(237,713)
Decrease in accrued interest receivable	7,713	384,383
Decrease in other assets	853,474	169,280
Increase (decrease) in accrued expenses and other liabilities	401,878	(647,556)
Net cash used in operating activities	(213,695)	(831,045)

Cash Flows from Investing Activities:
Purchases of available for sale securities	(15,162,500)	-
Principal repayments on available for sale securities	1,502,234	1,095,929
Proceeds from redemptions of available for sale securities	-	6,000,000
Net decrease in loans	19,672,316	2,103,221
Proceeds from sale of other real estate owned	112,623
Purchase of bank premises and equipment	(24,634)	(122,199)
Net cash provided by investing activities	6,100,039	9,076,951

Cash Flows from Financing Activities:
Net (decrease) increase in demand, savings and money market deposits	(8,359,465)	45,868,465
Net (decrease) increase in time certificates of deposits	(41,133,952)	13,255,317
Dividends paid on common stock	-	(213,454)
Net cash (used in) provided by financing activities	(49,493,417)	58,910,328

Net (decrease) increase in cash and cash equivalents	(43,607,073)	67,156,234

Cash and Cash Equivalents:
Beginning	107,799,432	24,602,751

Ending	$64,192,359	$91,758,985

PATRIOT NATIONAL BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
(Unaudited)

Three Months Ended
March 31,
	2010	2009

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$ 3,658,816	$ 6,950,959

Income taxes	$ 2,080	$ 1,234,080

Supplemental disclosures of noncash investing and financing activities:

Unrealized holding gain (loss) on available for sale
securities arising during the period	$ 555,444	$ (105,624)

Proceeds receivable from redemption of Federal Reserve Bank Stock
and investment sales transactions	$ 524,150	$ 19,852,542

See accompanying notes to consolidated financial statements.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1:       Basis of Financial Statement Presentation

The Consolidated Balance Sheet at December 31, 2009 has been derived from the audited financial statements of Patriot National Bancorp, Inc. (“Bancorp”) at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The accompanying unaudited financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted.  The accompanying consolidated financial statements and related notes should be read in conjunction with the audited financial statements of Bancorp and notes thereto for the year ended December 31, 2009.

The information furnished reflects, in the opinion of management, all normal recurring adjustments necessary for a fair presentation of the results for the interim periods presented.  The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results of operations that may be expected for the remainder of 2010.

Certain 2009 amounts have been reclassified to conform to the 2010 presentation.  Such reclassifications had no effect on net income.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 2:       Investment Securities

The amortized cost, gross unrealized gains, gross unrealized losses and fair values of available-for-sale securities at March 31, 2010 and December 31, 2009 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
March 31, 2010:

U. S. Government agency obligations	$ 15,175,233	$ 334,316	$ (35,674)	$ 15,473,875
U. S. Government agency mortgage-backed
securities	44,045,385	340,707	(146,073)	44,240,019
Money market preferred equity securities	1,899,720	1,386,906	-	3,286,626
Total Available-for-Sale Securities	$ 61,120,338	$ 2,061,929	$ (181,747)	$ 63,000,520

December 31, 2009:

U. S. Government agency obligations	$ 5,176,712	$ -	$ (68,212)	$ 5,108,500
U. S. Government agency mortgage-backed
securities	40,428,810	241,520	(166,872)	40,503,458
Money market preferred equity securities	1,899,720	1,318,303	-	3,218,023
Total Available-for-Sale Securities	$ 47,505,242	$ 1,559,823	$ (235,084)	$ 48,829,981

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following table presents the gross unrealized loss and fair value of Bancorp’s available-for-sale securities, aggregated by the length of time the individual securities have been in a continuous loss position, at March 31, 2010 and December 31, 2009:

	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Loss	Value	Loss	Value	Loss
March 31, 2010:

U. S. Government agency
obligations	$ 5,139,560	$ (35,674)	$ -	$ -	$ 5,139,560	$ (35,674)
U. S. Government agency
mortgage-backed securities	20,316,531	(145,901)	733,175	(172)	21,049,706	(146,073)
Totals	$ 25,456,091	$ (181,575)	$ 733,175	$ (172)	$ 26,189,266	$ (181,747)

December 31, 2009:

U. S. Government agency
obligations	$ 5,108,500	$ (68,212)	$ -	$ -	$ 5,108,500	$ (68,212)
U. S. Government agency
mortgage-backed securities	19,548,726	(159,918)	759,207	(6,954)	20,307,933	(166,872)
Totals	$ 24,657,226	$ (228,130)	$ 759,207	$ (6,954)	$ 25,416,433	$ (235,084)

At March 31, 2010, gross unrealized holding gains and gross unrealized holding losses on available-for-sale securities totaled approximately $2,062,000 and $182,000 respectively.  Of the securities with unrealized losses, there is one U. S. Government agency mortgage-backed security that has an unrealized loss for a period in excess of twelve months, with a current unrealized loss of $172.

At March 31, 2010, nine securities had unrealized losses with aggregate depreciation of 0.7% from the amortized cost.  There were no securities with unrealized losses greater than 5% of amortized cost.  At December 31, 2009, six securities had unrealized losses with aggregate depreciation of 0.9% from the amortized cost.  There were no securities with unrealized losses greater than 5% of amortized cost.

Management believes that none of the unrealized losses on available-for-sale securities noted above are other than temporary due to the fact that they relate to market interest changes on debt and mortgage-backed securities issued by U.S. Government agencies.  Management considers the issuers of the securities to be financially sound, and Bancorp expects to receive all contractual principal and interest related to these investments.  Because Bancorp does not intend to sell the investments, and it is not more-likely-than-not that Bancorp will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, Bancorp does not consider those investments to be other-than-temporarily impaired at March 31, 2010.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The amortized cost and fair value of available for sale debt securities at March 31, 2010 by contractual maturity are presented below.  Actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be called or repaid without any penalties.  Because mortgage-backed securities are not due at a single maturity date, they are not included in the maturity categories in the following maturity summary.

	Amortized Cost	Fair Value
March 31, 2010:
Maturity:
> 10 years	$ 15,175,233	$ 15,473,875
Mortgage-backed securities	44,045,385	44,240,019
Total	$ 59,220,618	$ 59,713,894

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 3:       Loans Receivable, Allowance for Loan Losses and Impaired Loans

A summary of the Company’s loan portfolio at March 31, 2010 and December 31, 2009 is as follows:

	March 31,	December 31,
	2010	2009
Real Estate
Commercial	$226,521,896	$230,225,306
Residential	205,584,121	195,571,225
Construction	130,986,865	154,457,082
Construction to permanent	13,396,736	15,989,976
Commercial	18,497,228	19,298,505
Consumer home equity	43,541,316	44,309,265
Consumer installment	1,347,956	1,155,059
Total Loans	639,876,118	661,006,418
Premiums on purchased loans	130,655	131,993
Net deferred loan fees	(3,432)	(138,350)
Allowance for loan losses	(15,061,796)	(15,794,118)
Loans receivable, net	$624,941,545	$645,205,943

The changes in the allowance for loan losses for the periods shown are as follows:

	Three months ended
	March 31,
	2010	2009

Balance at beginning of period	$15,794,118	$16,247,070
Provision for loan losses	727,000	1,600,000
Charge-offs	(1,583,247)	(1,216,165)
Recoveries	123,925	-
Balance at end of period	$15,061,796	$16,630,905

At March 31, 2010 and December 31, 2009, the unpaid balances of loans delinquent 90 days or more and still accruing were $11,191,000 and $3,571,000, respectively.  These loans have matured and are either in the process of being renewed or awaiting payoff in full.

The unpaid principal balances of loans on nonaccrual status and considered impaired were $110,100,000 at March 31, 2010 and $113,537,000 at December 31, 2009.  If non-accrual loans had been performing in accordance with their original terms, Bancorp would have recorded approximately $2.3 million of additional income during the quarter ended March 31, 2010 and $1.2 million during the quarter ended March 31, 2009.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following information relates to impaired loans at March 31, 2010 and December 31, 2009:

	March 31,	December 31,
	2010	2009

Impaired loans receivable for which there is a
related allowance for credit losses	$ 42,354,301	$ 30,968,602

Impaired loans receivable for which there is no
related allowance for credit losses	$ 67,745,963	$ 82,568,512

Allowance for credit losses related to impaired loans	$ 4,355,836	$ 3,942,012

For the three months ended March 31, 2010 and 2009, the interest income collected and recognized on impaired loans was approximately $733,000 and $184,000 respectively.

At March 31, 2010, there were 17 loans totaling $31.7 million that were considered “troubled debt restructurings,” all of which are included in non-accrual loans, as compared to December 31, 2009 when there were nine loans totaling $11.5 million, all of which were included in non-accrual loans.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 4:       Deposits

The following table is a summary of Bancorp’s deposits at the dates shown:

	March 31,	December 31,
	2010	2009

Non-interest bearing	$ 49,314,543	$ 49,755,521

Interest bearing
NOW	23,774,411	21,581,697
Savings	58,906,759	69,766,296
Money market	112,766,323	112,017,987
Time certificates, less than $100,000	284,275,901	305,719,484
Time certificates, $100,000 or more	182,802,938	202,493,307
Total interest bearing	662,526,332	711,578,771
Total Deposits	$ 711,840,875	$ 761,334,292

Total deposits decreased $49.5 million, or 7%, from $761.3 million at December 31, 2009 to $711.8 million at March 31, 2010.  Demand deposits decreased $0.4 million as a result of normal fluctuations in these accounts.  Interest bearing accounts decreased $49.1 million, which is comprised of a decrease in certificates of deposit and savings accounts of $41.1 million and $10.9 million, respectively, and partially offset by increases in NOW accounts and money market accounts of $2.2 million and $0.7 million, respectively.  NOW accounts increased $2.2 million primarily due to growth in IOLTA accounts.  The increase in money market accounts and decrease in certificates of deposit is attributable to customers refraining from locking into long-term rates in the current lower rate environment.  The growth in money markets is also attributable to depositors placing funds in FDIC-insured products during the current uncertain economic times.  The FDIC has also extended the increased level of insurance from $100,000 to $250,000 until December 31, 2013.

Note 5:       Income (loss) per share

Bancorp is required to present basic income (loss) per share and diluted income (loss) per share in its consolidated statements of operations.  Basic income per share amounts are computed by dividing net income (loss) by the weighted average number of common shares outstanding.  Diluted income (loss) per share reflects additional common shares that would have been outstanding if potentially dilutive common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.  Potential common shares that may be issued by Bancorp relate to outstanding stock options and are determined using the treasury stock method.  Bancorp is also required to provide a reconciliation of the numerator and denominator used in the computation of both basic and diluted loss per share.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following is information about the computation of loss per share for the three months ended March 31, 2010 and 2009.

Three months ended March 31, 2010

	Net Loss	Shares	Amount
Basic and Diluted Loss Per Share
Loss attributable to common shareholders	$(3,131,566)	4,762,727	$(0.66)

Three months ended March 31, 2009

	Net Income	Shares	Amount
Basic and Diluted Loss Per Share
Loss attributable to common shareholders	$(1,096,961)	4,743,409	$(0.23)

Note 6:       Other Comprehensive Income (Loss)

Other comprehensive income (loss), which is comprised solely of the change in unrealized gains and losses on available for sale securities, is as follows:

	Three Months Ended			Three Months Ended
	March 31, 2010			March 31, 2009
	Before Tax		Net of Tax	Before Tax		Net of Tax
	Amount	Tax Effect	Amount	Amount	Tax Effect	Amount

Unrealized holding gains
arising during the period	$555,443	$(211,067)	$344,376	$328,709	$(124,905)	$203,804

Reclassification adjustment
for gains recognized in income	-	-	-	(434,333)	165,047	(269,286)

Unrealized holding gains (losses)
on available for sale securities,
net of taxes	$555,443	$(211,067)	$344,376	$(105,624)	$40,142	$(65,482)

Note 7:       Financial Instruments with Off-Balance Sheet Risk

In order to meet the financing needs of its customers, Bancorp, in the normal course of business, is a party to financial instruments with off-balance-sheet risk.  These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the balance sheets.  The contractual amounts of these instruments reflect the extent of involvement Bancorp has in particular classes of financial instruments.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The contractual amounts of commitments to extend credit and standby letters of credit represent the amounts of potential accounting loss should the contracts be fully drawn upon, the customers default and the values of any existing collateral become worthless.  Bancorp uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments and evaluates each customer’s creditworthiness on a case-by-case basis.  Management believes that Bancorp controls the credit risk of these financial instruments through credit approvals, credit limits, monitoring procedures and the receipt of collateral as deemed necessary.

Financial instruments whose contractual amounts represent credit risk are as follows at March 31, 2010:

Commitments to extend credit:
Future loan commitments	$ 15,013,250
Home equity line of credit	24,518,635
Unused lines of credit	9,960,965
Undisbursed construction loans	11,077,727
Financial standby letters of credit	172,000
$ 60,742,577

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments to extend credit generally have fixed expiration dates, or other termination clauses, and may require payment of a fee by the borrower.  Since these commitments could expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The amount of collateral obtained, if deemed necessary by Bancorp upon extension of credit, is based on management’s credit evaluation of the counterparty.  Collateral held varies but may include residential and commercial property, deposits and securities.

Standby letters of credit are written commitments issued by Bancorp to guarantee the performance of a customer to a third party.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.  Newly issued or modified guarantees that are not derivative contracts are recorded on Bancorp’s consolidated balance sheet at the fair value at inception.  No liability related to guarantees was required to be recorded at March 31, 2010.

Note 8:       Regulatory and Operational Matters

The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the Company's and the Bank's assets, liabilities, and certain off-balance-sheet items as

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

calculated under regulatory accounting practices.  The Company's and the Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  As of March 31, 2010, the Company and the Bank are categorized as “adequately capitalized” for these purposes.  In addition, due to the Bank’s asset profile and current economic conditions in its markets, the Bank’s capital plan pursuant to the Agreement described below does target a minimum 9% Tier 1 leverage capital ratio.

The most recent notification from the Office of the Comptroller of the Currency categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action.  To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table.  There are no conditions or events since then that management believes have changed the Bank’s classification.

In February 2009 the Bank entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).  Under the terms of the Agreement, the Bank has appointed a Compliance Committee of outside directors and the Chairman of the Board.  The Committee must report quarterly to the Board of Directors and to the OCC on the Bank’s progress in complying with the Agreement.  The Agreement requires the Bank to review, adopt and implement a number of policies and programs related to credit and operational issues.  The Agreement further provides for certain asset growth restrictions for a limited period of time together with limitations on the acceptance of certain brokered deposits and the extension of credit to borrowers whose loans are criticized.  The Bank may pay dividends during the term of the Agreement only with prior written permission from the OCC.  The Agreement also requires that the Bank develop a three-year capital plan. The Bank has taken or put into process many of the steps required by the Agreement, and does not anticipate that the restrictions included within the Agreement will impair its current business plan.

The Company’s subsidiary, Patriot National Bank (the “Bank”), which commenced operations in August 1994 was profitable each year from 1996 through 2007, inclusive.  Since then, the Bank’s financial performance was adversely impacted from the extraordinary effects of what may ultimately be the worst financial crisis since the Great Depression.  The effects of the current economic environment have been and continue to be felt across many industries, with financial services and residential real estate being particularly hard hit.  During 2009, the net losses of the Company resulted in a shift in capital categories from classification as well-capitalized to classification as adequately capitalized as of September 30, 2009.  The Bank remains adequately capitalized as of March 31, 2010.  Should the bank continue to incur losses of the same magnitude experienced in 2009 resulting in further erosion of capital, the Bank’s regulatory capital classification could be downgraded.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Management has developed capital and strategic plans which take into consideration all available information in the development of future financial projections, which is at least, but not limited to, twelve months from the balance sheet date of December 31, 2009.  The expected results of these plans, forecasts and strategic initiatives, which are based on multiple scenarios and stress tested cases, provide for as one of the primary goals the preservation of capital.  Management’s plan to preserve and enhance its capital levels depend on various factors, some of which are outside the control of management.  These factors include improvement in the economy, the ability to raise capital, the ability to continue reducing the riskier and more speculative concentrations within the loan portfolio, and the ability to maintain the Company’s liquidity.

The Company’s and the Bank’s actual capital amounts and ratios at March 31, 2010 and December 31, 2009 were (dollars in thousands):

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

March 31, 2010

The Company:

Total Capital (to Risk Weighted Assets)	$ 47,607	8.45%	$ 45,072	8.00%	N/A	N/A
Tier 1 Capital (to Risk Weighted Assets)	39,844	7.07%	22,543	4.00%	N/A	N/A
Tier 1 Capital (to Average Assets)	39,844	4.78%	33,342	4.00%	N/A	N/A

The Bank:

Total Capital (to Risk Weighted Assets)	$ 47,667	8.47%	$ 45,022	8.00%	$ 56,277	10.00%
Tier 1 Capital (to Risk Weighted Assets)	39,909	7.09%	22,516	4.00%	33,773	6.00%
Tier 1 Capital (to Average Assets)	39,909	4.79%	33,327	4.00%	41,659	5.00%

December 31, 2009

The Company:

Total Capital (to Risk Weighted Assets)	$ 51,072	8.58%	$ 47,894	8.00%	N/A	N/A
Tier 1 Capital (to Risk Weighted Assets)	42,971	7.22%	23,945	4.00%	N/A	N/A
Tier 1 Capital (to Average Assets)	42,971	4.72%	36,512	4.00%	N/A	N/A

The Bank:

Total Capital (to Risk Weighted Assets)	$ 51,056	8.58%	$ 47,821	8.00%	$ 59,506	10.00%
Tier 1 Capital (to Risk Weighted Assets)	42,960	7.22%	23,908	4.00%	35,701	6.00%
Tier 1 Capital (to Average Assets)	42,960	4.72%	36,454	4.00%	45,508	5.00%

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

On December 16, 2009, Bancorp and the Bank entered into a Securities Purchase Agreement (the “SPA”) with Carazza pursuant to which Carazza has the right to purchase 33,333,333 shares of Bancorp common stock for $50,000,000.  The capital raised from the SPA should restore the Bank to the well capitalized regulatory classification.  On May 3, 2010, Bancorp, the Bank and Carrazza entered into a First Amendment to Securities Purchase Agreement (the “Amendment”) to extend the outside closing date of the SPA, primarily to accommodate the completion of all necessary regulatory applications and approvals required for Carrazza to consummate the transactions contemplated under the SPA.  Pursuant to the terms of the Amendment, the parties have agreed to extend the outside closing date set forth under the SPA from May 31, 2010 to July 31, 2010 or later, provided certain conditions are met and further provided that the outside closing date shall not be extended later than August 31, 2010, unless mutually consented to in writing by the parties.  The Amendment sets forth that the SPA shall automatically terminate as of certain dates, unless certain conditions are met or if extended by mutual consent of the parties in writing.  Management currently anticipates that, subject to certain conditions and contingencies, the Carrazza investment will be consummated in the third quarter of 2010.

However, even if the capital from the SPA is not raised during 2010, management believes that the expected continued reduction of nonperforming assets will result in improvements to the results of operations in 2010, and regulatory capital and the related ratios will remain at current levels.  However, there can be no assurance that the economic conditions that caused the deterioration in loan quality, profits and capital will improve, and should the Bank’s capital and related ratios continue to deteriorate, the regulators could impose more severe directives on the Bank.

Restrictions on dividends, loans and advances

The Company’s ability to pay dividends is dependent on the Bank’s ability to pay dividends to the Company.  Pursuant to the February 9, 2009 Agreement between the Bank and the Office of the Comptroller of the Currency, the Bank can pay dividends to the Company only pursuant to a dividend policy requiring compliance with the Bank's OCC-approved capital program, in compliance with applicable law and with the prior written determination of no supervisory objection by the Assistant Deputy Comptroller.   In addition to the Agreement, certain other restrictions exist regarding the ability of the Bank to transfer funds to the Company in the form of cash dividends, loans or advances.  The approval of the OCC is required to pay dividends in excess of the Bank’s earnings retained in the current year plus retained net earnings for the preceding two years.  As of March 31, 2010, the Bank had an accumulated deficit; therefore, dividends may not be paid to the Company.  The Bank is also prohibited from paying dividends that would reduce its capital ratios below minimum regulatory requirements.  The Federal Reserve Bank may impose further dividend restrictions on the Company.

Loans or advances to the Company from the Bank are limited to 10% of the Bank's capital stock and surplus on a secured basis.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 9:       Income Taxes

The determination of the amount of deferred income tax assets which are more likely than not to be realized is primarily dependent on projections of future earnings, which are subject to uncertainty and estimates that may change given economic conditions and other factors.  A valuation allowance related to deferred tax assets is required when it is considered more likely than not that all or part of the benefit related to such assets will not be realized.  Management has reviewed the deferred tax position of Bancorp at March 31, 2010.  The deferred tax position has been affected by several significant matters in the past three years.  These matters include increased levels of provision for loan losses, the increasing levels of non-accrual loans and other-than-temporary impairment write-offs of certain investments. As a result, Bancorp is in a cumulative net loss position at March 31, 2010, and under the applicable accounting guidance, has concluded that it is not more-likely-than-not that Bancorp will be able to realize the deferred tax assets and accordingly has established a full valuation allowance totaling $12.2 million against its net deferred tax asset at March 31, 2010.  The valuation allowance is analyzed quarterly for changes affecting the deferred tax asset.  If, in the future, Bancorp generates taxable income on a sustained basis, management’s conclusion regarding the need for a deferred tax asset valuation allowance could change, resulting in the reversal of all or a portion of the deferred tax asset valuation allowance.

Note 10:       Fair Value and Interest Rate Risk

Bancorp uses fair value measurements to record fair value adjustments to certain assets and to determine fair value disclosures.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in certain instances, there are no quoted market prices for certain assets or liabilities.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the asset or liability.

Fair value measurements focus on exit prices in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions.  If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate.  In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment.

Bancorp’s fair value measurements are classified into a fair value hierarchy based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.  The three categories within the hierarchy are as follows:

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

o	Level 1 Inputs - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

o
Level 2 Inputs - Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

o
Level 3 Inputs - Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity's own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lower level of any input that is significant to the fair value measurement.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

A description of the valuation methodologies used for assets and liabilities recorded at fair value, and for estimating fair value for financial instruments only disclosed at fair value, is set forth below.

Cash and due from banks, federal funds sold, short-term investments and accrued interest receivable and payable:  The carrying amount is a reasonable estimate of fair value.  These financial instruments are not recorded at fair value on a recurring basis.

Available-for-Sale Securities:  These financial instruments are recorded at fair value in the financial statements. Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted prices are not available, then fair values are estimated by using pricing models (i.e., matrix pricing) or quoted prices of securities with similar characteristics and are classified within Level 2 of the valuation hierarchy.  Examples of such instruments include government agency and sponsored agency bonds and mortgage-backed securities.  Level 3 securities are instruments for which significant unobservable input are utilized.

Loans:  For variable rate loans, which reprice frequently and have no significant change in credit risk, carrying values are a reasonable estimate of fair values, adjusted for credit losses inherent in the portfolios.  The fair value of fixed rate loans is estimated by discounting the future cash flows using the period end rates, estimated by using local market data, at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, adjusted for credit losses inherent in the portfolios.  Bancorp does not record loans at fair value on a recurring basis.  However, from time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Other Real Estate Owned:  The fair values of Bancorp’s other real estate owned properties (“OREO”) are based on the estimated current property valuations less estimated disposition costs.  When the fair value is based on current observable appraised values, OREO is classified within Level 2.  Bancorp classifies OREO within Level 3 when unobservable adjustments are made to appraised values.  Bancorp does not record OREO at fair value on a recurring basis.

Deposits:  The fair value of demand deposits, regular savings and certain money market deposits is the amount payable on demand at the reporting date.  The fair value of certificates of deposit and other time deposits is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities, estimated using local market data, to a schedule of aggregated expected maturities on such deposits.  Bancorp does not record deposits at fair value on a recurring basis.

Short-term borrowings:  The carrying amounts of borrowings under short-term repurchase agreements and other short-term borrowings maturing within 90 days approximate their fair values.  Bancorp does not record short-term borrowings at fair value on a recurring basis.

Junior Subordinated Debt:  Junior subordinated debt reprices quarterly and as a result the carrying amount is considered a reasonable estimate of fair value.  Bancorp does not record junior subordinated debt at fair value on a recurring basis.

Federal Home Loan Bank Borrowings:  The fair value of the advances is estimated using a discounted cash flow calculation that applies current Federal Home Loan Bank interest rates for advances of similar maturity to a schedule of remaining maturities of such advances.  Bancorp does not record these borrowings at fair value on a recurring basis.

Other Borrowings:  The fair values of longer term borrowings and fixed rate repurchase agreements are estimated using a discounted cash flow calculation that applies current interest rates for transactions of similar maturity to a schedule of remaining maturities of such transactions.  Bancorp does not record these borrowings at fair value on a recurring basis.

Off-balance sheet instruments:  Fair values for Bancorp’s off-balance-sheet instruments (lending commitments) are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.  Bancorp does not record its off-balance-sheet instruments at fair value on a recurring basis.

In February 2010, the FASB issued guidance which amended the existing guidance related to Fair Value Measurements and Disclosures.  The amendments require the following new fair value disclosures:

•
Separate disclosure of the significant transfers in and out of Level 1 and Level 2 fair value measurements, and a description of the reasons for the transfers.  The Company had no significant transfers into, or out of, levels 1 or 2 during the three months ended March 31, 2010.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

•
In the rollforward of activity for Level 3 fair value measurements (significant unobservable inputs), purchases, sales , issuances, and settlements should be presented separately (on a gross basis rather than as one net number).

In addition, the amendments clarify existing disclosure requirements, as follows:

•	Fair value measurements and disclosures should be presented for each class of assets and liabilities within a line item in the statement of financial position.
•
Reporting entities should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements that fall in either Level 2 or Level 3.

The new disclosures and clarifications of existing disclosures were effective for Bancorp for the quarter ended March 31, 2010, except for the disclosures included in the rollforward of activity for Level 3 fair value measurements, for which the effective date is for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  Bancorp adopted this guidance during the quarter ended March 31, 2010 and has included these disclosures in these financial statements.

The following table summarizes financial assets that are carried at fair value and measured at fair value on a recurring basis as of March 31, 2010 and December 31, 2009, and indicates the fair value hierarchy of the valuation techniques utilized by the Bancorp to determine fair value:

Fair Value at Reporting Date Using
	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
March 31, 2010	(Level 1)	(Level 2)	(Level 3)	March 31, 2010

U.S. Government agency obligations	$ -	$ 15,473,875	$ -	$ 15,473,875
U.S. Government agency mortgage-
backed securities	-	44,240,019	-	44,240,019
Money market preferred equity securities	-	3,286,626	-	3,286,626
Securities available for sale	$ -	$ 63,000,520	$ -	$ 63,000,520

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	December 31, 2009

U.S. Government agency obligations	$ -	$ 5,108,500	$ -	$ 5,108,500
U.S. Government agency mortgage-				-
backed securities	-	40,503,458	-	40,503,458
Money market preferred equity securities	-	3,218,023	-	3,218,023
Securities available for sale	$ -	$ 48,829,981	$ -	$ 48,829,981

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

The following table reflects financial assets measured at fair value on a non-recurring basis as of March 31, 2010 and December 31, 2009, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
March 31, 2010	(Level 1)	(Level 2)	(Level 3)	March 31, 2010

Impaired Loans (1)	$ -	$ -	$ 28,791,829	$ 28,791,829

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	December 31, 2009

Impaired Loans (1)	$ -	$ -	$ 49,322,844	$ 49,322,844

(1)  Represents carrying value for which adjustments are based on the appraised value of the collateral.

The following table summarizes non-financial assets measured at fair value on a non-recurring basis as of March 31, 2010 and December 31, 2009, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
March 31, 2010	(Level 1)	(Level 2)	(Level 3)	March 31, 2010

Other real estate owned	$ -	$ -	$ 18,207,196	$ 18,207,196

	Quoted Prices in	Significant	Significant
	Active Markets	Observable	Unobservable	Balance
	for Identical Assets	Inputs	Inputs	as of
December 31, 2009	(Level 1)	(Level 2)	(Level 3)	December 31, 2009

Other real estate owned	$ -	$ -	$ 19,073,993	$ 19,073,993

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Bancorp discloses fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value.  Certain financial instruments are excluded from disclosure requirements and, accordingly, the aggregate fair value amounts presented do not represent the underlying value of Bancorp.

The estimated fair value amounts have been measured as of March 31, 2010 and December 31, 2009 and have not been reevaluated or updated for purposes of these financial statements subsequent to those respective dates.  As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than amounts reported on those dates.

The information presented should not be interpreted as an estimate of the fair value of Bancorp since a fair value calculation is only required for a limited portion of Bancorp’s assets and liabilities.  Due to the wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between Bancorp’s disclosures and those of other bank holding companies may not be meaningful.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

The following is a summary of the recorded book balances and estimated fair values of Bancorp’s financial instruments at March 31, 2010 and December 31, 2009 (in thousands):

	March 31, 2010		December 31, 2009
	Recorded		Recorded
	Book	Fair	Book	Fair
	Balance	Value	Balance	Value
Financial Assets:
Cash and noninterest bearing balances due from banks	10,128	10,128	19,466	19,466
Interest-bearing deposits due from banks	43,753	43,753	78,070	78,070
Federal funds sold	10,000	10,000	10,000	10,000
Short-term investments	312	312	264	264
Available-for-sale securities	63,001	63,001	48,830	48,830
Federal Reserve Bank stock	1,316	1,316	1,840	1,840
Federal Home Loan Bank stock	4,508	4,508	4,508	4,508
Loans receivable, net	624,942	624,014	645,206	644,977
Accrued interest receivable	3,229	3,229	3,236	3,236

Financial Liabilities:
Demand deposits	49,315	49,315	49,756	49,756
Savings deposits	58,907	58,907	69,766	69,766
Money market deposits	112,766	112,766	112,018	112,018
Negotiable orders of withdrawal	23,774	23,774	21,582	21,582
Time deposits	467,079	471,887	508,213	512,524
FHLB Borrowings	50,000	50,739	50,000	50,270
Securities sold under repurchase agreements	7,000	7,780	7,000	7,778
Subordinated debentures	8,248	8,248	8,248	8,248
Accrued interest payable	528	528	505	505

Bancorp assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations.  As a result, the fair values of Bancorp’s financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to Bancorp.  Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk.  However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment.  Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment.  Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate Bancorp’s overall interest rate risk.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Off-balance sheet instruments

Loan commitments on which the committed interest rate is less than the current market rate were insignificant at March 31, 2010 and December 31, 2009.  The estimated fair value of fee income on letters of credit at March 31, 2010 and December 31, 2009 was insignificant.

Note 11:       Contingencies

On October 9, 2009, a complaint was filed against Bancorp and the Bank in the United States District Court, Southern District of New York (“Federal Litigation”).  A complaint also was filed that same day with the State of Connecticut Superior Court – Stamford Judicial District (the “Connecticut Litigation”).  Both cases were brought by  PNBK Holdings LLC, a newly formed Delaware entity created to be an investment vehicle for an investor group led by Michael A. Carrazza (collectively, “Carrazza”).

Both cases derive from Carrazza’s expressed interest in acquiring a controlling interest in Bancorp.   Carrazza commenced the Federal Litigation and the Connecticut Litigation in furtherance of this interest.   On December 4, 2009, Carrazza and Bancorp entered into a Standstill Agreement pursuant to which the parties agreed to stop, temporarily and subject to the terms of the Standstill Agreement, the Connecticut Litigation so as to negotiate a Stock Purchase Agreement (“SPA”).  On December 16, 2009, Bancorp and Carrazza executed the SPA.  Pursuant to the Standstill Agreement the Company paid $400,000 (the “Escrowed Funds”) into an escrow account.  The Federal Litigation was withdrawn with prejudice and the Connecticut Litigation is being held in abeyance.  The Escrowed Funds will be released to Carrazza upon certain defined circumstances. If the Connecticut Litigation were revived and Carrazza were to prevail in the revived action, Bancorp and/or the Bank could be required to pay additional damages; the Connecticut Litigation is unlikely to be revived should the transaction contemplated by the SPA be completed.

On May 3, 2010, Bancorp, the Bank and Carrazza entered into a First Amendment to Securities Purchase Agreement (the “Amendment”) to extend the outside closing date of the SPA, primarily to accommodate the completion of all necessary regulatory applications and approvals required for Carrazza to consummate the transactions contemplated under the SPA.  Pursuant to the terms of the Amendment, the parties have agreed to extend the outside closing date set forth under the SPA from May 31, 2010 to July 31, 2010 or later, provided certain conditions are met and further provided that the outside closing date shall not be extended later than August 31, 2010, unless mutually consented to in writing by the parties.  The Amendment sets forth that the SPA shall automatically terminate as of certain dates, unless certain conditions are met or if extended by mutual consent of the parties in writing.  Management currently anticipates that, subject to certain conditions and contingencies, the Carrazza investment will be consummated in the third quarter of 2010.

PATRIOT NATIONAL BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 12:       Recent Accounting Pronouncements

The FASB issued ASU No. 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets in December 2009.  Among other provisions, this ASU eliminates the concept of a “qualifying special-purpose entity” from SFAS No. 140 and removes the exception from applying FIN No.46(R) to qualifying special-purpose entities.  In addition, this ASU provides guidance as to when a portion of a transferred financial asset can be evaluated for sale accounting, provides additional guidance with regard to accounting for transfers of financial assets and requires additional disclosures.  This ASU is effective at the beginning of a reporting entity’s first fiscal year that begins after November 15, 2009.  The Company adopted this guidance during the quarter ended March 31, 2010.  The adoption of this guidance did not have an impact on the Company’s results of operations or financial position.

Exhibit A

December 16, 2009

Board of Directors
Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, CT 06901

Members of the Board:

Patriot National Bancorp, Inc., a Connecticut corporation (“Patriot”), Patriot National Bank, a national banking association (the “Bank” and together with Patriot, the “Companies”) and PNBK Holdings LLC, a Delaware limited liability company (the “Investor”), are considering entering into a Securities Purchase Agreement, (the “Agreement”), pursuant to which the Investor will purchase up to $50.0 million of Patriot common stock, $2.00 par value (which shall be reduced to $0.01 per share pursuant to the terms of the Agreement) per share (“Patriot Common Stock”) at a purchase price of $1.50 per share for up to 33,333,333 shares of Patriot Common Stock.

As more fully described in the Agreement, the amount may be increased within certain limitations, or decreased, in the reasonable discretion of the Investor, provided that the Bank will be, at a minimum, “Well Capitalized” (i.e., 5% Tier 1 Leverage Capital; 6% Tier 1 Risk Based Capital; and 10% Total Risk Based Capital) under applicable regulatory capital standards immediately following the Closing.  Following the Closing, Patriot may pay one or more special stock dividend(s) of Patriot Common Stock to holders of Patriot Common Stock (excluding the Investor) as of the record date established by the Patriot Board of Directors in connection with the declaration and payment of each Special Dividend (“Eligible Shareholders”).  The aggregate value of all Special Dividends which may be declared and paid shall be calculated based upon the dollar amount of actual Recoveries received by the Bank during the period beginning after June 30, 2009 and ending on June 30, 2011 from the charged off portion of loans on the Bank’s books, on or prior to June 30, 2009 (“Aggregate Dividend Amount”) as specified in the Agreement.  The initial $1.0 million of the Aggregate Dividend Amount recovered during the Special Dividend Period shall be eligible to be paid to the Eligible Shareholders in the form of one or more Special Dividends and, thereafter, 50% of the remaining Aggregate Dividend Amount recovered during the Special Dividend Period shall be eligible to be paid to the Eligible Shareholders in the form of one or more Special Dividends.  Each Special Dividend will be paid on a pro rata basis to the Eligible Shareholders based upon their respective holdings of Patriot Common Stock as of the record date for such Special Dividend.  The number of shares of Patriot Common Stock issuable pursuant to each Special Dividend shall be calculated by dividing (A) the Distributable Amount that has not already been paid as a Special Dividend by (B) the greater of (x) 75% of Patriot’s book value per share calculated on the last day of the calendar quarter in which the recovery was realized, or (y) $1.50, rounded to the nearest whole share.

You have requested us to render our opinion with respect to the fairness, from a financial point of view, to the holders of Patriot Common Stock (“Patriot Shareholders”) of the terms of the Agreement.

Ostrowski & Company, Inc., (“O&Co”) as part of its financial advisory business, is regularly engaged in the valuation of financial institutions and their securities in connection with various corporate transactions. We will receive a fee for our services, no portion of which is contingent upon consummation of the transactions described in the Agreement, and Patriot has agreed to indemnify us against certain liabilities in connection with our engagement.

In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Patriot.  In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated December 15, 2009; (ii) certain publicly available financial statements and other historical financial information of Patriot; (iii) internal financial information for Patriot prepared by and reviewed with management of Patriot; (iv) the publicly reported historical price and trading activity for Patriot Common Stock, including a comparison of certain financial and stock market information for Patriot with similar publicly available information for certain other financial institutions deemed comparable or otherwise relevant; (v) the financial terms of certain recent common stock offerings in the banking industry that we deemed comparable or otherwise relevant; and, (vi) such other studies and analyses and financial, economic and market information we considered appropriate. We also discussed with members of senior management of Patriot the business, financial condition, regulatory matters, results of operations and prospects of Patriot.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was provided to us or discussed with us by Patriot or that was otherwise publicly available and reviewed by us and have assumed such accuracy and completeness for purposes of arriving at our opinion. We have further relied on the assurances of management of Patriot that they are not aware of any facts or circumstances that would make any of the information provided to us inaccurate or misleading. We have not been asked to perform, and have not undertaken, an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets and liabilities (contingent or otherwise) of Patriot.

In connection with rendering our opinion, we have assumed that there has been no change material to our analysis in Patriot’s assets, financial condition, and results of operation, business or prospects since the date of the most recent financial statements made available to us.  We have also assumed in all respects material to our analysis that Patriot will remain an operating concern for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that Patriot and the Investor will perform all of the covenants required to be performed by each of them under the Agreement, and that the conditions precedent in the Agreement are not waived. We have also assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals contemplated in the Agreement, no restrictions, amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of Patriot.  Finally, with your consent, we have relied upon the advice Patriot has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters related to, and the other transactions contemplated by the Agreement.

We have considered such financial and other factors as we have deemed appropriate under the circumstances.  We have also taken into account our assessment of general economic, market and financial conditions and our experience in valuation of financial institutions and knowledge of the financial services industry generally.  Our opinion is necessarily based on conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.  Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

Our opinion is directed at the Board of Directors of Patriot in connection with its consideration of the Agreement and does not constitute a recommendation to any Patriot Shareholder as to how such Patriot Shareholder should vote at any meeting called to consider and vote upon the Agreement. Our opinion does not address in any manner the ability of the Investor to successfully execute the actions contained in the Agreement.  Our opinion is directed only to the fairness of the terms of the Agreement to Patriot Shareholders from a financial point of view and does not address the underlying business decision of Patriot to enter into the Agreement, the relative merits of the Agreement as compared to any other alternative business strategies that might exist for Patriot or the effects of any other transaction in which Patriot might engage.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the terms of the Agreement are fair, from a financial point of view, to Patriot Shareholders.

Very truly yours,

/s/ Ostrowski & Company, Inc.

REVOCABLE PROXY
PATRIOT NATIONAL
BANCORP, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE
2.     Approval of the Securities Purchase
Agreement between Patriot National Bancorp,
Inc., Patriot National Bank and PNBK
Holdings LLC and the issuance and sale to
Holdings of approximately 33,333,333 shares
of Company common stock (as adjusted).

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [__________ __, 2010]	For Against Abstain ☐ ☐ ☐

The undersigned hereby appoints John J.
Ferguson, John A. Geoghegan and Michael F.
Intrieri and each of them, as proxies for the
undersigned with full powers of substitution to
vote all shares of the Common Stock, par
value $2.00 per share (the “Common Stock”),
of Patriot National Bancorp, Inc. which the
undersigned may be entitled to vote at the
Special Meeting of Shareholders of Patriot to
be held at The Hyatt Regency, 1800 East
Putnam Avenue, Old Greenwich, Connecticut
06870, at 9:00 a.m., on [_________ __, 2010] or any
adjournment thereof as follows:

In their discretion the proxies are authorized to
vote upon such other business as may properly
come before the Special Meeting of
Shareholders or any adjournment thereof.

To help our preparations for the meeting,
please check here if you plan to attend.   ☐

1.     Approval of amendment to Patriot’s
Certificate of Incorporation to reduce par value
of common stock from $2.00 per share to
$0.01 per share to increase the number of
authorized shares of common stock from
60,000,000 to 100,000,000 shares.

For Against Abstain ☐ ☐ ☐

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement.

Please be sure to sign and date this Proxy in the box below.

______________________________________ Date:___________________ Shareholder sign above ______________________________________ Date:___________________ Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided

PATRIOT NATIONAL BANCORP, INC.

PLEASE ACT PROMPTLY
MARK, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.